EXECUTION VERSION DATED ……………………………….. 2023 (1) THE FOUNDER SELLERS (2) THE INVESTOR SELLERS (3) ALISON GOLIGHER (3) LUNA INNOVATIONS INC. AGREEMENT FOR THE SALE AND PURCHASE OF A PROPORTION OF THE ENTIRE ISSUED SHARE CAPITAL OF SILIXA LTD COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

CONTENTS Clause Page i 1. DEFINITIONS AND INTERPRETATION .................................................................................. 1 2. SALE AND PURCHASE OF THE TARGET SHARES ........................................................... 11 3. PURCHASE PRICE AND SATISFACTION OF CONSIDERATION ....................................... 11 4. COMPLETION ........................................................................................................................ 12 5. LOCKED BOX ......................................................................................................................... 13 6. DEBT AND RSUs .................................................................................................................... 15 7. WARRANTIES ........................................................................................................................ 16 8. TAXATION .............................................................................................................................. 17 9. LIMITATIONS ON LIABILITY .................................................................................................. 17 10. SETTLEMENT OF CLAIMS USING THE EARN OUT CONSIDERATION BALANCE .......... 21 11. PROTECTIVE COVENANTS .................................................................................................. 22 12. PAYMENTS AND INTEREST ................................................................................................. 24 13. SELLERS’ REPRESENTATIVE .............................................................................................. 25 14. POWER OF AGENCY ............................................................................................................ 27 15. FURTHER ASSURANCE........................................................................................................ 29 16. ASSIGNMENT ........................................................................................................................ 29 17. ANNOUNCEMENTS AND CONFIDENTIALITY ..................................................................... 29 18. COSTS .................................................................................................................................... 31 19. NOTICES ................................................................................................................................ 31 20. THIRD PARTY RIGHTS.......................................................................................................... 32 21. WAIVER .................................................................................................................................. 32 22. SEVERANCE .......................................................................................................................... 32 23. CUMULATIVE RIGHTS .......................................................................................................... 33 24. PROVISIONS SURVIVING COMPLETION ............................................................................ 33 25. COUNTERPARTS .................................................................................................................. 33 26. ENTIRE AGREEMENT AND FRAUD ..................................................................................... 33 27. APPLICABLE LAW AND JURISDICTION .............................................................................. 33 Schedule 1 The Sellers ........................................................................................................................ 35 Part A – The Founder Sellers and Target Shares ............................................................................... 35 Part B – The Investor Sellers and Target Shares ................................................................................ 36 Part C – Alison Goligher and Target Shares........................................................................................ 38 Part D – The Minority Sellers and Minority Shares .............................................................................. 39 Schedule 2 The Target Companies ..................................................................................................... 42 Part A – The Target .............................................................................................................................. 42 Part B – The Subsidiaries .................................................................................................................... 43 Schedule 3 Completion Obligations ..................................................................................................... 45 Schedule 4 Warranties ......................................................................................................................... 47 Part A – Fundamental Warranties ........................................................................................................ 47

Contents (continued) Clause Page ii Part B – General Warranties ................................................................................................................ 49 Part C – Excluded Liability Warranties ................................................................................................. 85 Part D – Purchaser Warranties ............................................................................................................ 86 Schedule 5 Taxation ............................................................................................................................ 87 Part A - Tax definitions and interpretation ............................................................................................ 87 Part B – Tax Warranties ....................................................................................................................... 93 Part C - Tax Covenant ....................................................................................................................... 103 Part D – Excluded Liability Tax Warranties ........................................................................................ 113 Part E - Excluded Liability Tax Covenant ........................................................................................... 115 Schedule 6 Properties ........................................................................................................................ 116 Schedule 7 Earn Out .......................................................................................................................... 119 Part A – Determination of Earn Out Consideration ............................................................................ 121 Part B – Earn Out Consideration ....................................................................................................... 123 Part C – Pro Forma Gross Profit and Revenue Statement ................................................................ 125 Part D – Earn Out Protections............................................................................................................ 126 Schedule 8 Appointment of Independent Accountant ........................................................................ 130 Schedule 9 Locked Box Accounts ..................................................................................................... 133 Agreed Form Documents Disclosure Letter Press Release Purchase Price Schedule Resignations of relevant directors and secretary SHA Deed of Termination Stock transfer forms Target Companies completion board minutes Target RSU Sub Plan

EXECUTION VERSION 1 THIS AGREEMENT is made on ………………………… 2023. AMONG: (1) THE SEVERAL PERSONS whose names and addresses are set out in Part A of Schedule 1 (together the “Founder Sellers” and each a “Founder Seller”); (2) THE SEVERAL PERSONS whose names and addresses are set out in Part B of Schedule 1 (together the “Investor Sellers” and each a “Investor Seller”); (3) ALISON GOLIGHER, residing at Doonbarra. Kilkenny Road, Glenties, Co Donegal, Ireland ("AG"); (the Founder Sellers, the Investor Sellers and AG together the “Sellers” and each a “Seller”); and (4) LUNA INNOVATIONS INC., a public company incorporated in Delaware having its principal office at 301 1st St SW #200, Roanoke, VA 24011, United States (the “Purchaser”), (each a “Party” and together the “Parties”). BACKGROUND: (A) The Target is a private limited company incorporated in England, further details of which are set out in Schedule 2. (B) The Sellers wish to sell, and the Purchaser wishes to purchase and pay for, the Target Shares on the terms of this Agreement. (C) The Parties acknowledge that the Minority Sellers have agreed to sell and the Purchaser has agreed to purchase the Minority Shares on and subject to the terms set out in the Minority SPA. (D) The Target Shares and the Minority Shares constitute the entire issued share capital of the Target. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 In this Agreement, the following words and expressions shall have the following meanings: “2023 R&D Claim” means the R&D Claim in respect of the accounting period of the Target ended 30 December 2023; “A Ordinary Shares” means the A ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Accounts” means the audited consolidated financial statements of the Target Companies for the financial year ended on the Accounts Date (including the auditors’ and directors’ reports, the consolidated statement of financial position as at the Accounts Date, the statements of

EXECUTION VERSION 2 profit or loss and other comprehensive income, statements of cash flows and statements of changes in equity for the financial year ended on the Accounts Date, and the notes to them), copies of which are in the Data Room; “Accounts Date” means 31 December 2022; “Adjusted Waterfall Distribution” means the distribution as set out in articles 5 and 6 of the Articles, taking into account the prior payment of the Completion Payment and as adjusted to enable Lime Rock Partners V, L.P. to first receive three million pounds sterling (£3,000,000) of any Earn Out Consideration that becomes payable; “Agreement” means this agreement; “Anti-Money Laundering Laws” means all applicable laws relating to anti-money laundering and dealings in proceeds of crime, including such laws in (i) the country of the Sellers’ or Purchaser’s, as the case may be, place of incorporation; (ii) for each of the parties, the countries of each such Party’s, and/or each such Party’s ultimate parent company’s place of incorporation; and (iii) all other countries in which such laws may apply by virtue of financial transactions being carried out in or connected to such countries; “Articles” means the articles of association of the Target immediately prior to Completion; “B Ordinary Shares” means the B ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Business” means the business consisting of the provision of distributed fibre optic sensing products and services to customers in the energy, infrastructure, defence and mining domains as carried on, or proposed to be carried on, by the Target Companies at Completion; “Business Day” means a day that is not a Saturday or Sunday or a public holiday in London, United Kingdom and Roanoke, Virginia, United States; “C Ordinary Shares” means the C ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Claim” means a claim for a breach of the relevant General Warranty or General Warranties; “Code” means the US Internal Revenue Code of 1986, as amended; “Companies Act” means the Companies Act 2006; “Competing Business” has the meaning given in Clause 11.1(a); “Completion” means completion of the sale and purchase of the Target Shares in accordance with this Agreement; “Completion Date” means the date of this Agreement; “Completion Payment” means the sum of £17,490,421 which shall be apportioned between the Sellers in the amounts set out in column 3 of each of Part A, Part B, and Part C of Schedule 1;

EXECUTION VERSION 3 “Consultancy Agreement” means the consultancy agreement between the Target and AG; “Customer” means any person who was at any time during the period of twelve (12) months ending on the Completion Date a customer or client of the Target Companies; “Data Room” means, as of 19 December 2023 at 6pm (UK time), the “Project Stirling” virtual data room hosted by Donnelley Financial Solutions Venue; “Deed Poll” means the deed poll executed by the Target immediately prior to the date of this Agreement granting Target RSUs to the RSU Recipients; “Disclosed” has the meaning given in Clause 7.6; “Disclosure Documents” means the documents contained in the Data Room and listed in the index of documents attached to the Disclosure Letter; “Disclosure Letter” means the disclosure letter in the Agreed Form from the Founder Sellers to the Purchaser dated on the date of this Agreement; "Earn Out Consideration” has the meaning given to it in Schedule 7; "Earn Out Consideration Balance” means, at the relevant time, the balance of the Earn Out Consideration allocated to the Founder Sellers in accordance with their Relevant Earn Out Consideration Allocation following any deductions made in accordance with Clause 10; “EMI Options” means options over Ordinary Shares granted under the Option Plans that are intended to qualify as enterprise management incentive options under Schedule 5 to ITEPA; “Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, retention of title arrangement or other third party right, interest or claim of any kind or any agreement or commitment to create or give any of the foregoing; “Exchange Rate” means with respect to the conversion of a particular currency into another currency on a particular date, the closing mid-point rate for conversion of the first currency into that other currency on that date or, if that date is not a Business Day, on the first Business Day after that date, in both cases as set out in the London edition of the Financial Times containing exchange rates applicable to the relevant Business Day; “Excluded Liability Claim” means a claim for a breach of the relevant Excluded Liability Warranty or Excluded Liability Warranties; “Excluded Liability Warranties” means those Warranties given pursuant to Clause 7.3 and set out in Part C of Schedule 4; “Excluded Liability Tax Claim” means an Excluded Liability Tax Warranty Claim or an Excluded Liability Tax Covenant Claim; “Excluded Liability Tax Covenant" means those tax covenants given in favour of the Purchaser set out in Part E of Schedule 5;

EXECUTION VERSION 4 "Excluded Liability Tax Covenant Claim" means a claim under the Excluded Liability Tax Covenant; "Excluded Liability Tax Warranties" means those warranties given pursuant to Clause 7.3 and set out in Part D of Schedule 5; "Excluded Liability Tax Warranty Claim" means a claim for a breach of the relevant Excluded Liability Tax Warranty or Excluded Liability Tax Warranties; “Finally Determined” has the meaning given in Clause 10.6(c); "FIRPTA Certificate" has the meaning given in paragraph 8 of Part C of Schedule 5; "Founder Sellers Counsel" means Teacher Stern LLP, 37-41 Bedford Row, London, WC1R 4JH; “Fundamental Warranties” means the Warranties given pursuant to Clauses 7.2, 7.4 and 7.5 and set out in Part A of Schedule 4; “Fundamental Warranty Claim” means a claim for a breach of the relevant Fundamental Warranty or Fundamental Warranties; “General Warranties” means the Warranties given pursuant to Clause 7.1 and set out in Part B and Part C of Schedule 4; "Insured Claim" means any Claim or Tax Claim that is not an Excluded Liability Claim and/or an Excluded Liability Tax Claim; “Investment Agreement” means the investment agreement relating to the Target dated 18 March 2010 between the Target and certain of the Sellers as amended and restated from time to time; “Investment Agreement Deed of Termination” means the deed of termination in the Agreed Form relating to the Investment Agreement; "Investor Sellers Counsel" means Addleshaw Goddard LLP of 1st Floor North Kingshill View, Prime Four Business Park, Aberdeen, AB15 8PU, United Kingdom who are representing Equinor Ventures AS and Lime Rock Partners V L.P. only; “IRS” means the US Internal Revenue Service; “ITEPA” has the meaning given in Part A of Schedule 5; “Key Individual” means each Founder Seller, Rasheed Abayomi Amunikoro, Peter Richter, Amer Khayyat, Thomas Coleman Glynn Williams, Garth Naldrett, Michail Mondanos and Zara Anderson; “Laws” means (with respect to any person, property, transaction, event or other matter) any binding law, rule, statute, regulation, instrument, order, judgment, decree, treaty or other requirement having the force of law or enactment in any relevant jurisdiction, including, where

EXECUTION VERSION 5 appropriate, any interpretation of the law (or any part thereof) by any person having jurisdiction over it, or charged with its administration or interpretation; “Leakage” has the meaning given in Clause 5.1; “Leasehold Properties” means the leasehold properties demised by the Leases; “Leases” means the leases listed in Schedule 6; “Locked Box Accounts” means the unaudited management accounts of each of the Target Companies comprising a balance sheet as at the Locked Box Accounts Date and a profit and loss account for the period which began on the Accounts Date and ended on the Locked Box Accounts Date, copies of which are appended to this Agreement at Schedule 9; “Locked Box Accounts Date” means 31 August 2023; "Management Accounts" means the unaudited management accounts of each of the Target Companies comprising a balance sheet as at the Management Accounts Date and a profit and loss account for the period which began on the Accounts Date and ended on the Management Accounts Date, copies of which are in the Data Room in Disclosure Document 13.7.2.62; "Management Accounts Date" means 31 October 2023; "Minority Sellers" means the persons whose names and addresses are set out in Part D of Schedule 1; "Minority Shares" means the number and class of shares set opposite each Minority Seller's name in column 2 of Part D of Schedule 1; "Minority SPA" means the agreement, in the Agreed Form, for the sale and purchase of the Minority Shares to be entered into between the Minority Sellers and the Purchaser; "Non-Service Providers” Valentina Shatalina, Murray Longton, Keith O’Connor and Daniel Finfer; “Option Plans” means the Silixa Ltd 2010 Enterprise Management Incentive Plan and the Silixa Ltd 2020 Enterprise Management Incentive Plan, in each case, as amended from time to time; “Options” means EMI Options and Unapproved Options, or each of them as the case may be; “Ordinary Shares” means the ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Party’s Group” means, in the case of a Party, it and its group undertakings at any relevant time; "PAYE" has the meaning given in Part A of Schedule 5;

EXECUTION VERSION 6 "Paying Agent" means Shieldpay Limited; “Payment Date” has the meaning given in Clause 10.2; “Payroll Tax” has the meaning given in Part A of Schedule 5; “Permitted Leakage” means the following payments, costs, accruals, expenses or liabilities of a Target Company, to the extent made in the period from (and excluding) the Locked Box Accounts Date up to (and including) the date of Completion: (a) any payment by any Target Company of salaries, benefits, bonus, incentive payments and all other emoluments and properly and reasonably incurred expenses, made to or for the benefit of a Seller as an employee or director of any Target Company to the extent such payments are made (i) in the ordinary course of business; (ii) in accordance with past practice; and/or (iii) in accordance with the terms of that Seller's employment, together with any associated employer Payroll Tax (up to an aggregate maximum amount of £225,552 per calendar month); (b) any payment specifically provided for in the Locked Box Accounts or the Purchase Price Schedule; (c) any payment made or agreed to be paid or payable or action taken, in each case in direct satisfaction of an obligation of a Seller under this Agreement or any of the documents referred to in this Agreement as being in the Agreed Form (other than any payment of or in respect of Tax (or any action giving rise to Tax) or in connection with any matter undertaken at the written request of the Purchaser; (d) any amounts waived by the Target, owed to the Target by any Seller, in respect of loans made by the Target to such Sellers in relation to the exercise of share options, to a maximum aggregate sum of £17,000; (e) rent in the amount of £1,650 per month and other charges paid or payable by the Target to the spouse of Mahmoud Farhadiroushan in respect of the lease over 26 Douglas Close, London; and (f) payment by a Target Company of any professional or legal costs or expenses relating to the sale of the Target Shares being (i) legal fees in the amount of £38,519.40 (inclusive of any VAT) paid on 17 October 2023; (ii) advisory fees in the amount of £704,963.80 payable to Price Waterhouse Coopers (inclusive of any VAT) and (ii) Data Room and accountancy support fees in the amount of £50,400 (inclusive of any VAT). "Preference Shares” means the preference shares of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares B” means the preference shares B of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares C” means the preference shares C of $4.00 each in the capital of the Target, having such rights as set out in the Articles;

EXECUTION VERSION 7 "Preference Shares D” means the preference shares D of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares E” means the preference shares E of $4.00 each in the capital of the Target, having such rights as set out in the Articles; “Press Release” means the press release to be issued by the Purchaser’s Group and the Target in the Agreed Form; “Proceedings” means any litigation, arbitration, mediation, conciliation, expert determination, adjudication or other dispute resolution process or criminal, regulatory or administrative proceedings in any jurisdiction; “Properties” means the properties owned, occupied or used by the Target Companies in the United Kingdom, details of which are set out in Schedule 6; “Purchase Price” has the meaning given in Clause 3.1; “Purchase Price Schedule” means the schedule in the Agreed Form setting out the items that the parties have deducted from the headline valuation in order to arrive at the Purchase Price; “Purchaser’s Group” means the Purchaser and its group undertakings as at the Completion Date; “Purchaser’s Relief” has the meaning given in Part A of Schedule 5; “R&D Claim” has the meaning given in Part A of Schedule 5; “R&D Tax Credit Deferred Consideration” has the meaning given to it in Clause 3.5(a); “R&D Tax Credit Payments” means any payment actually received by the Target from HMRC after Completion which relates to the 2023 R&D Claim (and, to the extent that any such payment would have been received but for its having been applied in discharging any liability of the Target to make an actual payment of Tax, the amount of the payment so applied shall be deemed to have been actually received, save to the extent that such application has had the effect of reducing or eliminating any liability of the Founder Sellers under the Tax Covenant); “Relevant Earn Out Consideration Allocation” means the amount of the Earn Out Consideration apportioned and allocated to each Seller by applying the Adjusted Waterfall Distribution; “Relevant Excluded Liability Claim Percentage” means in respect of each Founder Seller, such Founder Seller’s liability percentage with respect to an Excluded Liability Claim and an Excluded Liability Tax Claim as set out in column 4 of Part A of Schedule 1; “Relief” has the meaning given in Part A of Schedule 5; "RSU Recipients” means the individuals named in Schedule 1 to the Deed Poll;

EXECUTION VERSION 8 "Sellers Account" has the meaning given in Clause 12.1; “Sellers’ Representative” means the representative and agent of the Sellers appointed in accordance with Clause 13.1 and who, as at Completion is Lime Rock Partners V, L.P.; “Service Agreements” means the service agreements to be entered into between the Target and Glynn Williams and Amer Khyatt in a form approved by each individual and the Purchaser; “Settlement Agreements” means the settlement agreements between the Target and each of AG and Glynn Williams in a form approved by each individual and the Purchaser; “Subsidiaries” means the subsidiary undertakings of the Target at the date of this Agreement (details of the subsidiary undertakings of the Target are set out in Part B of Schedule 2) and a reference to a “Subsidiary” is a reference to any one of them; “Target” means Silixa Ltd a private limited company incorporated in England (company number 06207412) having its registered office address at Silixa House, 230 Centennial Park, Elstree, Hertfordshire, WD6 3SN, United Kingdom; “Target Companies” means the Target and each of the Subsidiaries, and a reference to a “Target Company” is a reference to any one of them; “Target Products” has the meaning given in paragraph 2.10 of Part B of Schedule 4; “Target Shares” means the Ordinary Shares, A Ordinary Shares, B Ordinary Shares, C Ordinary Shares, Preference Shares, Preference Shares B, Preference Shares C, Preference Shares D and Preference Shares E held by the Sellers as set out against each Seller's name in column 2 of Part A, Part B and Part C of Schedule 1; “Tax” or “Taxation” has the meaning given in Part A of Schedule 5; “Tax Authority” has the meaning given in Part A of Schedule 5; “Tax Claim” has the meaning given in Part A of Schedule 5; “Tax Covenant” means the tax covenants given in favour of the Purchaser set out in paragraph 1 of Part C and Part E of Schedule 5; “Tax Warranties” means the warranties given pursuant to Clause 7.1 and set out in Part B and Part D of Schedule 5; “Tax Warranty Claim” means a claim for a breach of the relevant Tax Warranty or Tax Warranties; “Transaction Documents” means this Agreement and any document referred to in this Agreement; “Transactions” means the transactions contemplated by this Agreement;

EXECUTION VERSION 9 “UK GAAP” means Financial Reporting Standards 102 applicable in the United Kingdom and the Republic of Ireland and the accounting requirements under the Companies Act; “Unapproved Options” means non-tax advantaged options over Ordinary Shares granted under the Option Plans or EMI Options to the extent that they fail to satisfy the requirements of Schedule 5 to ITEPA in whole or in part; “United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland; “US” means the United States of America; “VAT” has the meaning given in Part A of Schedule 5; “W&I Insurance Policy” means the warranty and indemnity insurance policy issued to the Purchaser by the W&I Insurer on or before the date of this Agreement in the form provided to the Sellers at Completion; “W&I Insurer” means Markel International Insurance Company Limited; “Warranties” means the Fundamental Warranties, the General Warranties and the Tax Warranties and “Warranty” means any of them; and “Waterfall Distribution” means the distribution as set out in articles 5 and 6 of the Articles. 1.2 In this Agreement, unless the context requires otherwise, or otherwise stated: (a) use of the singular includes the plural and vice versa, and use of any gender includes the other genders; (b) “they” and “their” are used as gender-neutral singular pronouns when used with an antecedent defined term that is singular; (c) a reference to any specific legislation includes a reference to that legislation as re- enacted, consolidated, replaced or amended; any previous legislation of which it is a re-enactment, consolidation, replacement or amendment; and any subordinate legislation made under any of the same (and “legislation” in this Clause 1.2(c) includes any statute, statutory provision, regulation, rule or subordinate legislation); (d) “undertaking” shall have the meaning given in section 1161 of the Companies Act, save that for the purposes of this Agreement, an undertaking shall include a limited liability partnership; (e) any reference to a Clause or Schedule is to the relevant clause or schedule of or to this Agreement; (f) any reference in a Schedule to a part or a paragraph is to a part or a paragraph of that Schedule or, where relevant, to a paragraph of that part of that Schedule;

EXECUTION VERSION 10 (g) any reference to a “person” includes an individual, firm, partnership, body corporate, corporation, association, organisation, government, state, foundation and trust, in each case whether or not having separate legal personality; (h) references to “£” or “GBP” are references to the lawful currency of the United Kingdom from time to time and “$” or “Dollar” are references to the lawful currency of the United States of America; (i) “group undertaking” and “subsidiary undertaking” shall have the respective meanings given in section 1161(5) and section 1162 of the Companies Act, save that for the purposes of this Agreement, an undertaking shall be treated as a member of another undertaking if any of the shares in that other undertaking are registered in the name of another person (or its nominee) as security (or in connection with the taking of security) from the first undertaking or any of that first undertaking’s subsidiary undertakings; (j) “to the extent that” means “if and to the extent that”; (k) any reference to an English legal or Tax term or concept, or any court, official, governmental or administrative authority or agency in England, includes in respect of any jurisdiction other than England a reference to whatever most closely approximates to it in that jurisdiction; (l) the Clause, Schedule and paragraph headings are included for convenience only and shall not affect the interpretation of this Agreement; (m) the Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules; (n) any reference in this Agreement to a document being “in the Agreed Form” means a document in a form agreed by the parties before the signing of this Agreement and either entered into on the date of this Agreement by the relevant parties or initialled or approved via email by the parties (or on their behalf) and where that document is not entered into on the date of this Agreement, with such amendments as the parties may subsequently agree; (o) the words “other”, “including”, “includes”, “include”, “in particular” and any similar words shall not limit the general effect of words that precede or follow them and the ejusdem generis rule shall not apply; and (p) any Warranty that refers to the awareness, knowledge or belief of the Founder Sellers, or analogous expression, shall be deemed to include an additional statement that it has been made after due and careful enquiry of each other Founder Seller and each of AG, Rasheed Abayomi Amunikoro (in respect of accounts, financials, employment, property, tax and insurance only), Fauzia Farooq (in respect of intellectual property, contracts, litigation, anti-corruption and sanctions only), Thomas Coleman (in respect of projects/customers within his business unit and defence projects), Zara Anderson (in respect of projects and customers within her business

EXECUTION VERSION 11 unit only), Pete Richter (in respect of projects and customers within his business unit only), Jackson Yeo (in respect of optoelectronics products and certifications only), Amer Khayyat (in respect of projects and customers within his business unit only), Michail Mondanos (in respect of projects and customers within his business unit only), Glynn Williams, Garth Naldrett (projects and customers within his business unit, software/edge products and applications only), Roxanne Trainor (in respect of employment only) and Vicky McLucas (in respect of employment only). 2. SALE AND PURCHASE OF THE TARGET SHARES 2.1 Each of the Sellers agrees to sell, and the Purchaser agrees to purchase, the Target Shares set out against each of his, her or their respective names in Schedule 1, with full title guarantee free from all Encumbrances and with all rights attaching to them at Completion, including the right to receive all dividends and other distributions declared, made or paid after Completion. 2.2 The Purchaser shall not be obliged to complete the purchase of any of the Target Shares unless the purchase of all the Target Shares and the purchase of all of the Minority Shares under the Minority SPA is completed simultaneously. 2.3 Each Seller unconditionally and irrevocably waives any rights of pre-emption conferred on it by the Articles or otherwise existing in respect of any of the Target Shares. 3. PURCHASE PRICE AND SATISFACTION OF CONSIDERATION 3.1 The consideration for the sale of the Target Shares in accordance with Clause 2 shall be an amount equal to the aggregate of: (a) the Completion Payment which shall be apportioned between the Sellers and the Target Shares in the amounts set out in column 3 of Part A, Part B and Part C of Schedule 1; (b) plus the portion of the Earn Out Consideration attributable to the Sellers which shall be apportioned between each Seller by applying the Adjusted Waterfall Distribution; (c) plus the portion of the R&D Tax Credit Deferred Consideration attributable to the Sellers which shall be (i) apportioned between each Seller by applying the Waterfall Distribution and (ii) payable in accordance with Clause 3.5, (the “Purchase Price”). 3.2 Subject to Clause 10 the Purchaser and the Sellers shall comply with their respective obligations in Schedule 7 in relation to the Earn Out Consideration. 3.3 Any amount paid by or on behalf of the Sellers to the Purchaser in respect of any claim for any breach of this Agreement or pursuant to any indemnity or undertaking to pay any amount under this Agreement (including, for the avoidance of doubt, any liability to pay which is satisfied by recourse against the Earn Out Consideration and any retention of any amount of the Earn Out Consideration by the Purchaser pursuant to Clause 10) shall, to the extent

EXECUTION VERSION 12 permitted by law, be deemed to reduce the Purchase Price payable to the relevant Sellers by, and, where appropriate, be a repayment of, that amount. 3.4 Notwithstanding any other provision of this Agreement, the Purchaser shall have the right (but not the obligation), in its sole and absolute discretion, to make, or cause any members of the Purchaser's Group (including the Target after Completion) to make, an election under Section 338(g) of the Code and any corresponding or similar election as may be available under any applicable state, local, or non-U.S. Law with respect to the Transactions, including with respect to the Target and any of its Subsidiaries (the “Section 338(g) Election”). If the Purchaser elects to make the Section 338(g) Election, the Sellers shall cooperate fully, as and to the extent reasonably requested by the Purchaser, in connection with the making of the Section 338(g) Election, including completing and timely executing any and all applicable forms (including IRS Forms 8023, 8883, and SS-4). 3.5 R&D Tax Credit Deferred Consideration (a) The Purchaser shall pay to the Sellers, by way of deferred consideration for the sale of the Target Shares (the "R&D Tax Credit Deferred Consideration") an amount equal to the proportion which is attributable to the Sellers of the aggregate amount of all R&D Tax Credit Payments received by the Target after the Completion Date, provided such amount is not reflected or otherwise taken into account in the Locked Box Accounts. (b) The R&D Tax Credit Deferred Consideration payable under Clause 3.5(a) shall be payable as follows: (i) if there is a single R&D Tax Credit Payment, by a payment on the date which is ten Business Days following the date when the Target receives the R&D Tax Credit Payment (the "Receipt Date"); or (ii) if there are multiple R&D Tax Credit Payments, by a payment on the date which is ten Business Days following the final Receipt Date. 4. COMPLETION 4.1 Completion shall take place remotely immediately upon execution of this Agreement. 4.2 At Completion the Purchaser shall pay (or shall procure the payment of) the Completion Payment to the Sellers Account in accordance with Clause 12. 4.3 At Completion, the Sellers and the Purchaser shall simultaneously comply with their respective obligations set out in Schedule 3. 4.4 In respect of each Seller who has not delivered an original share certificate (the "Relevant Sellers") for some or all of their Target Shares (each such share certificate being a “Certificate”), such Relevant Seller hereby: (a) confirms that such Certificate has been lost, destroyed or not received;

EXECUTION VERSION 13 (b) confirms that neither the Target Shares set out opposite their name in column 2 of Schedule 1 nor the Certificate has been transferred, charged, lent, deposited, pledged, encumbered or dealt with in any manner that may affect title to such Target Shares and such Relevant Seller is the person named in each relevant Certificate and is entitled to be on the register of members of the Target in respect of such Target Shares; (c) subject to the Purchaser complying with its obligations under Clause 4.2, authorises the Target to register the transfer of such Target Shares in accordance with the accompanying stock transfer form without the production of each relevant Certificate for such Target Shares, and to enter the name of the Purchaser (or any nominee specified by the Purchaser) in the Target’s register of members as the legal owner of such Target Shares; (d) subject to the Purchaser complying with its obligations under Clause 4.2, agrees to indemnify and keep indemnified the Target and the directors of the Target from the date of this Agreement from and against all claims, actions, proceedings and demands which may be brought against the Target following the date of this Agreement and all losses, liabilities, charges, costs, damages and expenses which the Target and/or the directors of the Target may incur, in each case, as a direct result of allowing the registration of the transfer of all or any part of such Target Shares without the production of each relevant Certificate; and (e) subject to the Purchaser complying with its obligations under Clause 4.2, agrees to return each such Certificates to the Target for cancellation if found. 5. LOCKED BOX 5.1 Each Seller undertakes to the Purchaser that in the period between the Locked Box Accounts Date and up to and including the Completion Date, and save for Permitted Leakage: (a) no management charge, service charge, royalty or other similar fee has been paid, and no other payment has been made (directly or indirectly) by any Target Company to any Seller (or to any Seller’s affiliated entities or undertakings) or to any Minority Seller; (b) no bonuses or other incentive payments have been paid or agreed to be paid by any Target Company; (c) no dividend or distribution of profits or assets has been, or has been deemed to have been, declared, paid or made by any Target Company (in cash or in kind) other than in favour of another Target Company; (d) no share in the capital of any Target Company other than a share held by another Target Company has been issued, redeemed or repurchased, and no Target Company has reduced its share capital on terms providing for the payment of any sum to (or at the direction of) any Seller (or to any Seller’s affiliated entities or undertakings) or to (or at the direction of) any Minority Seller;

EXECUTION VERSION 14 (e) no asset (and no interest in any asset) has been transferred or surrendered by any Target Company to any Seller (or to any Seller’s affiliated entities or undertakings) or to any Minority Seller or to any Target Company by any Seller (or by any Seller’s affiliated entities or undertakings) or by any Minority Seller; (f) no Target Company has assumed any obligations, actual or contingent, including by the giving of an indemnity or guarantee, and no Target Company has incurred any liability, in either case for the benefit of any Seller (or any Seller’s affiliated entities or undertakings) or any Minority Seller; (g) no Target Company has waived any liability or obligation owed to that Target Company by any Seller (or any Seller’s affiliated entities or undertakings) or by any Minority Seller; (h) no Target Company has paid any advisory, consultancy, professional, investment banking or other costs or expenses relating to the sale of the Target Shares or relating to any of the other transactions contemplated by any of the documents referred to in this Agreement as being in the Agreed Form; (i) no Target Company has paid any transaction or sale bonus or will make any other payment as a result of the completion of the sale of the Target Shares or any of the other transactions contemplated by any of the documents referred to in this Agreement as being in the Agreed Form; (j) no Target Company has entered into any transaction or arrangement (or any variation to any arrangement or agreement) with a Seller (or any Seller’s affiliated entities or undertakings) or with a Minority Seller other than in the ordinary course of conduct of the Target Companies’ business and on arm's length commercial terms; (k) no Target Company has made or entered into any agreement or arrangement to do any of the matters referred to in this Clause 5.1; and (l) no Target Company has paid or incurred, nor will incur, any Tax (or would have done so, or would be so required, but for the use of any Purchaser's Relief) in connection with any of the matters referred to in paragraphs (a) to (k) above, and such Tax shall, for the purpose of this Clause 5 (and particularly in respect of a Leakage Claim), be deemed to have been received by and benefitted the person receiving (or deemed to receive) the benefit of the matter in question, (5.1(a) to 5.1(l) inclusive, being “Leakage”). 5.2 Subject to Clause 5.5, each of the Sellers undertakes to pay to the Purchaser in cash promptly following written demand by the Purchaser his or her Relevant Proportion of the amount of any Leakage that occurs or has occurred in breach of the undertakings in Clause 5.1 (and any amount claimed under this Clause 5.2 by the Purchaser shall hereinafter be referred to as a "Leakage Claim"). For the purposes of this Clause 5.2, "Relevant Proportion" means, in relation to each Seller, a percentage calculated by reference to the proportion of that Seller's allocation of the Purchase Price but as adjusted proportionately to account for the exclusion of the Minority Sellers.

EXECUTION VERSION 15 5.3 All payments pursuant to Clause 5.2 shall be made in accordance with Clause 12.4. The Purchaser's sole remedy for a Leakage Claim is reimbursement under Clause 5.2 (except to the extent that any amount of Tax comprised in a Leakage Claim may also give rise to a Tax Claim). 5.4 If a Seller becomes aware that any Leakage has occurred, that Seller shall promptly notify the Purchaser in writing of that fact including reasonable details (in so far as they are known to the Seller) of the Leakage concerned and as far as is reasonably practicable, an estimate of the quantum of the Leakage in question. 5.5 The general obligation at law of the Purchaser or any member of the Purchaser’s Group to mitigate the loss or damage which it may suffer or incur in relation to any matter giving rise to a claim under clause 5 shall not apply. 5.6 The Sellers shall not be liable for any Leakage Claim unless written notice of a Leakage Claim in respect of that breach is given to the Sellers' Representative on or before the date falling twelve (12) months after the Completion Date. 6. DEBT AND RSUs 6.1 The Sellers shall ensure that at Completion any amounts owing by the Target Companies to any Sellers (or to such Seller’s affiliated entities or undertakings), other than amounts in respect of ordinary course trading or ordinary course salary payable in accordance with the relevant employment agreement, in each case consistent with past practice, are repaid in full and each Seller hereby waives any and all claims in respect of amounts owed to it by the Target Companies before Completion. 6.2 As soon as practicable following the Completion Date, each restricted stock unit denominated in Ordinary Shares (each, a "Target RSU") subject to time-based, performance, or other vesting restrictions that is outstanding under the RSU Sub Plan to the Silixa Ltd 2020 Enterprise Management Incentive Plan immediately before Completion, whether vested or unvested, shall automatically be substituted by the Purchaser and converted into a restricted stock unit denominated in shares of common stock (“Purchaser Shares”) of the Purchaser (each, a "Converted RSU") to be issued under the Luna Innovations Incorporated 2023 Equity Incentive Plan or any successor plan; provided, that, prior to such substitution, the Purchaser shall have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the number of Purchaser Shares subject to such Converted RSUs. No action on the part of any holder or beneficiary of a Target RSU shall be required in respect of such automatic substitution, save that, following the Completion Date, each holder or beneficiary of a Converted RSU shall be required to execute a written award agreement evidencing such Converted RSU (a “Converted RSU Agreement”) between such holder or beneficiary and the Purchaser relating to such Converted RSU, which Converted RSU Agreement shall be in a form provided by the Purchaser. Each Converted RSU shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Target RSU immediately before the Completion Date (including vesting conditions), except that each Converted RSU shall cover that number of Purchaser Shares equal to the quotient (rounded down to the nearest whole number) obtained by dividing (A) the amount in GBP that corresponds to each holder of a Target RSU as set forth in Column B of Schedule 1 to the Deed Poll by (B) an amount equal to the average of the closing sale prices in USD of a

EXECUTION VERSION 16 Purchaser Share on the Nasdaq Stock Market (as reported by The Wall Street Journal) for each of the thirty (30) consecutive trading days ending with the complete trading day immediately before (and excluding) the Completion Date after applying the spot GBP/ USD exchange rate as published by the Bank of England at close of business on the preceding Business Day. 6.3 Prior to the Completion Date, Target shall take all appropriate actions to: (a) effectuate the provisions of Clause 6.2 and (b) ensure that after the Completion Date, no holder of Converted RSUs, any beneficiary thereof, nor any other participant in the RSU Sub Plan to the Silixa Ltd 2020 Enterprise Management Incentive Plan shall have any right to acquire any securities of the Target or to receive any payment or benefit with respect to any award previously granted thereunder, except as provided in Clause 6.2. 7. WARRANTIES 7.1 Each Founder Seller severally warrants to the Purchaser that, save as Disclosed, each of the Warranties (other than the Fundamental Warranties, Excluded Liability Warranties and Excluded Liability Tax Warranties) is true and accurate as at the Completion Date. 7.2 Each Founder Seller severally warrants to the Purchaser that each of the Fundamental Warranties is true and accurate as at the Completion Date (solely in respect of such Founder Seller and those Target Shares set out against such Founder Seller's name in Schedule 1). 7.3 Each Founder Seller severally warrants to the Purchaser that each of Excluded Liability Warranties and Excluded Liability Tax Warranties is true and accurate as at the Completion Date. 7.4 Each Investor Seller severally warrants to the Purchaser that each of the Fundamental Warranties is true and accurate as at the Completion Date (solely in respect of such Investor Seller and those Target Shares set out against such Investor Seller's name in Schedule 1). 7.5 AG severally warrants to the Purchaser that each of the Fundamental Warranties is true and accurate as at the Completion Date. 7.6 A matter shall be regarded as “Disclosed” for the purposes of this Agreement only to the extent that information about that matter is contained in the Disclosure Letter or the Disclosure Documents in sufficient detail to enable a purchaser to identify the nature and scope of that matter. The provisions of this Clause 7 shall prevail over any provision to the contrary in the Disclosure Letter. 7.7 Each of the Warranties is separate and is to be construed independently of the other Warranties and any other provisions of this Agreement. 7.8 Schedule 5 (in the case of a Tax Claim) and Clause 9 (in the case of a Claim or, where specifically provided, a Tax Claim) shall apply to limit or exclude, in accordance with their respective terms, any liability which the Sellers might otherwise have in respect of any Claim or any Tax Claim. 7.9 The Purchaser warrants to the Sellers that each of the warranties set out in Part D of Schedule 4 is true and accurate as at the Completion Date.

EXECUTION VERSION 17 7.10 The Purchaser acknowledges and agrees that any costs relating to the W&I Insurance Policy shall be for the sole account of the Purchaser. 7.11 The Purchaser undertakes to the Sellers: (a) to procure that at all times the W&I Insurance Policy contains a waiver by the W&I Insurer of all rights of subrogation or contribution or to exercise any rights assigned to it against the Sellers save in respect of any claim attributable to fraud or wilful concealment on the part of the Sellers; and (b) not to agree any amendments, waivers or variations (or do anything with similar effect) to the subrogation and contribution provisions of the W&I Insurance Policy. 7.12 The Purchaser hereby warrants to the Investor Sellers that the consideration proceeds paid or payable to the Investor Sellers pursuant to this Agreement are not the proceeds of crime as such terms may be defined in any Anti-Money Laundering Laws or regulations. 8. TAXATION 8.1 The provisions of Schedule 5 shall apply with effect from Completion. 8.2 The Disclosure Letter shall not qualify the Tax Covenant or otherwise limit the liability of the Founder Sellers in respect of any claim brought by the Purchaser under the Tax Covenant. 9. LIMITATIONS ON LIABILITY 9.1 Save as provided in Clause 9.8, this Clause 9 limits the liability of the Sellers in relation to any Claim, any claim under this Agreement (other than any Fundamental Warranty Claim or Tax Claim) and (only where and to the extent specifically provided) any Fundamental Warranty Claim or Tax Claim. Financial Limitations 9.2 Subject to Clause 9.3, the maximum aggregate liability of the Sellers in respect of all claims under this Agreement will not exceed an amount equal to the aggregate Purchase Price actually received by the Sellers and the maximum aggregate liability of each Seller in respect of such claims will not exceed such Seller’s proportion of the Purchase Price actually received by that Seller. Subject to the foregoing sentence, each such Founder Seller’s aggregate liability in respect of any individual Excluded Liability Claim and any individual Excluded Liability Tax Claim shall equal their Relevant Excluded Liability Claim Percentage of such liability. 9.3 The Purchaser’s sole recourse in respect of any Insured Claim against the Founder Sellers shall be under the W&I Insurance Policy. The maximum aggregate liability of the Founder Sellers in respect of any Insured Claim will not exceed the sum of one pound sterling (£1). 9.4 The Founder Sellers shall not be liable for a Claim unless: (a) the Founder Sellers’ liability in respect of such Claim (together with any connected Claims) exceeds seventeen thousand pounds sterling (£17,000); and

EXECUTION VERSION 18 (b) the amount of the Founder Sellers’ liability in respect of such Claim, either individually or when aggregated with their liability for all other claims (other than those excluded under Clause 9.4(a) and all Tax Claims), exceeds one hundred and seventy thousand pounds sterling (£170,000), in which case the Founder Sellers shall be liable for the whole amount of the Claim and not just the amount above the threshold specified in this Clause 9.4(b). For the purposes of this Clause 9.4, a Claim is connected with another Claim if the Claims arise from the same facts, events or circumstances. Notice Requirements 9.5 The Founder Sellers shall not be liable for a Claim, a Fundamental Warranty Claim or a Tax Claim and the Investor Sellers and AG shall not be liable for a Fundamental Warranty Claim unless notice in writing (specifying in reasonable detail the basis of the Claim, the Fundamental Warranty Claim or the Tax Claim (in so far as it is known to the Purchaser) and, so far as is practicable, the amount claimed in respect of it) has been given by or on behalf of the Purchaser to the Sellers’ Representative: (a) in the case of a Claim, within the period of twenty four (24) months commencing on the Completion Date; or (b) in the case of a Tax Claim or a Fundamental Warranty Claim, within the period of seven (7) years commencing on the Completion Date. 9.6 Any Claim, or Fundamental Warranty Claim (to the extent not previously remedied, satisfied, settled or withdrawn) will be deemed to have been withdrawn unless proceedings in respect of such Claim or Fundamental Warranty Claim have been commenced by the Purchaser being both issued and served within nine (9) months after notice has first been given in accordance with Clause 9.5 and are being pursued with reasonable diligence. 9.7 The Sellers shall not be liable for a Claim (or, where and to the extent specifically provided, for a Tax Warranty Claim but excluding for the avoidance of doubt an Excluded Liability Claim or Excluded Liability Tax Claim) to the extent that: (a) the Claim (or the Tax Warranty Claim) arises from facts, events or circumstances that have been Disclosed; or (b) the Claim relates to a matter specifically provided for in the Accounts. 9.8 Nothing in this Clause 9 or Schedule 5 applies to exclude or limit the liability of a Seller to the extent that a claim under this Agreement, Claim, Fundamental Warranty Claim or Tax Claim arises or is delayed as a result of fraud or wilful concealment by that Seller. 9.9 The Sellers shall not be liable in respect of any Claim to the extent that the matter giving rise to it results from the enactment, amendment, or change in the generally accepted interpretation or application, of any law, rule or regulation, or any change in the practice of any governmental, regulatory or other body after Completion.

EXECUTION VERSION 19 9.10 If a Claim or Fundamental Warranty Claim is based upon a liability that is contingent only or is not capable of being quantified, the Sellers will have no liability in respect of that claim unless and until such liability ceases to be contingent or unquantifiable and becomes an actual liability or capable of being quantified, provided that this clause will not operate to prevent the Purchaser making a Claim or Fundamental Warranty Claim in respect of a contingent or unquantifiable liability if written notice of such claim is received by the Sellers’ Representative within the time limits in clause 9.5 in circumstances where the liability does not become an actual liability or capable of being quantified until after the expiry of the relevant time limit. Third Party Claims 9.11 If the Purchaser becomes aware of any claim by a third party which might reasonably be expected to result in an Excluded Liability Claim being made (a “Third Party Claim”) the Purchaser shall: (a) as soon as reasonably practicable after becoming aware of the Third Party Claim and in any event, prior to taking any material step to defend the Third Party Claim or to compromise, settle or waive any right in relation to the Third Party Claim, give written notice of such Third Party Claim to the Sellers' Representative containing such reasonable details of the Third Party Claim as the Purchaser has available to it; (b) provide the Sellers' Representative with such information as the Founder Sellers may reasonably require relating to the Third Party Claim and shall keep the Sellers' Representative reasonably informed of any material development in the conduct of the Third Party Claim; (c) consult with the Sellers’ Representative on a reasonably frequent basis with respect to the Third Party Claim and permit the Sellers’ Representative to propose reasonable suggestions in connection with the defence or settlement of such Third Party Claim; and (d) not make (and procure that the Target Companies shall not make) any admission of liability, agreement or compromise to or with any person, body or authority in relation to that Third Party Claim without the prior written consent of the Sellers' Representative, such consent not to be unreasonably withheld or delayed unless such admission, agreement or compromise does not give rise to a financial liability for any Founder Seller. Mitigation 9.12 Nothing in this Agreement shall restrict or limit the general obligation at law of the Purchaser to mitigate any losses which it may suffer pursuant to any Claim, Fundamental Warranty Claim, Excluded Liability Claim or Tax Warranty Claim. No Double Recovery 9.13 The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement or restitution more than once in respect of any one liability or loss which give rise to more than one Claim, Fundamental Warranty Claim, Tax Claim, Excluded Liability Claim, Excluded Liability Tax Claim or Leakage Claim under Clause 5.

EXECUTION VERSION 20 Acts or Omissions of the Purchaser 9.14 No Seller shall be liable for a Claim to the extent that it would not have arisen but for, or that the liability to which it relates has been increased by and then only to the extent of such increase), any voluntary act, omission or transaction carried out: (a) on or after Completion by the Purchaser, any member of the Purchaser’s Group or any Target Company; or (b) before Completion by any Seller or any Target Company at the written direction or request of the Purchaser or any member of the Purchaser’s Group, and which, in any case, the Purchaser or the relevant member of the Purchaser’s Group was actually aware or ought to reasonably have been aware would give rise to, or increase the liability of, the relevant Claim. Insurance 9.15 If the Purchaser, the Purchaser’s Group or any of the Target Companies’ are entitled make a claim under a policy of insurance in force at the date of this Agreement in respect of any matter or circumstance giving rise to an Excluded Liability Claim or an Excluded Liability Tax Claim, the Purchaser shall procure that the relevant Target Company uses its reasonable endeavours to make a claim against its insurers pursuant to the relevant policy. To the extent that the amount of such Excluded Liability Claim or Excluded Liability Tax Claim (as appropriate) is recovered (without any right of set off, relief, subrogation or deduction of excess against any member of the Target Companies) under any policy of insurance in force at the date of this Agreement, the Founder Sellers’ liability in respect of any such Excluded Liability Claim or Excluded Liability Tax Claim (as appropriate) shall be reduced by the amount recovered (less any out-of-pocket costs incurred by the Purchaser and/or the Purchaser’s Group in pursuing the recovery, including any Tax suffered, or which would have been suffered but for the availability of any Relief, by the Target Companies, the Purchaser and/or the Purchaser’s Group on the amount recovered) provided that nothing in this Clause 9.15 shall require the Purchaser or the relevant Target Company to take any action which in the reasonable opinion of the Purchaser is or is reasonably likely to be of material detriment to the commercial interests of the business of the Target Companies, the Purchaser or the Purchaser’s Group. Third Party Amounts 9.16 If after any Founder Seller has made a payment in respect of an Excluded Liability Claim, the Purchaser or any Target Company recovers from a third party a sum which is directly referable to that payment, which would not have arisen but for the matter giving rise to the Excluded Liability Claim in question (the “Recovery Amount”), then the Purchaser shall repay (or procure the repayment to) the relevant Founder Seller(s) to be apportioned in accordance with the Founder Sellers’ Relevant Excluded Liability Claim Percentage, so much of the Recovery Amount (less all out-of-pocket costs, charges and expenses incurred in making such recovery, and any Tax suffered, or which would have been suffered but for the availability of any Relief, by the Target Companies, Purchaser and/or the Purchaser’s Group on the amount recovered) as does not exceed the sum paid by the relevant Founder Seller(s)

EXECUTION VERSION 21 provided that nothing in this Clause 9.16 shall require the Purchaser to take any action which in the reasonable opinion of the Purchaser is or is reasonably likely to be of material detriment to the commercial interests of the business of the Purchaser’s Group. General 9.17 All claims under or in connection with this Agreement shall be settled by the relevant Party or Parties in GBP at the Exchange Rate applicable on the first Business Day prior to the date on which any amount in respect of such claim is paid. 9.18 For the avoidance of doubt each Investor Seller and AG shall have no liability in respect of any Claims, Excluded Liability Claims, Tax Claims or Excluded Liability Tax Claims. 10. SETTLEMENT OF CLAIMS USING THE EARN OUT CONSIDERATION BALANCE 10.1 The Purchaser shall be entitled to the extent set out in this Clause 10 to have recourse to the amount of the Earn Out Consideration Balance allocated to the Founder Sellers to obtain payment of any amounts due to it under any Relevant Claims that have been Finally Determined. 10.2 On the date (the “Payment Date”) where the amount of the Earn Out Consideration Balance allocated to the Founder Sellers would fall due for payment to the Founder Sellers in accordance with the terms of Schedule 7 (the “Due Earn Out Consideration”): (a) if there is no Relevant Claim outstanding, the Due Earn Out Consideration shall be released to the Founder Sellers by way of payment to the bank account(s) specified by the Sellers’ Representative; or (b) if any Relevant Claim remains outstanding, subject to Clause 10.3 below there shall be retained by the Purchaser the alleged amount of such Relevant Claim against the Founder Sellers, or if such alleged amount exceeds the amount of Earn Out Consideration allocated to the Founder Sellers, the total amount allocated to the Founder Sellers (the “Deduction”) and an amount equal to the Due Earn Out Consideration minus the Deduction shall be paid by the Purchaser to the Founder Sellers to the bank account(s) specified by the Sellers’ Representative. 10.3 An amount in respect of an outstanding Relevant Claim may only be retained by the Purchaser after the Payment Date in accordance with Clause 10.2(b) if the Purchaser has provided to the Sellers’ Representative a written opinion of counsel of not less than ten (10) years call with experience in relation to disputes of a similar nature to the Relevant Claim advising that the Relevant Claim has a reasonable prospect of success and to the extent of such counsel’s written estimate of the total liability, subject always to the Relevant Claim being Finally Determined, in which case the remaining provisions of this Clause 10 shall apply. 10.4 If it is Finally Determined, whether before, on or after the Payment Date, that all or some of the Founder Sellers are liable in whole or in part in respect of a Relevant Claim, the Purchaser shall be permitted to permanently retain from the Due Earn Out Consideration an amount equal to the amount due to the Purchaser under the Relevant Claim (to the extent

EXECUTION VERSION 22 sufficient or in the event the amount due under the Relevant Claim exceeds the Due Earn Out Consideration, the entire Due Earn Out Consideration shall be retained). 10.5 If at any time after the Payment Date it shall be Finally Determined that the relevant Founder Sellers are not liable in whole or in part in respect of a Relevant Claim or if a Relevant Claim shall have been Withdrawn, then to the extent that the relevant Founder Sellers are not so liable or that the claim has been Withdrawn, there shall be no deduction from the Due Earn Out Consideration by the Purchaser in respect of such Relevant Claim and the relevant Deduction shall be promptly paid by the Purchaser to the Founder Sellers by way of payment to the bank account(s) specified by the Sellers' Representative. 10.6 For the purposes of this Agreement: (a) “Relevant Claim” shall mean any Excluded Liability Claim and any Excluded Liability Tax Claim against any Founder Seller by the Purchaser under this Agreement which has been notified in writing by the Purchaser to the Sellers’ Representative, together with details of the amount alleged to be due in respect of it, before the Payment Date and which has not previously been Withdrawn or paid or satisfied by or on behalf of the relevant Founder Seller(s); (b) a Relevant Claim shall be deemed to have been “Withdrawn” if legal proceedings in respect of it shall not have been commenced by being both issued and served on the relevant Founder Seller(s) on or before the expiry of nine (9) months from the date on which the claim is notified to the Sellers’ Representative or, if later (in the case of a Relevant Claim which is an Excluded Liability Tax Claim), the expiry of twelve (12) months from the date on which the subject matter of the Relevant Claim has been Finally Determined by the relevant Tax Authority; and (c) a Relevant Claim shall be deemed to be “Finally Determined” if either: (i) so determined by a court of competent jurisdiction from which there is no appeal or from whose judgment the relevant Founder Seller(s) or the Purchaser (as the case may be) do not appeal within any applicable time limits; or (ii) the Sellers’ Representative and the Purchaser shall so agree in writing; or (iii) it is an amount which is due and payable to the Purchaser under the Tax Covenant. 10.7 The provisions of this Clause 10 shall be without prejudice to any other rights the Purchaser may have in respect of the claim(s) concerned. 11. PROTECTIVE COVENANTS 11.1 The Sellers (other than the Investor Sellers) acknowledge that the Purchaser is purchasing the Target Shares in accordance with the terms of this Agreement and that the Purchaser is therefore entitled to protect the goodwill of the Target Companies. Accordingly, each Seller (other than the Investor Sellers) severally agrees with the Purchaser that it shall not (without the Purchaser’s prior written consent), directly or indirectly, alone or jointly with any other

EXECUTION VERSION 23 person, and whether as a shareholder, partner, director, principal, consultant or agent or in any other capacity: (a) for a period of eighteen (18) months, starting on the Completion Date (the “Relevant Period”), carry on or be engaged, interested or concerned in, or be associated with, assist or lend money to any business within the United Kingdom, Canada and the US that competes with the Business (a “Competing Business”); (b) for the Relevant Period, to the detriment of the Business, solicit business from any Customer in relation to a Competing Business; (c) for the Relevant Period, to the detriment of the Business, employ or engage the services of any Key Individual; or (d) for the Relevant Period, to the detriment of the Business, induce, or endeavour to induce, any Key Individual to leave their position, whether or not that person would commit a breach of his or her contract by so leaving. 11.2 The Investor Sellers also acknowledge that the Purchaser is purchasing the Target Shares in accordance with the terms of this Agreement and that the Purchaser is therefore entitled to protect the goodwill of the Target Companies. Accordingly, each Investor Seller severally agrees with the Purchaser that it shall not (without the Purchaser’s prior written consent), directly for the Relevant Period to the detriment of the Business, employ or engage the services of any Key Individual. 11.3 Nothing in Clause 11.1 shall prohibit any Seller from holding any interest in any securities listed or dealt in on any securities exchange which amount to less than 5% of the issued securities of that class and which in all circumstances carry less than 5% of the voting rights (if any) attaching to the issued securities of that class. 11.4 The Sellers shall not, at any time after Completion, disclose or use any confidential information relating to the Target Companies or its Customers or suppliers, provided that this Clause shall not prohibit the use or disclosure of any such confidential information to the extent permitted by Clause 17.3. 11.5 No Seller shall at any time after the Completion Date falsely present themselves or permit themselves to be presented as in any way connected with the Target Companies or interested in any of the Target Shares, other than in relation to references to being a former shareholder of the Target or to their position as an employee or consultant to the Target Companies, the Purchaser or other member of the Purchaser’s Group (as applicable). 11.6 Since the Sellers have confidential information relating to the Target Companies and a detailed awareness of the Customers, and since the Purchase Price has been calculated on the basis that the Sellers would assume (as applicable) the obligations set out in the applicable provisions of this Clause 11, the Parties acknowledge that each of those obligations is reasonable as to subject matter, area and duration and is necessary to protect the Purchaser’s legitimate interest in the goodwill of the Target Companies. 11.7 The Sellers and the Purchaser each acknowledge that it has entered into this Agreement on an arm’s length basis.

EXECUTION VERSION 24 11.8 Notwithstanding the previous provisions of this Clause 11, the Purchaser agrees that any activities carried out by a Seller in accordance with the terms of their employment with, or consultancy services to, any of the Target Companies shall not be an actionable breach of Clause 11. 12. PAYMENTS AND INTEREST 12.1 Payments to be made to the Sellers under this Agreement shall be made in GBP by electronic transfer of immediately available funds from the Purchaser to the account of the Paying Agent, or in respect of the R&D Tax Credit Deferred Consideration, an account nominated by the Sellers’ Representative, the details of which shall be notified by the Sellers’ Representative to the Purchaser at least one (1) Business Day before the relevant payment date ("Sellers Account"). 12.2 The Paying Agent and, in respect of the R&D Tax Credit Deferred Consideration, the Sellers’ Representative, is irrevocably authorised by each Seller to receive any amount payable to the Sellers under this Agreement and the receipt of any amount so paid in the Sellers Account will be a valid discharge for the Purchaser for the relevant amount. The Purchaser shall have no obligation relating to the distribution of any payment made under Clause 12.1 between any of the Sellers. 12.3 Payment of any sum in accordance with Clause 12.1 will discharge the obligations of the Purchaser to pay the sum in question and the Purchaser shall not be concerned to see the application of the monies so paid. 12.4 Payments to be made to the Purchaser under this Agreement shall be made in GBP by electronic transfer of immediately available funds to the account of the Purchaser, the details of which shall be notified to by the Purchaser to the Sellers' Representative at least three (3) Business Day before the relevant payment date ("Purchaser's Account"): 12.5 Any amount expressed in a currency other than GBP shall, to the extent that it requires in whole or in part to be expressed in GBP in order to give due effect to this Agreement, be deemed for that purpose to have been converted at the Exchange Rate into GBP on the relevant date. 12.6 For the avoidance of doubt, If the Purchaser, any Target Company or any agent of, or any person connected with any of them has from time to time any obligation imposed by law to account for any Tax in relation to any payment to be made to any Seller pursuant to this Agreement, or in relation to any other matter pursuant to this Agreement involving such Seller, the Purchaser, the Target Company and any such other person shall be entitled to deduct or withhold an amount equal to such Tax from any payment to such Seller whether such payment arises under this Agreement or otherwise, provided that any such amount so deducted or withheld shall be treated as being received by the relevant Seller and accounted to a Tax Authority. 12.7 If: (a) any deduction or withholding is required by law to be made from any sum payable (or treated as being payable) by any Seller under this Agreement, such Seller shall be

EXECUTION VERSION 25 obliged to pay such increased sum as will, after the deduction or withholding has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of such requirement to make a deduction or withholding; and (b) any sum paid or payable (or treated as being paid or payable) under this Agreement (“original sum”) by any Seller is or will be chargeable to Tax in the hands of the Purchaser, the relevant Seller shall be obliged to pay such additional sum to the Purchaser as will ensure that, after payment of the Tax, the Purchaser is left with an amount equal to the original sum, and for these purposes a sum shall be regarded as chargeable to Tax in circumstances where it would have been chargeable to Tax but for some Relief available to the Purchaser. 12.8 Each Seller unconditionally and irrevocably agrees to indemnify the Purchaser, the Target Companies and each other member of the Purchaser’s Group in respect of all Payroll Tax, to the extent permitted by law which arises as a consequence of or in connection with the disposal of the Target Shares by that Seller, including, without limitation, in respect of any liability arising under or in connection with Part 7 or Part 7A ITEPA, together, in each case, with related interest and penalties. Without prejudice to the foregoing, each Seller agrees that the Purchaser may recover from such Seller any amount for which they are liable under this Clause 12.8 via deductions from any salary or other remuneration, or from any other payments by any member of the Purchaser’s Group. 12.9 If any sums required to be paid by a Party under this Agreement are not paid by the relevant due date, then such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of four per cent per annum over the base rate from time to time of Barclays Bank Plc up to and including the day of actual payment of such sums, such interest to be payable on demand and compounded on a quarterly basis. 13. SELLERS’ REPRESENTATIVE 13.1 Each Seller hereby appoints the Sellers' Representative as their representative and agent upon the terms and conditions set out in this Clause 13 and in accordance with any other applicable provisions in this Agreement, and the Sellers' Representative hereby accepts such appointment. 13.2 The Sellers’ Representative shall have power and authority on each Seller’s behalf to take any action required, permitted or, in the absolute discretion of the Sellers’ Representative, desirable or expedient pursuant to or in connection with this Agreement, including power to: (a) give any consent, direction or notice to be given by the Sellers (or any of them), and/or to make any decision or take any action on behalf of the Sellers (or any of them) including, but not limited to, making any waiver or request for the Sellers (or any of them), under or in connection with the Transaction Documents; (b) to negotiate and/or agree and/or settle any Claim or Tax Claim against the Founder Sellers; (c) to review and determine the Earn Out Consideration in accordance with Schedule 7;

EXECUTION VERSION 26 (d) receive and distribute all demands, notices or other communications directed to the Sellers (or any of them) under or in connection with the Transaction Documents; and (e) agree any amounts due to or from the Sellers (or any of them) under the Transaction Documents, provided that the Sellers’ Representative shall not have the power to do any such thing on behalf of a Seller where that thing relates to such Seller only, rather than to the Seller together with one or more other Sellers. 13.3 After Completion, each Seller shall not otherwise attempt to exercise any right, power or authority in relation to this Agreement in lieu of the Sellers’ Representative, even if such Seller shall be prejudiced thereby, other than any right, power or authority is to be exercised by the Seller acting by and for itself only and not in conjunction with the exercise of such right, power or authority by any other Seller. 13.4 Sellers representing at least seventy-five per cent (75%) of the Target Shares may from time to time (subject to receipt of prior agreement from such person in writing agreeing to accept their appointment) appoint any Seller or other person by notice executed by the appointed Sellers’ Representative and delivered to the Purchaser (with a copy of the notice provided to each Seller), to be a Sellers’ Representative in place of any person who was a Sellers’ Representative immediately before the delivery of that notice. The Purchaser shall be entitled to assume that any Sellers’ Representative notified to the Purchaser in accordance with this Clause 13.4 has been properly appointed under this Clause 13.4 and has the rights, powers and authority set out in this Clause 13. 13.5 Without prejudice to Clause 13.1, the Sellers’ Representative may resign and be discharged from their duties and obligations under this Agreement by giving notice to the Sellers and the Purchaser and specifying a date (which date shall be the later of the date specified in the notice and two (2) Business Days after deemed receipt) on which their resignation shall take effect. 13.6 The Sellers hereby waive any rights they have or may have to make or bring a claim against the Sellers’ Representative in relation to the exercise in good faith of any power for and on behalf of any of the Sellers and, provided it acts in good faith, the Sellers’ Representative shall have and accepts no liability to any of the Sellers in connection with or as a result of anything which the Sellers’ Representative does, refrains from doing or neglects or omits to do in his capacity as Sellers’ Representative in connection with any matter relating to the Agreement. 13.7 Delivery of any document required to be made to the Sellers or any of them by the Purchaser may be made to the Sellers’ Representative whose receipt for such delivery shall be an absolute discharge of the person making the same who shall not be concerned as to its application. 13.8 Each of the Sellers and the Sellers' Representative agree as follows: (a) no provisions of this Agreement shall require the Sellers' Representative to expend or risk its own funds or incur any liability;

EXECUTION VERSION 27 (b) the Sellers' Representative shall not be required to take any action unless it has been provided with funds, security or indemnities which it has determined are sufficient to protect it against the costs, expenses and liabilities which it may incur in performing such actions; (c) the Sellers' Representative shall not be liable for any action it takes or omits to take in good faith that it believes to be authorised or within the rights or powers conferred upon it by this Agreement and the Transaction Documents; (d) the Sellers shall reimburse the Sellers' Representative (in proportion to their allocation of the Purchase Price) promptly on request for all reasonable and proper disbursements, advances and expenses incurred or made by it in acting as Sellers' Representative, subject to the Sellers' Representative providing the Sellers with reasonable details of the disbursements, advances and expenses incurred; and (e) the Sellers shall indemnify the Sellers' Representative against any and all losses, liabilities or reasonable and proper expenses incurred by it arising out of or in connection with the proper discharge of its duties as Sellers' Representative under this Agreement and the other Transaction Documents. 14. POWER OF AGENCY 14.1 Each Seller (as “Appointor”) severally, irrevocably, and to secure the proprietary interest of the Purchaser of the Target Shares, appoints the Purchaser to be his, her, their or its agent for the following purposes: (a) to receive, complete, authenticate, send, supply, execute and deliver in the name and on behalf of the Appointor all such proxy appointments, consents (including consents to short notice), appointments, authorisations, waivers, directions, resolutions, requests, share transfers and other documents and deeds and (without limitation) to signify agreement on behalf of the Appointor to any written resolution to be passed under Part 13 Companies Act); (b) to receive notice of, attend and vote at any meeting of the shareholders (or class of shareholders) of the Target and at any adjournment of any such meeting; and (c) otherwise (and without limitation) to do all such acts and things and exercise all such rights and powers, in each case as the Appointor may be entitled to receive or do by reason of being or having been the registered holder of their relevant Target Shares, in such manner and on such terms as the Purchaser in its absolute discretion thinks fit and to the exclusion of the Appointor or any other person. 14.2 The Purchaser may delegate in writing underhand to one or more persons all or any of the powers granted to the Purchaser under the power of agency in this Clause 14 (the “Power of Agency”) on such terms as the Purchaser thinks fit and may revoke such delegation at any time.

EXECUTION VERSION 28 14.3 The Purchaser may appoint one or more persons to act as a substitute or substitutes in its place to exercise all or any of the powers granted to the Purchaser under this Power of Agency as the Purchaser thinks fit other than the power to appoint a substitute and may revoke any such appointment at any time. 14.4 This Power of Agency shall, in respect of the relevant Appointor only, continue until the later of the time at which: (a) the Purchaser or its nominee becomes the registered holder of that Appointor's Target Shares; and (b) all rights which the Appointor has or had by reason of being a registered member are exercised or lapse, and is given on the basis that the Purchaser should use its reasonable endeavours to effect such registration or exercise such rights as soon as possible save that the appointment shall terminate in any event on the date falling six months after the date of this Agreement. 14.5 During the term of the appointment, the Appointor shall: (a) hold their relevant Target Shares and all distributions, property and rights deriving from them on trust for the Purchaser as beneficial owner; (b) not do or cause or authorise any other person to do any of the acts which the Purchaser is authorised to do under this Power of Agency; (c) promptly (and in any case, within ten (10) Business Days) account to the Purchaser for all dividends, interest, bonuses, distributions or other sums of any kind whatsoever relating to their relevant Target Shares, and promptly (and in any case, within ten (10) Business Days) deliver to the Purchaser any notices, letters and other documents or communications of any kind whatsoever relating to their relevant Target Shares, in each case received by or on behalf of the Appointor after the Completion Date; (d) promptly (and in any case, within ten (10) Business Days) exercise any rights held by the Appointor by reason of being or having been a registered member and deal with the Target Shares and all distributions, property and rights deriving from them, in each case only as the Purchaser may from time to time direct; and (e) on request ratify everything which the Purchaser may do or purport to do in the proper exercise of the Purchaser's powers and/or authorities under this Power of Agency. 14.6 The Purchaser undertakes to the Sellers (i) on behalf of itself that it shall and (ii) to procure that any other party exercising the rights and powers granted by each Seller pursuant to this Power of Agency shall, exercise all rights and powers granted pursuant to this Power of Agency in accordance with all applicable Laws. The Purchaser indemnifies each Seller for any and all losses that the relevant Seller and their respective affiliates (including their respective directors, officers and employees) suffer arising from this Power of Agency.

EXECUTION VERSION 29 15. FURTHER ASSURANCE Each Party will, from time to time on being required to do so by any other Party and so far as it is reasonably able to do so, promptly and at its own expense do or procure the doing of all such acts and execute or procure the execution of all such documents as are necessary for giving full effect to this Agreement. 16. ASSIGNMENT 16.1 This Agreement shall be binding on and enure for the benefit of the successors and permitted assignees of the Parties. 16.2 Except as provided in Clause 16.3, no Party may assign or otherwise dispose of any rights under this Agreement, at law or in equity, including by way of declaration of trust without the consent of the other Parties. For the avoidance of doubt, any purported assignment by the Purchaser to any party who subsequently becomes a member of the Purchaser's Group after the Completion Date shall require the consent of the Investor Sellers. Any purported assignment in breach of this Clause shall be void and confer no rights on the purported assignee. 16.3 The Purchaser may assign all or any of its rights under this Agreement to its bankers by way of security and, subject to Clause 16.4, to any member of the Purchaser’s Group, in which case such assignment shall require consent of the Investor Sellers), provided that any such member of the Purchaser’s Group shall cease to be entitled to exercise those rights, and shall reassign those rights to the Purchaser, on ceasing to be a member of the Purchaser’s Group, and provided also that the liability of the Sellers to any such assignee shall not be greater than its liability to the Purchaser if that assignment had not occurred. If there is any such assignment, references to the Purchaser (other than in this Clause) shall be construed as references to the holder, at any relevant time, of the Purchaser’s rights under this Agreement. 16.4 The assignment to a member of the Purchaser’s Group shall be subject to the consent of each of the Investor Sellers, which consent shall be denied only if an Investor Seller reasonably believes that such assignment may expose that Investor Seller to adverse consequences under Anti-Bribery Laws, Anti Money Laundering Laws or Sanctions. 17. ANNOUNCEMENTS AND CONFIDENTIALITY 17.1 Subject to Clause 17.2, no Party may make or permit any other person to make any press release or other public announcement about this Agreement or the Transactions. 17.2 Clause 17.1 shall not apply to: (a) the Press Release; or (b) any other public announcement of the acquisition of the Target Shares made by the Purchaser, including any announcement to the customers or suppliers of (a) the Target or (b) any other member of the Purchaser’s Group, which contains no material information relating to this Agreement and the Transactions that is not in Press Release.

EXECUTION VERSION 30 17.3 Subject to Clauses 17.4 and 17.6, each Party shall treat the following information as confidential and shall not disclose or use it: (a) details of the provisions of this Agreement and any agreement, document or arrangement entered into in connection with this Agreement; (b) information relating to the negotiations leading to the execution of this Agreement and any agreement, document or arrangement entered into in connection with this Agreement; and (c) to the extent obtained as a result of or in connection with entering into, or fulfilling obligations under, this Agreement, information relating to any other Party or any member of any other Party’s Group. 17.4 Each Party may disclose or use information otherwise required by Clause 11.4 or Clause 17.3 to be treated as confidential: (a) if and to the extent included in the Press Release; (b) if disclosed to or used by that Party’s insurers, professional advisers, auditors or bankers (at any relevant time) on a strictly confidential basis; (c) in the case of the Purchaser, to its shareholders, investors and their respective affiliates; (d) in the case of an Investor Seller, to its shareholders, investors and their respective affiliates; (e) if and to the extent required for the purpose of any legal (including arbitration and regulatory) proceedings arising out of this Agreement or any other agreement, document or arrangement entered into in connection with this Agreement; (f) if and to the extent the information is or comes into the public domain through no fault of that Party; (g) if such disclosure is to a Tax Authority in connection with the Tax affairs or reporting obligations of the disclosing party; or (h) if such disclosure is to another Party (to the extent reasonably required). 17.5 Each Party shall ensure that any person to whom confidential information is disclosed pursuant to Clause 17.4(b) or 17.4(g) is made aware of the obligations of confidentiality contained in this Clause and complies with Clause 11.4 and Clause 17.3 as if binding on it directly.

EXECUTION VERSION 31 17.6 Each Party may disclose or use information otherwise required by Clause 11.4 or Clause 17.3 to be treated as confidential, or may make, or permit any person to make, any press release or other public announcement: (a) if and to the extent required by applicable law or regulation in any relevant jurisdiction; and (b) if and to the extent required or requested by any court, competent regulatory or governmental body, or securities exchange in any relevant competent jurisdiction, whether or not the requirement or request has the force of law, and, provided that the Party using such information or making or permitting such disclosure, press release or announcement shall take all such steps as are reasonably practicable in the circumstances and permitted by law and subject to legal professional privilege (including litigation privilege and/or legal advice privilege), to notify and consult with the other Party or Parties before the relevant disclosure, release or announcement is made, and shall take into account its reasonable comments. 18. COSTS 18.1 Save as provided in this Agreement, each Party shall bear its own costs, expenses and Taxes in connection with the preparation, negotiation, execution and performance of this Agreement and the documents referred to in it. 18.2 The Sellers shall procure that the Paying Agent pay £704,963.80 to PwC Corporate Finance on Completion on behalf of the Target to discharge in full the Target's obligation to settle such fee. 19. NOTICES 19.1 Any notice, consent or other communication ("Notice") given under this Agreement shall be in writing and in English and signed by or on behalf of the Party giving it, and shall be delivered by hand or internationally recognised courier service or sent by prepaid recorded or next working day delivery post (or prepaid international recorded airmail if sent internationally) in accordance with the details set out below: by hand or by post to the Purchaser: For the attention of: Scott Graeff at 301 1st St SW #200, Roanoke, VA 24011, United States; with a copy by email (which shall not constitute notice) to Aaron Binstock (abinstock@cooley.com) and Russell Anderson (randerson@cooley.com); and by hand or by post to the Sellers’ Representative: For the attention of: Anu Mehta and Andrew Gautier, Lime Rock Partners V, L.P at 247 Riverside Avenue, Suite 3, Westport, CT06880, United States

EXECUTION VERSION 32 with a copy by email (which shall not constitute notice) to Arran Mackenzie (Arran.Mackenzie@addleshawgoddard.com), Anu Mehta amehta@lrpartners.com and Andrew Gautier (agautier@lrpartners.com). 19.2 The Parties may from time to time notify each other of any other person or address for the receipt of Notices or copy Notices. Any such change shall take effect five (5) Business Days after notice of the change is received or (if later) on the date (if any) specified in the notice as the date on which the change is to take place. 19.3 Any Notice given in accordance with Clause 19.1 will be effective on receipt and, in the absence of evidence of earlier receipt, will be deemed to have been received: (a) at the time of delivery if delivered by hand or courier service; or (b) if sent by pre-paid first class post or another next working day delivery service providing proof of postage or delivery to an address in the UK, at 9.00 am (at the place of receipt of the Notice) on the second Business Day after posting or at the time recorded by the delivery service; (c) if sent by pre-paid international recorded airmail providing proof of postage or delivery to an address outside the UK, at 9:00am (at the place of receipt of the Notice) on the fifth Business Day after posting or at the time recorded by the delivery service, save that if this means that any Notice would otherwise be deemed to be received outside normal business hours (normal business hours for this purpose being between 9.00am and 5.30 pm on a Business Day at the place of receipt of the Notice), such Notice will be deemed to be received at the start of normal business hours on the next Business Day. 19.4 The provisions of this Clause 19 shall not apply in relation to the service of process in any legal proceedings arising out of or in connection with this Agreement. 20. THIRD PARTY RIGHTS Except as otherwise stated in this Agreement, a person who is not party to this Agreement shall have no right pursuant to the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement. This Clause shall not affect any right or remedy of a third party which exists or is available apart from that Act. 21. WAIVER No delay, failure or omission (in whole or part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law shall be deemed to be, or be construed as, a waiver of that or any other right, power, privilege, claim or remedy, or operate so as to bar the enforcement, exercise or pursuance of that or any other right, power, privilege, claim or remedy, in any other instance at any other time. 22. SEVERANCE 22.1 If any provision of this Agreement is found by any court or administrative or regulatory body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

EXECUTION VERSION 33 22.2 If any provision of this Agreement is so found to be invalid or unenforceable, but would be valid or enforceable if some part of the provision were deleted, restricted or limited in a particular manner, the provision in question shall apply with such deletions, restrictions or limitations as may be necessary to make it valid. 23. CUMULATIVE RIGHTS The rights and remedies provided by this Agreement are cumulative and (except as otherwise provided in this Agreement) are not exclusive of any rights or remedies provided by law. 24. PROVISIONS SURVIVING COMPLETION The provisions of this Agreement shall remain in full force and effect notwithstanding Completion. 25. COUNTERPARTS This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until each of the Parties has executed at least one counterpart. 26. ENTIRE AGREEMENT AND FRAUD 26.1 This Agreement and the Transaction Documents together constitute the entire agreement and understanding of the Parties relating to the Transactions and those documents and supersede any previous agreement between any of the Parties relating to the subject matter of this Agreement and those documents, which shall cease to have any further effect. 26.2 Nothing in this Agreement shall limit or exclude the liability of any Party for the fraud of that Party or any of its directors, or officers. 27. APPLICABLE LAW AND JURISDICTION 27.1 The validity, construction and performance of this Agreement and any claim, dispute or matter (whether contractual or non-contractual) arising under or in connection with this Agreement or its enforceability shall be governed by and construed in accordance with the law of England. 27.2 Each Party irrevocably submits to the exclusive jurisdiction of the courts of England over any claim, dispute or matter arising under or in connection with this Agreement or its enforceability or the legal relationships established by this Agreement (including non-contractual disputes or claims) and waives any objection to proceedings being brought in such courts on the grounds of venue or on the grounds that proceedings have been brought in an inconvenient forum. Each Party further irrevocably agrees that a judgment in any proceedings brought in the courts of England shall be conclusive and binding upon each Party and may be enforced in the courts of any other jurisdiction. 27.3 Nothing in this Agreement shall affect the right to serve process in any manner permitted by law.

EXECUTION VERSION 34 THIS AGREEMENT is made by or on behalf of the Parties on the date at the top of page 1.

EXECUTION VERSION 35 SCHEDULE 1 THE SELLERS Part A – The Founder Sellers and Target Shares [***]

EXECUTION VERSION 36 Part B – The Investor Sellers and Target Shares [***]

EXECUTION VERSION 37 [***]

EXECUTION VERSION 38 Part C – Alison Goligher and Target Shares [***]

EXECUTION VERSION 39 Part D – The Minority Sellers and Minority Shares [***]

EXECUTION VERSION 40 [***]

EXECUTION VERSION 41 [***]

EXECUTION VERSION 42 SCHEDULE 2 THE TARGET COMPANIES Part A – The Target Name: Silixa Ltd Date and place of incorporation: 10 April 2007, England and Wales Registered number: 06207412 Registered office: Silixa House, 230 Centennial Park, Elstree, Hertfordshire, WD6 3SN Issued share capital: 889,590 Ordinary Shares of £0.01 1,733,330 A Ordinary Shares of £0.01 each 1,000 B Ordinary Shares of £0.01 each 1,250,486 Preference Shares of $4.00 each 804,800 Preference Shares B of $4.00 each 520,986 Preference Shares C of $4.00 each 309,655 Preference Shares D of $4.00 each 330,000 Preference Shares E of $4.00 each Directors: Dylan Blackford, Mahmoud Farhadiroushan, Andrew Gautier- Winther, Alison Goligher, Ingebrigt Masvie, Tom Parker, Glynn Williams Secretary: Rasheed Abayomi Amunikoro Auditors: Lawrence Grant LLP Accounting reference date: 31 December Charges: Charge code 0620 7412 0006 in favour of HSBC UK Bank plc, Charge code 0620 7412 0005 in favour of HSBC UK Bank plc, Charge code 0620 7412 0004 in favour of HSBC UK Bank plc and Charge code 0620 7412 0003 in favour of HSBC Invoice Finance (UK) Limited.

EXECUTION VERSION 43 Part B – The Subsidiaries Name: Silixa B.V. Date and place of incorporation: 25 November 2021 (registration date: 29 November 2021) Culemborg, the Netherlands Registered number: RSIN 863283664 Registered office: Singel 250, 1016AB Amsterdam Issued share capital: 100 shares of EUR1.00 each Directors: Glynn Williams and Abayomi Amunikoro Secretary: None Shareholders (and shareholding): The Target (100%) Financial Year: 1 January to 31 December Charges: None Name: Silixa LLC Date and place of incorporation: 25 October 2010, Austin, Texas, US Registered number: 801334887 Registered office: 800 Brazos Suite 400, Austin, Texas 78701 Issued share capital: n/a as this is an LLC Governing authority: Silixa Ltd Officers: Mahmoud Farhadiroushan (President) Abayomi Amunikoro (Secretary and Treasurer) Tom Parker (Vice President) Secretary: Abayomi Amunikoro Members (and membership interest): Silixa Ltd (100%) Auditors: DRDA, PLLC Financial Year: 1 January to 31 December Charges: Lien in favour of Amegy Bank Business Credit pursuant to Purchase and Sale Agreement/Security Agreement dated 10 June 2016

EXECUTION VERSION 44 Name: Silixa Inc. Date and place of incorporation: 5 November 2021, Alberta, Canada Registered number: 2023863265 (and registered in British Columbia under A0122857) Registered office: 400 3rd Avenue SW, Suite 3700, Calgary, Alberta, T2P 4H2 Issued share capital: 100 common shares Directors: Glynn Williams Abayomi Amunikoro Officer Zara Anderson Secretary: None Shareholders (and shareholding): The Target (100%) Auditors: BDO Financial Year: 1 January to 31 December Charges: None

EXECUTION VERSION 45 SCHEDULE 3 COMPLETION OBLIGATIONS 1. The Sellers shall deliver or make available to the Purchaser: 1.1 the Disclosure Letter, duly executed by the Founder Sellers; 1.2 the Purchase Price Schedule; 1.3 the Minority SPA duly executed by the Minority Sellers; 1.4 the stock transfer forms (in the Agreed Form) in favour of the Purchaser, or any nominee specified by the Purchaser for this purpose, from each Seller in respect of their respective Target Shares, duly executed by each Seller (or his, her or their attorney); 1.5 the share certificates representing the Target Shares (if available); 1.6 the Investment Agreement Deed of Termination duly executed by the Target and the Sellers and the relevant Minority Sellers; 1.7 the resignation (in the Agreed Form) from their respective offices of each of the directors and secretaries of the Target Companies; 1.8 the Service Agreements, duly executed by the relevant senior employees and the Target; 1.9 the Consultancy Agreement, duly executed by the relevant individual and the Target; 1.10 the Settlement Agreements, duly executed by the relevant individuals and the Target; 1.11 confirmation from the Sellers that a determination has been made pursuant to rule 10.1A of each Option Plan; 1.12 the adopted RSU Sub Plan to the Silixa Ltd 2020 Enterprise Management Incentive Plan (the “Target RSU Sub Plan”) in the Agreed Form; 1.13 the duly executed Deed Poll; 1.14 duly executed assignments of intellectual property in a form approved by the Purchaser from each of Daniel Perez, Massimiliano Buonamico, Wilhelm Stapelberg; 1.15 duly executed assignments of intellectual property in a form approved by the Purchaser from each of Christophe Ramananjoana, Alister Hale and Nick Holland and their respective personal services companies; 1.16 statements for each bank account of the Target Companies at the close of business on the third Business Day preceding Completion;

EXECUTION VERSION 46 1.17 the Companies House online filing codes, seal (if any), electronic statutory registers, certificate of incorporation, electronic minute books of the Target Companies, complete and up-to-date up to (but not including) Completion; 1.18 a copy of the signed minutes of a meeting of the directors of each Target Company, in the Agreed Form, resolving that such Target Company should execute or sign each document to be executed or signed by or on behalf of it at Completion, authorising the execution or signing of those documents by each person executing or signing on behalf of such Target Company, and taking any other action reasonably required by the Purchaser as a result of Completion; 1.19 the FIRPTA Certificate; and 1.20 a properly completed and duly executed appropriate IRS Form W-8 or W-9, as applicable from the Target, each Seller and any other recipient of a payment pursuant to this Agreement. 2. Subject to the Sellers complying with paragraph 1, the Purchaser shall deliver to the Founder Sellers Counsel and Investor Sellers Counsel: 2.1 the Disclosure Letter, duly executed for and on behalf of the Purchaser; 2.2 the Minority SPA, duly executed for and on behalf of the Purchaser; 2.3 a copy of the W&I Insurance Policy and evidence to the Sellers that the W&I Insurance Policy has been put on risk at Completion; 2.4 a template Converted RSU Agreement; and 2.5 a copy of the resolutions of the directors of the Purchaser resolving that the Purchaser should complete this Agreement, and execute or sign each other document to be executed or signed by or on behalf of it at Completion, and authorising the execution or signing of those documents by each person signing on behalf of the Purchaser and the Purchaser shall execute and deliver such documents. 3. At Completion, the Purchaser shall pay the premium payable under the W&I Insurance Policy in accordance with the terms of the W&I Insurance Policy.

EXECUTION VERSION 47 SCHEDULE 4 WARRANTIES Part A – Fundamental Warranties 1. TITLE 1.1 Each Seller is the legal and beneficial owner of the Target Shares set out alongside its name in Schedule 1, which are validly issued and free from Encumbrances, and is entitled to enjoy and exercise all of the rights of members in relation to the Target. 1.2 Each Seller is not party to any transaction (other than the Transactions) pursuant to, or as a result of, which any of its Target Shares (or any of them) are, or may become, liable to be transferred or re-transferred to another person. 2. CAPACITY 2.1 Each Seller has all necessary power and authority to enter into and the capacity to act and perform its obligations under this Agreement and all agreements and documents to be executed or signed by it or on its behalf pursuant to this Agreement. 2.2 This Agreement, and all agreements and documents to be executed or signed by or on behalf of the Sellers pursuant to this Agreement, constitute, or will when executed or signed constitute, binding and enforceable obligations on the Sellers in accordance with their respective terms. 2.3 The execution and delivery by the Sellers of this Agreement and each of the other documents to be executed or signed by or on behalf of the Sellers pursuant to this Agreement, and compliance with their respective terms shall not breach or constitute a default: (a) under any agreement or instrument to which a Seller is a party or by which a Seller is bound; (b) of any order, judgment, decree or other restriction applicable to a Seller; or (c) under applicable Law; and (d) will not require the consent of any third party or the providing of notice to, or the filing or registration with, any governmental authority. 2.4 Each Seller has not: (a) had a bankruptcy petition presented against it or been declared bankrupt, and no decision has been taken to appoint a trustee or receiver for any Seller; (b) been served with a statutory demand, or is unable to pay its debts within the meaning of the Insolvency Act 1986; (c) entered into, or has proposed to enter into, any composition or arrangement with, or for, its creditors (including an individual voluntary arrangement); or

EXECUTION VERSION 48 (d) been subject of any other event analogous to the foregoing in any jurisdiction.

EXECUTION VERSION 49 Part B – General Warranties 1. DEFINITIONS In this Part B: “Agency Worker” means any individual who is supplied by a third party to work for and under the supervision and direction of any Target Company, but excludes any Consultant; “Anti-Bribery Laws” means all applicable laws and regulations relating to anti-bribery or anti- corruption in any jurisdiction (including the Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act); “Competition Law” means all applicable competition, state aid, antitrust or merger control laws in any jurisdiction in which the Target Companies have material assets or carry on business or where their activities have an effect; “Computer Data” means the computer-readable information or data owned or used by the Target Companies and stored in electronic form within Computer Software/Computer Hardware (but excluding Computer Software itself); “Computer Hardware” means the computer hardware, equipment and ancillary equipment (other than the Computer Software and Computer Data) owned or used by the Target Companies and all related manuals and documentation; “Computer Software” means the computer programs owned or used by the Target Companies and all related manuals and documentation; “Computer System” means the Computer Hardware, Computer Data and Computer Software; “Consultant” means any individual who is not an Agency Worker, Employee or Worker who has undertaken to do or perform personally or through a personal services company, or is supplied to do or perform personally or through a personal services company, any work or services for any Target Company, in business on their own account; “Controller” has the meaning given to that term in Article 4(7) of the GDPR; “Data Protection Legislation” means all applicable laws and regulations relating to the privacy, Processing, security or protection of Personal Data, including, where applicable, the Data Protection Act 2018, the GDPR and the Privacy and Electronic Communications (EC Directive) Regulations 2003; “Data Subject” has the meaning given to that term in Article 4(1) of the GDPR; “Debenture” means the outstanding charges registered against the Target as set out in Part A of Schedule 2;

EXECUTION VERSION 50 “Employee” means any person employed by any Target Company under a contract of employment; “EU GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016; “GDPR” means the EU GDPR and/or the UK GDPR (as applicable); “Grant Funding” means any funding or other aid or assistance from any central, state or local government body or authority, any statutory undertaking, any other public body or authority, or any other body funded by public money; “IT Assets” has the meaning given in paragraph 9.1; "Material Counterparty" means any customer, client or supplier of a Target Company that represented at least 1% of the total purchases or supplies made by or to that Target Company representing the period of 12 months ending on the date of this Agreement; “Pension Schemes” means the (i) UK Pension Scheme; (ii) the pension scheme used by Silixa Inc with Manulife and; (iii) the pension scheme used by Silixa LLC with Paychex, in each case as in force at Completion; “Personal Data” has the same meaning as the term “personal data” under the Data Protection Legislation; “Personal Data Breach” has the meaning given in Article 4(12) of the GDPR; “Privacy Policies” means each of the Target Companies’ external or internal privacy policies and notices; “Processing” has the meaning given to that term in Article 4(2) of the GDPR, and “Process” and its derivatives shall be construed accordingly; “Relevant Transfer” means a relevant transfer under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006, respectively (as amended and consolidated from time to time) and any legislation equivalent or similar to, or enacted to give effect to, the European Union’s Council Directive 23/2001 in connection with the transfer of employees in any jurisdictions wheresoever; “Restricted Country” means any country or geographic region subject to comprehensive economic sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, which currently includes: Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk and Luhansk People’s Republic regions of Ukraine; “Restricted Party” means (i) any person included on one or more of the Restricted Party Lists, (ii) any person owned by or acting on behalf of a person included on one or more of the Restricted Party Lists, or (iii) a person ordinarily resident in or an entity that is located in or organized under the laws of a Restricted Country;

EXECUTION VERSION 51 “Restricted Party Lists” includes the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, all administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the consolidated list of Persons, Groups and Entities subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; and similar lists of restricted parties maintained by other applicable governmental entities; “Sanctions” means those applicable trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (i) the United States (including without limitation OFAC), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty’s Treasury, or (v) other similar governmental authorities with regulatory authority over the Target Companies and their respective operations from time to time; “Security Breach” means any security breach, compromise or other event, which leads to the unintended, accidental, unauthorised or unlawful destruction, loss, alteration, disclosure of, or access to the IT Assets or any portion of any of the foregoing, including (in each case) any and all data (including Personal Data), content, media, information or Software stored therein; “Target Processor” means any person who Processes Personal Data on behalf of the Target Companies; “Target Websites” means silixa.com, silixa.co.uk, silixa.org, silixa.info, silixa.net and silixaodb.com. “UK GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27th April 2016 as it forms part of UK law by virtue of section 3 of the European Union (Withdrawal) Act 2018, as amended (including by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019); “UK Pension Scheme” means the defined contribution pension scheme used by the Target for auto-enrolment provided by Aegon; “US Employee Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA) and each other retirement, pension, profit-sharing, deferred compensation, bonus, cash incentive or commission, stock purchase, stock ownership, equity or equity-based incentive, transaction, change in control, retention, severance, vacation, paid time off, supplemental unemployment benefit, health or welfare, employment, independent contractor, fringe-benefit, or other benefit or compensatory plan, program, policy, practice, agreement, arrangement or Contract, whether formal or informal and whether written or unwritten that is sponsored, maintained, contributed to, required to be contributed to or with respect to which the Target Companies could reasonably be expected to have any liability or obligation with respect to any current or former Employee, Consultant, Agency Worker or Worker of the Target Companies in the US; and

EXECUTION VERSION 52 “Worker” means any director or other individual, who is not an Employee, Consultant or Agency Worker and who is engaged by any Target Company under a contract to do or perform personally any work or services for the Target Companies where the Target Companies are not, by virtue of such contract, a client or customer of any profession or business carried on by the individual. 2. Target Shares and other securities 2.1 The issued share capital set out in Part A of Schedule 2 constitutes the entire issued share capital of the Target. 2.2 The issued share capital in respect of each Subsidiary set out in Part B of Schedule 2 constitutes the entire issued share capital of that Subsidiary. 2.3 The persons listed as the shareholders of each Subsidiary in Part B of Schedule 2 are the legal and beneficial owners of the number of shares in the relevant Subsidiary set out against their names, which are validly issued and free from any Encumbrances, and are entitled to enjoy and exercise all their respective rights as a member in relation to that Subsidiary. 2.4 No person has a right or has claimed to have a right (whether exercisable now or at a future date and whether contingent or not) to subscribe for, convert any security into or otherwise acquire, any shares, debentures or other securities of any Target Company, including pursuant to an option or warrant or under any similar agreement or arrangement. 2.5 No Option shall be exercised in connection with the transactions recorded by this Agreement. 2.6 No Target Company has been a party to any transaction pursuant to or as a result of which shares in any Subsidiary which are owned or purportedly owned by a Target Company are, or may become, liable to be transferred or re-transferred to another person. 2.7 No share in the capital of any Target Company has been allotted at a discount or otherwise than as fully paid. 2.8 The Target Shares are not “taxable Canadian property” within the meaning of the Income Tax Act (Canada). 2.9 No Target Company has any agency, branch or other place of business or permanent establishment outside its place of incorporation. 3. Accounts 3.1 The Accounts have complied in all material respects with applicable law and UK GAAP as at the Accounts Date. 3.2 The Accounts have been prepared in accordance with the policies, methodologies, categorisations, discretion and judgement in a manner consistent with the way in which the same were applied in the preparation of the accounts of the Target Companies in the two (2) financial years prior to the financial year ending on the Accounts Date.

EXECUTION VERSION 53 3.3 The Accounts give a true and fair view of the state of affairs of the Target Companies at the Accounts Date and of the profit or loss of the Target Companies for the financial year ended on such date. 3.4 The Accounts were not (save as they expressly disclose) affected by any unusual items or transactions not on an arm's length basis. 3.5 A complete and accurate copy of the Accounts that is the version that was signed off by the Target’s auditors and directors is included in the Data Room. 4. Management Accounts and Locked Box Accounts 4.1 Each of the Management Accounts and the Locked Box Accounts: (a) have been prepared in good faith and in a manner consistent with the preparation of the Accounts; and (b) are not misleading and provide an accurate reflection of the financial affairs of the Target Companies at the date to which they have been prepared and its results for the period covered by the Management Accounts and the Locked Box Accounts (as applicable). 4.2 A complete and accurate copy of the Management Accounts and the Locked Box Accounts is included in the Data Room. 5. Events since the Locked Box Accounts Date 5.1 Since the Locked Box Accounts Date as regards each Target Company, except in accordance with the terms of this Agreement or any agreement in the Agreed Form: (a) its business has been carried on in the ordinary course and so as to maintain the same as a going concern and the Target Company has not entered into any agreement, commitment or arrangement otherwise than in good faith and on arms' length terms; (b) it has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset (other than trading stock in the ordinary course of the business carried on by it) or assumed or acquired any material liability (including a contingent liability) that is not included in the Management Accounts or any shares, debentures or other securities or rights to share in the capital or profits of any undertaking; (c) no dividend or other distribution (as defined by sections 1000, 1064 and 455, 459, and 460 of the CTA 2010) has been declared, made or paid to its members nor has it repaid any loan capital or other debenture; (d) no material change has been made (or agreed to be made) in the emoluments or other terms of employment of any of its Employees who are in receipt of remuneration in excess of £50,000 per annum in base salary or of any of the directors of the Target Company nor has it paid or agreed to pay any bonus or special remuneration to any Employee;

EXECUTION VERSION 54 (e) it has not borrowed monies (except in the ordinary course of the business carried on by it or from its bankers under agreed loan facilities) or cancelled, reduced or waived any material debt, claim or right of such Target Company; (f) no Target Company has made any loan or advance to any other person; (g) there has been no increase of more than 3% in operating expenses, or decrease of more than 3% in turnover, of the Target Companies as a whole by comparison with the same period in the previous financial year or with the budget of the Target Companies for the current financial year, a complete and accurate copy of which is included in the Disclosure Documents; (h) no Target Company has made or agreed to make any single item of capital expenditure exceeding £20,000 nor have the Target Companies together made or agreed to make capital expenditure in aggregate exceeding £50,000; (i) there has not been any material adverse deterioration in the financial or trading position, operations or as far as the Founder Sellers are aware, prospects of the of the Target Company or Business (whether in consequence of normal trading or otherwise) and, so far as the Founder Sellers are aware, there are no circumstances likely to give rise to such a change other than circumstances likely to affect generally the industry in which the Target Company operates; (j) there has been no increase or decrease of more than 10% in the level of the stock-in- trade and work-in-progress of any Group Company; (k) no part of the Business has been affected to a material and adverse extent by the termination of any order or contract with a Material Counterparty nor so far as the Founder Sellers are aware are there any circumstances likely to lead to such termination; (l) no Target Company has incurred, or agreed to incur, any liability (whether actual or contingent) with a value exceeding £10,000 other than in the ordinary course of its business; (m) no Employee has been dismissed or made redundant; (n) no Target Company has modified, amended or adjusted the type or amount of insurance coverage maintained by the Target Company, other than in the ordinary course; and (o) no resolution of the shareholders of the Target Company has been passed or proposed or circulated to those shareholders. 6. Distributions All dividends and distributions declared, made or paid by the Target Companies at any time in the six (6) years prior to the date of this Agreement were declared, made or paid in accordance with applicable law, the then articles of association or equivalent constitutional document of the Target Companies.

EXECUTION VERSION 55 7. Litigation 7.1 No Target Company nor, so far as the Founder Sellers are aware, any person for whose acts and defaults it may be vicariously liable, is at present: (a) engaged whether as claimant, defendant or otherwise in any legal action, proceeding or arbitration which is either in progress or has been threatened in writing (including email) (other than as claimant in the collection of debts arising in the ordinary course of the business carried on by it none of which exceeds £5,000 and which do not exceed £10,000 in aggregate); or (b) being prosecuted for any criminal offence. 7.2 No Target Company has received written notice (including email) that it is the subject of any governmental, regulatory or official investigation or inquiry. 7.3 There are no circumstances known to any of the Founder Sellers reasonably likely to lead to any such claim or legal action, proceeding or arbitration, prosecution, investigation or inquiry. 7.4 No Target Company nor any of its directors or officers, nor, so far as the Founder Sellers are aware, any Employees or any other person acting for or on behalf of the Target Company is being prosecuted for an offence, nor are they or, so far as the Founder Sellers are aware, been the subject of any investigation, or inquiry by, or on behalf of, any governmental, administrative or regulatory authority, in respect of any offence, under the Anti-Bribery Laws or under applicable anti-corruption laws or regulations of any other jurisdiction, and there are no circumstances known to any of the Founder Sellers reasonably likely to give rise to any such prosecution, investigation or inquiry. 7.5 The Target Companies have not received written notice that an officer, Employee, Worker, Consultant or other person who performs services for or on behalf of the Target Companies: (a) is engaged in or subject to any proceedings or investigation by any governmental, judicial or regulatory body; or (b) has done or omitted to do any act or thing in the course of their employment with and/or engagement by the Target Companies in contravention of any law or regulation, in each case which would be likely to have an adverse effect on the reputation or goodwill of the Target Companies. The Target Companies have not received written notice (including email) that any such proceedings or investigations are threatened against any such person.

EXECUTION VERSION 56 8. Property Title 8.1 Except for the Properties, no Target Company owns, lets, occupies or otherwise uses any property or has any legal or equitable right in relation to any property. 8.2 The Properties are all occupied solely by one or more of the Target Companies. 8.3 Each Target Company is the legal and beneficial owner of the specified interest in the Properties against which its name appears in Schedule 6. Information 8.4 All of the information contained in Schedule 6 is complete and accurate. 8.5 Complete and accurate copies of the following are included in the Disclosure Documents: (a) the Leases and all supplemental and collateral documentation; (b) any other documents granting or evidencing a right to use or occupy any of the Properties; (c) up to date Land Registry official copies and title plans relating to the registered titles of the Properties; and (d) any documents containing or referring to any other Encumbrances of which the Founder Sellers are aware (and to the extent that they are not formally documented summaries providing complete and accurate details of the same).

EXECUTION VERSION 57 8.6 Each Target Company has in its possession or control all relevant title deeds and documents relating to the Properties against which its name appears in Schedule 6. Encumbrances 8.7 The Properties are not subject to outgoings other than business and water rates and, in the case of Leasehold Properties, rent, insurance premiums, service charges and other payments due under the relevant Lease. 8.8 The Properties benefit from all necessary services for the business conducted at the Properties. 8.9 Access to and egress from the Properties from and to the public highway over the estates of which the Properties form part has been exercised with or without vehicles at all times and without interference or issue by the Target Company tenant and its authorised persons and at no cost. Liabilities 8.10 No Target Company has any liability (whether actual or contingent) in respect of any land or buildings formerly owned or occupied by it or in respect of any related documentation other than as Disclosed. 8.11 No Target Company has any liability (whether actual or contingent) under any guarantee or indemnity in respect of any land or buildings. Compliance, adverse notices and disputes 8.12 No Target Company has received a notice of material breach of: (a) any planning law or regulation or statutory obligation affecting any of the Properties or their use; or (b) any environmental or health and safety law or regulation in relation to any of the Properties.

EXECUTION VERSION 58 8.13 No Target Company has been notified of any outstanding compulsory purchase notice, closing demolition or clearance order, enforcement notice or stop notice affecting any of the Properties. 8.14 No Target Company is in dispute with any neighbouring owner with respect to any boundary wall or fence relating to any of the Properties, any easement or right over or means of access to or from any of the Properties, or any other matter relating to any of the Properties. 8.15 Each Target Company has obtained and complied with all registrations, licences, authorisations, permits and consents in respect of the Properties which it is required to have under any applicable law or regulation for the operation of its business and all such registrations, licences, authorisations, permits and consents are in full force and effect. Leasehold Properties 8.16 In relation to each Leasehold Property set against its name in Schedule 6, each Target Company has paid the rent and is not in breach of the covenants on the part of the tenant and the conditions contained in the relevant Lease and in any supplemental or collateral documentation. 8.17 All notices given and requirements notified by the landlord under any Lease have been complied with. 8.18 All the Leases are subsisting. 8.19 The licences, consents and approvals required from the landlords and any superior landlords under the Leases have been obtained. 8.20 No rent review is outstanding or in progress under any of the Leases. 8.21 As far as the Founder Sellers are aware, each Leasehold Property is validly elected for VAT by the Target Company’s landlord. 8.22 No notice to determine any Lease has been served on or by any Target Company. 8.23 So far as the Founder Sellers are aware, the landlord of each Leasehold Property has observed and performed the covenants on the part of the landlord and the conditions contained in the relevant Lease and in any supplemental or collateral documentation. 9. Information Technology 9.1 All Computer Software, Computer Hardware, telecommunications and network equipment owned, leased or licensed in by or to the Target Companies (collectively, the “IT Assets”), which are material to the Business are in reasonable working order (subject to fair wear and tear) and are being regularly and properly maintained in all material respects in accordance with applicable laws and regulations. 9.2 The IT Assets are sufficient to fulfil the current needs of the Business. 9.3 Each element of the IT Assets which is:

EXECUTION VERSION 59 (a) owned by the Target Companies, is owned free from any Encumbrance; and (b) not owned by the Target Companies, is used pursuant to agreement and/or licence between the Target Companies and a third party. A complete and accurate list of such agreements which are material to the Business is Disclosed. 9.4 All IT Assets have the benefit of appropriate support and maintenance agreements which are Disclosed, or which form part of the Standard Inbound IP Contracts, none of which have a term that is due to expire on or before the date falling one (1) year following Completion. 9.5 The Target Companies have in place, and have at all relevant times materially complied with, documented back-up, disaster recovery and other systems and procedures (which accord with standards required by good industry practice) to enable the Business to continue without material adverse change in the event of a failure of the Computer System. 9.6 The Target Companies have not suffered (i) any material, repeated, persistent or prolonged failures or breakdowns of any of the IT Assets which have resulted in material, repeated, persistent or prolonged disruption to the Business; or (ii) a Security Breach which has resulted in any disruption to the Business. 9.7 The Target Companies have in place, and have at all relevant times materially complied with, documented policies and procedures (which accord with standards required by good industry practice) regarding, without limitation, the use of appropriate virus-checking software, password protection procedures and the taking and storing of back-up copies of such data, to ensure the security of the IT Assets and the confidentiality, integrity and security of all data held on or processed by the IT Assets. 9.8 In the six-month period immediately preceding the Completion Date, the Target Companies have procured performance of a penetration and vulnerability test in respect of the IT Assets by a suitably-qualified and competent third party provider, the results of which did not include any risks or vulnerabilities that: (a) were categorised as ‘very high’, ‘critical’, ‘urgent’, ‘high’ or similar; and/or (b) could reasonably be expected to result in a Security Breach. 9.9 A copy of the standard terms and conditions of the Target Companies governing access to and use of the Target Websites available at https://silixa.com/about-us/terms-conditions/. 9.10 The contents of the Target Websites comply in all material respects with all applicable laws and regulations in the United Kingdom. 9.11 The Target Companies (and not any current or former Target employee, contractor, consultant or any other person) are the sole registrants of the domain names for the Target Websites, and any other customer-facing domain names used to conduct the Business. 10. Assets, debts and stock 10.1 None of the book debts included in the Accounts, or the Locked Box Accounts have been outstanding for more than three (3) months from their due dates for payment and, so far as

EXECUTION VERSION 60 the Founder Sellers are aware, all such debts have realised or will realise in the normal course of collection their full value save as provided in the Accounts, the Locked Box Accounts. 10.2 Other than in relation to the Debenture, the Target Companies have not granted any security over any part of their undertaking or assets. 10.3 There is no Encumbrance over any asset owned or used by the Target Companies for the purposes of their business (including any receivable or debt due to the Target Companies) and, save for any (i) assets used by the Target Companies pursuant to any lease, licence or similar arrangement, (ii) Inbound IP Contracts and (iii) IT Assets, the Target Companies are the owners of all assets used by the Target Companies for the purposes of their business. 11. Arrangements with connected persons 11.1 There are no loans made by the Target Companies to any of their directors or shareholders and/or any person connected with any of them and no debts or liabilities owing by the Target Companies to any of their directors or shareholders and/or any person connected with them as aforesaid. 11.2 Save as Disclosed, there are no existing contracts to which the Target Companies are a party and in which any of their directors or shareholders and/or any person connected with any of them is interested, other than this Agreement, the Disclosure Letter and any other Transaction Document. 11.3 No Seller nor any person connected with a Seller owns any property used by the Target Companies. 11.4 No business of the Target Companies as carried on at the date of this Agreement requires the provision of any goods or services by, or the use of any assets owned or leased by, any directors or shareholders of the Target Companies and/or any person connected with any of them. 11.5 No director and/or so far as the Founder Sellers are aware, any shareholder of the Target Companies and/or person connected with any of them is engaged, interested or concerned, directly or indirectly, in any business which is, or is reasonably likely to become, competitive with the business of the Target Companies. 11.6 The Target Companies have not transferred any asset to or received any asset from any directors or shareholders of the Target Companies and/or any person connected with any of them other than by way of (i) lawfully declared dividend, (ii) an existing arrangement which has been Disclosed; or (iii) remuneration paid in accordance with the relevant employment and/or engagement agreement. 12. Employment and Pensions 12.1 The following details (as applicable) of all officers, Employees, Agency Workers, Workers and Consultants of the Target Companies are set out in the Disclosure Letter or in the Disclosure Documents (with cross references to such Disclosure Documents included in the Disclosure Letter) on an anonymised basis:

EXECUTION VERSION 61 (a) the Target Company that engages and/or employs them; (b) details of notice periods to terminate any applicable contract or, if a fixed term, the expiry date of the fixed term; (c) the type of contract (whether full or part-time or other); (d) the jurisdiction in which the individual works and/or is paid; (e) commencement date of each contract; (f) the date on which continuous service began; (g) details of any period of leave for any reason (save for annual holidays or sickness absence of less than one continuous month); (h) job title; and (i) details of all remuneration, incentives and benefits (which the Target Companies are bound to provide, from time to time). 12.2 Complete and accurate copies of all template contracts of employment, written agreements and commitments, handbooks, policies and any other documents containing working practices or arrangements which apply to the employment or engagement of any of the officers, Employees, Agency Workers, Workers and Consultants are contained in the Disclosure Documents (together, the “Template Contracts”), together with a list setting out each officer, Employee, Agency Worker, Worker and Consultant to which each such Template Contracts applies. 12.3 No contract of or agreement with any Agency Worker, Consultant, Employee or Worker deviates or differs from the Template Contracts. 12.4 The Disclosure Letter contains details of all terms of employment and/or engagement in respect of each director of the Target Companies. 12.5 The Disclosure Letter contains anonymised details of any officer, Employee, Agency Worker, Worker or Contractor who is on maternity, paternity, shared parental, adoption, or parental leave or other leave or has been (or is expected to be) absent due to ill health for more than one continuous month and the reason for the absence. 12.6 Each Employee is employed exclusively in the business of the Target Companies and no employees work in the business of the Target Companies, other than the Employees. 12.7 The Disclosure Letter contains anonymised details of all persons engaged or employed by the Target Companies who are not Employees or Workers (including without limitation, any and all agency workers, self-employed persons, freelancers, consultants, contracted labor or agents) and no person is currently seconded to or from the Target Companies. 12.8 The Target Companies do not owe any amount to, nor do they have any outstanding obligations arising directly from any employment or engagement (as applicable) in respect of,

EXECUTION VERSION 62 any of their present or former agency workers, workers, directors, officers, employees or consultants other than any remuneration and other benefits accruing in the ordinary course of employment or engagement (as applicable). 12.9 No Target Company is party to, bound by or proposing to introduce in respect of any of its current or former directors, officers, Employees, Workers, Consultants or Agency Workers, any redundancy payment scheme (providing benefits in excess of statutory redundancy pay), any incentive arrangement or scheme (including, without limitation, any share option or share award plan, commission, profit sharing or bonus scheme) and/or any termination payment, damages or compensation on or in connection with the termination of employment and/or engagement of any current or former director, officer, Employee, Worker, Consultant or Agency Worker and no Target Company operates any customary practice of making such payments. 12.10 No notice to terminate the employment and/or engagement of any officer, Employee, Agency Worker, Worker or Consultant (whether given or received by the relevant Target Company) is pending, outstanding or threatened, and there are no circumstances likely to give rise to such notice. 12.11 No offer of employment or engagement has been made by any Target Company that has not yet been accepted, or that has been accepted but where the employment or engagement has not yet commenced. 12.12 No officer, Employee, Agency Worker, Consultant or Worker (or former officer, employee, agency worker, consultant or worker) will be entitled, as a result of the entering into of this Agreement or Completion, to: (a) terminate their employment or engagement or cause their employment or engagement to be terminated; (b) receive any payment, reward or benefit of any kind (including any enhancement in or improvement to their remuneration, benefits or terms and conditions of employment or engagement); or (c) treat themselves as being dismissed or otherwise released from any obligation to any Target Company. 12.13 No gratuitous payment has been made or promised in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment or of any contract for services of any present or former director, officer, employee, agency worker, worker or consultant of the Target Companies. 12.14 No Target Company has within the 12 months immediately preceding the Completion Date (other than as required by law and/or in the ordinary course of business and consistent with past practice): (a) offered or agreed to increase, the remuneration of; or (b) offered or sought to alter, any of the benefits provided to and/or and of the terms and conditions of employment or engagement of,

EXECUTION VERSION 63 any officer, Employee, Agency Worker, Consultant or Worker, nor are any negotiations for any such increase or alterations expected or likely to take place within the 12 months immediately following the Completion Date. 12.15 No proposal or commitment has been communicated to any officer, Consultant, Employee, Agency Worker or Worker regarding the introduction, award, increase or improvement of any remuneration in any form (howsoever arising) and/or any material benefit, which is pending and has not taken effect as at the date of this Agreement or Completion. 12.16 The Target Companies are not under any obligation to make any payment on redundancy and/or reduction in force in excess of any mandatory statutory payment as required under applicable law. 12.17 No Target Company has incurred any actual or contingent liability in connection with the termination of employment or engagement of any officer, Employee, Agency Worker, Consultant or Worker, or for failing to comply with any order for the reinstatement or re- engagement of any officer, Employee, Agency Worker, Consultant or Worker and no person formerly employed or engaged by the Target Companies, has at the Completion Date any right, now or in the future, to return to work or to be to be reinstated or re-engaged by the Target Companies. 12.18 No officer, Employee, Agency Worker, Consultant or Worker (or any former officer, employee, agency worker, consultant or worker) is bound by any subsisting restrictive covenant or other similar restriction in relation to a former employer or any other business or undertaking. 12.19 No Consultant (or former consultant), who has performed or is currently performing services for the Target Companies, has been incorrectly classified for any purpose as an independent contractor rather than as an employee or worker, or should properly be classified for any purpose as an independent contractor rather than as an employee or worker. the Target Companies have not incurred, and neither do they reasonably expect to incur, any liability relating to the statutory rights of employees and workers with respect to any misclassification of any person as an independent contractor rather than as an employee or worker and such Consultants (or former consultants) have no claims against the Target Companies whatsoever, including without limitation, arising from the application of any applicable labor, tax and/or social security laws and regulations in place and in force from time to time in the respective jurisdiction. 12.20 No individual who is, or has previously been, engaged by the Target Companies as a Consultant, contractor, or freelancer (or to otherwise provide services to the Target Companies), whether directly or through a personal services company or other intermediary, or who provides or has previously provided services to the Target Companies through an employment agency or business: (a) has been (or should have been) engaged or treated (including for tax purposes) as an employee or worker of the Target Companies and no such individual or tax authority has brought or intimated any claim or action against the Target Companies on this basis; or

EXECUTION VERSION 64 (b) has been engaged in circumstances falling within Chapter 8, Part 2 ITEPA such that the Target Companies have been, may be, or will become liable to account for income tax or to collect or account for any national insurance contributions in respect of such individual. 12.21 The Target Companies have complied with all material obligations imposed on them contractually in relation to each officer, Agency Worker, Consultant, Employee and Worker (and each former officer, Agency Worker, Consultant, Employee and Worker) and with all material legal and/or regulatory obligations imposed on them at any time relevant to the relations between them and any or all of their officers, Agency Workers, Consultants, Employees or Workers (or former officers, Agency Workers, Consultants, Employees or Workers) or between them and any recognised trade union, employee representation body, work councils or staff associations. 12.22 In relation to each officer, Employee, Agency Worker, Consultant or Worker (or any former officer, employee, agency worker, consultant or worker) of the Target Companies, and any representatives of such persons, the Target Companies have complied with all obligations, awards, orders, recommendations and declarations imposed on it or made by or under statute, statutory instrument, European Community law, common law or in equity, contract, collective agreement, terms and conditions of employment and/or engagement, staff handbook, company policy, custom and practice, or any codes of conduct and/or practice or any body with functions or powers in relation to employees or workers, and with any arbitration awards and declarations. 12.23 In respect of the Employees and Workers (and former employee and workers), the Target Companies have maintained adequate records in respect of PAYE income tax and national insurance contributions, statutory sick pay, statutory maternity, paternity, adoption and shared parental pay. 12.24 There is no liability, outstanding or contingent or anticipated, to or in respect of any officer, Employee, Agency Worker, Consultant or Worker (or any former officer, employee, agency worker, consultant or worker of the Target Companies) other than remuneration accrued and unpaid in respect of wages or salary or reimbursement of normal business expenses in each case for the month current at the Completion Date. 12.25 Each Target Company (where applicable) has afforded all Employees and Workers (and former employees and workers) the right to paid holiday under regulations 13 and 13A of the Working Time Regulations 1998 (SI 1998/1833) (“WTR 1998”) and has not deterred or prevented any Employee or Worker (or former employee or worker) from taking such holiday whether or not requested. 12.26 In respect of each of the Employees and Workers (and all former employees and workers of each Target Company), all holiday pay for periods of holiday taken under regulation 13 of the WTR 1998 has been calculated and paid in accordance with the UK retained version of Directive 2003/88/EC of the European Parliament and of the Council of 4 November 2003 concerning certain aspects of the organisation of working time. 12.27 Every officer, Employee, Agency Worker, Consultant and Worker has current permission to work and all other necessary permissions to enter and/or remain in the appropriate jurisdiction

EXECUTION VERSION 65 in which they provide services of employment and/or engagement to the Target Companies and each Target Company has taken all necessary steps to comply (in respect of each officer, Employee, Agency Worker, Consultant and Worker working in the United Kingdom) with the Immigration, Asylum and Nationality Act 2006 and UK Home Office guidance (as amended from time to time) (where appropriate), and any other applicable immigration or work permit laws and regulations, including without limitation, compliance with applicable law, right to work checks (including the keeping of necessary records in connection with the same), and compliance with sponsor duties and reporting requirements to the UK Home Office (or such equivalent immigration body in the relevant jurisdiction) in relation to each officer, Employee, Agency Worker, Consultant or Worker (and all former officers, employees, agency workers, consultants and workers) in any relevant jurisdiction. 12.28 Where any Target Company is aware of a requirement to do so under the disability provisions of the Equality Act 2010, that Target Company has made any reasonably required adjustments within the workplace in relation to any officer, Agency Worker, Consultant, Employee or Worker in respect of whom such requirement arises. 12.29 The Target Companies have not made any loan or advance to any officer, Employee, Agency Worker, Worker or Consultant (or former officer, employee, agency worker, worker or consultant) that is still outstanding and the Target Companies are not under any subsisting obligation to make any such loan or advance. 12.30 No Employee or Worker is subject to a current disciplinary warning or formal procedure including in relation to their performance. 12.31 No dispute is outstanding, threatened or reasonably expected between any Target Company and any of its officers, Employees, Workers, Agency Workers or Consultants (or former officers, employees, agency workers, workers or consultants) with respect to their employment or engagement with the Target Company, their contract and/or the termination thereof. 12.32 No Target Company (i) has entered into any collective agreements, recognition agreements and/or arrangement with any trade union, employee representative or body of employees or their representatives (whether binding or not and nor is any application for recognition pending) and nor are there any works councils or staff associations or other employee representatives in place (and nor is any application for recognition pending); (ii) is involved in any industrial or trade dispute, or negotiation regarding a claim, (and no such claim or dispute is existing, pending or threatened), with any trade union, group or organisation of Employees or Workers or their representatives and there are no circumstances (including Completion) likely to give rise to such a dispute or claim; and (iii) has acted in any way that may be construed as giving any trade union, employee representative or body of employee or their representatives, work councils or staff associations or any other employee representatives in place, any legal entitlement in relation to recognition. 12.33 There are no employee benefit trusts, family benefit trusts or similar arrangements established by the Target Companies under which any current or former director of any Target Company or any Employee or Worker (or former employee or worker) may benefit in any form.

EXECUTION VERSION 66 12.34 No Target Company (i) has within the period of seven years immediately preceding the Completion Date, been a party to a Relevant Transfer affecting any of the Employees or Workers (or former employees or workers) or any other person engaged (or formerly engaged) in the business of the Target Companies and there has been no variation (or purported variation) of the terms of employment or engagement of any Employee or Worker (or former employees or workers), or such other person for any reason as a result of or connected with a Relevant Transfer. There are no circumstances which are likely to give rise to a Relevant Transfer affecting any of the Employees or Workers (or former employees or workers) or any other person engaged in the business of the Target Companies; and (ii) has failed to comply with any duty or obligations arising under any Relevant Transfer and connected legislation. 12.35 In relation to all Employees and Workers (and former employees and workers of the Target Companies) employed to work in the United Kingdom who have been placed on furlough (or any other form of leave or reduced hours or reduced pay implemented in connection with Covid-19), each Target Company has at all times complied with: (a) each Treasury Direction made under Sections 71 and 76 of the Coronavirus Act 2020; (b) all HMRC guidance in respect of furlough leave and making claims from the UK Government's Coronavirus Job Retention Scheme; (c) any other governmental guidance in respect of such leave or reduced hours or pay; and; (d) such Employees' and Workers’ (and former employees' and workers') terms and conditions of employment or engagement. 12.36 The Pension Schemes are the only arrangement under which the Target Companies may have any obligation (whether or not legally binding) to provide or contribute towards pension or lump-sum benefits payable on retirement, death or ill-health in respect of its officers, workers and employees (the “Pensionable Employees”). No proposal or announcement has been made to any employee, worker or officer of the Target Companies as to the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any other pension or lump-sum benefit payable on retirement, death or ill-health. The Disclosure Letter contains details of the rates at which the contributions to the Pension Schemes of the Target Companies and the officers, Employees and Workers are being paid and how they are calculated, and whether they are paid in advance or in arrears. All contributions, insurance premiums, tax and expenses due to and in respect of the Pension Schemes have been duly paid and there are no liabilities outstanding in respect of the Pension Schemes and the contributions in respect of the Pension Schemes have been paid at the rates set out in the most recent schedule of contributions or the most recent payment schedule. 12.37 There is no outstanding dispute or complaint in relation to the types of benefits described in warranty 12.36 and there have been no notices, fines, warnings or other sanctions issued by the Pensions Advisory Service, the Pensions Ombudsman, HMRC, and/or the Pensions Regulator in relation to such benefits.

EXECUTION VERSION 67 12.38 All material documents relating to the UK Pension Scheme arrangements are set out in folder 4.2 of the Data Room. 12.39 The Target Companies have paid all contributions due from them as at the date of Completion under the UK Pension Scheme (other than with respect to any amounts paid in arrears and are outstanding as at Completion). 12.40 Each Target Company has complied with its automatic enrolment obligations as required by the Pensions Act 2008 and associated legislation. 12.41 The only obligation that the Target Companies have to the UK Pension Scheme is to pay contributions at the rate(s) set out in the Data Room. 12.42 No Target Company nor any person who is an “associate” of or “connected” with it (as such terms apply in sections 38 to 51 of the Pensions Act 2004) has contributed towards or participated in or had employees who participated in an occupational pension scheme to which section 75 of the Pensions Act 1995 applies, has applied or can apply. 12.43 No Target Company nor any predecessor or previous owner of the whole or any part of the Target Companies’ business has been party to a Relevant Transfer affecting any of the Employees or Workers (or former employees or workers) or any other person engaged (or formerly engaged) in such in the past six years and there has been no variation (or purported variation) of the terms of employment or engagement of any Employee or Worker, former Employee or Worker or such other person for any reason as a result of or connected with a Relevant Transfer. 12.44 The UK Pension Scheme; (i) is a “personal pension scheme” as defined in Part 1 of the Pension Schemes Act 1993, (ii) is registered with HMRC in accordance with the Finance Act 2004, and (iii) is not liable to provide any benefits other than “money purchase benefits” within the meaning of section 181(1) of the Pension Schemes Act 1993. 12.45 The Target Companies have at all times complied with their legal obligations to, under and in respect of the Pension Schemes, and the UK Pension Scheme has been operated and administered in accordance with the terms of its governing documentation, all legal obligations, and the requirements of all regulatory bodies, including, without limitation, the Pensions Regulator and HMRC. 12.46 The Target Companies have complied with all applicable legal and administrative requirements in force from time to time as regards its automatic enrolment obligations in the UK and there are no circumstances which are reasonably likely to give rise to the Pensions Regulator issuing a written notice, fine or other sanction for non-compliance. 12.47 No Target Company has discriminated against, or in relation to, any Pensionable Employee on grounds of age, sex, disability, marital status, hours of work, fixed-term or temporary agency worker status, sexual orientation, race, religion or belief in providing pension or lump- sum benefits on retirement, death or ill-health. 12.48 No claims or complaints have been made or have been threatened in writing or are pending in relation to the Pension Schemes or otherwise in respect of the provision of (or failure to

EXECUTION VERSION 68 provide) pension or lump-sum benefits on retirement, death or ill-health by the Pension Schemes in relation to any of the Pensionable Employees. There are no facts or circumstances likely to give rise to such claims or complaints. 12.49 The Target Companies do not have any current or contingent liability or obligation with respect to any US Employee Benefit Plans. 13. Statutory and legal requirements 13.1 All statutory, regulatory and court requirements applicable and material to the carrying on of the Business in Canada, the United Kingdom and United States of America, and so far as the Founder Sellers are aware, any other country (including without limitation, the production and sale of any products, technology or services by each Target Company), and the formation, continuance in existence, creation and issue of securities, management, or operation of the Target Companies have been complied with. 13.2 All material registrations, permits, authorities, licences and consents reasonably required for the carrying on of the Target Companies' business in the United Kingdom have been obtained and the Target Companies have complied in all material respects with all conditions applicable thereto. 13.3 So far as the Founder Sellers are aware, there are no circumstances which are reasonably likely to lead to the breach, suspension, alteration or cancellation of any such registrations, permits, authorities, licences or consents. 13.4 The Target Companies have obtained all export licences required for all products, technology or services exported by or on behalf of the Target Companies to or from each part of the world to or from which they makes such exports. 13.5 The Target Companies have not, and no officer, and so far as the Founder Sellers are aware, no Employee or other person acting or performing services for or on behalf of the Target Companies has (in the course of his duties) done or omitted to do any material act or thing in contravention of applicable law or regulation in any relevant jurisdiction and is not liable for any criminal or illegal act. 13.6 No person, not being a director of the Target Companies, has any actual or ostensible authority which is subsisting, whether under a power of attorney, agency agreement or otherwise, to commit the Target Companies to any obligation other than an obligation of a nature which it is usual for it to incur in the ordinary course of its business. 13.7 Copies of all present Privacy Policies are included in the Disclosure Documents. No Privacy Policies contain any deceptive or misleading statements concerning the Target Companies’ privacy practices and Processing activities (having regard always to the standards and disclosures required by applicable Data Protection Legislation with respect to transparency with Data Subjects concerning such practices). 13.8 The Target Companies have introduced data protection policies and procedures concerning the Processing of Personal Data (details of which have been Disclosed), which accord with the standards required by Data Protection Data Protection Legislation and all relevant

EXECUTION VERSION 69 members of each Target Company’s staff receive regular and appropriate training in respect of such policies and procedures (having regard to their role and the Processing of Personal Data carried out in the performance of that role). 13.9 The Target Companies have not provided or otherwise made available any Personal Data to any third party other than: (a) a person, on whose behalf any Target Company acts as Processor and with whom the Target Companies have a valid and enforceable written Contract which incorporates the terms stipulated by Article 28 of the GDPR; (b) a person who acts as a Target Processor in respect of their Processing of Personal Data so disclosed to them and with whom the Target Companies have a valid and enforceable written Contract which incorporates the terms stipulated by Article 28 of the GDPR; or (c) a person who acts as an independent Controller in respect of their Processing of Personal Data so disclosed to them and with whom the Target Companies have a valid and enforceable written Contract that complies with all applicable requirements of Data Protection Legislation. 13.10 In respect of any Personal Data processed by the Target Companies, in the three (3) years immediately preceding the date of this Agreement, each Target Company: (a) has made all necessary registrations with, and/or paid any required data protection fees to, the Information Commissioner (and/or any other applicable data protection authority) in accordance with the Data Protection Legislation; (b) has complied with the Data Protection Legislation in all material respects; (c) has complied with all relevant, then current Privacy Policies and all contractual commitments that it has entered into relating to the Processing of Personal Data; (d) has not received any enforcement notice, information notice, special information notice, monetary penalty notice or other notice, letter, claim or complaint from any person, including the Information Commissioner (and/or any other applicable data protection authority), alleging a breach by it of any of the provisions of the Data Protection Legislation or requesting an audit of the Target Companies’ premises, systems or facilities or information as to the Target Companies’ data protection policies or practices, and, so far as the Founder Sellers are aware, there are no circumstances which are likely to give rise to any such notice, letter, claim, complaint, notification or request being served, given or made; (e) has not awarded compensation to an individual under the Data Protection Legislation, no claim for such compensation is outstanding, and, so far as the Founder Sellers are aware, there are no circumstances which might lead to any claim for such compensation being made; (f) is not the subject of any current requests from Data Subjects in respect of any Personal Data of which the relevant Target Company is a Controller (“Data Subject

EXECUTION VERSION 70 Requests”), and no Data Subject Requests are outstanding as at the Completion Date; and (g) has not received any warrant issued under the Data Protection Legislation authorising the Information Commissioner or other relevant data protection authorities to enter any premises of the Target Companies. 13.11 The Target Companies have established appropriate technical and organisational measures to enable them to: (i) fulfil Data Subject Requests in respect of Personal Data of which the Target Companies are a Controller; and (ii) assist any persons on whose behalf they Process Personal Data in meeting those persons’ obligations to fulfil Data Subject Requests in respect of such Personal Data, in accordance with the requirements of applicable Data Protection Legislation or, where applicable, any Contracts relevant thereto, (including with respect to any relevant timeframes prescribed therein). 13.12 In respect of all persons to whom the Target Companies have made/sent or will make/send direct marketing communications, the Target Companies have obtained all necessary consents from such persons to the making/sending of such communications, in accordance with the requirements of applicable Data Protection Legislation (where applicable). 13.13 The Target Companies have not transferred or otherwise made available any Personal Data to any Person located outside the UK or European Economic Area otherwise than in accordance with the requirements of applicable Data Protection Legislation relating to such cross-border transfer of Personal Data. 13.14 So far as the Founder Sellers are aware, the execution, delivery and performance of this Agreement does not cause, constitute or result in a material breach or violation by the Target Companies of (i) data protection provisions within Contracts governing the Processing of Personal Data; or (ii) Data Protection Legislation. 13.15 The Target Companies have put in place a response plan for Personal Data Breaches which accords with good industry practice and facilitates the Target Companies to comply with: (a) relevant requirements of applicable Data Protection Legislation (including Section 2 of Chapter IV of the GDPR); and (b) its applicable contractual commitments to third parties, in the event of a Personal Data Breach. 13.16 The Target Companies use, and have used, efforts, which accord with good industry practice and accord with Data Protection Legislation, to ensure that all Personal Data in their possession or under their control is protected against a Personal Data Breach, or other misuse or unlawful Processing.

EXECUTION VERSION 71 13.17 None of the Target Companies, nor, so far as the Founder Sellers are aware, any Target Processor, in respect of its Processing of Personal Data on behalf of the Target Companies, has, at any time in the three (3) years preceding the date of this Agreement, suffered or is suffering a Personal Data Breach. 13.18 The Target Companies have, in all material respects: (a) prepared and maintained comprehensive and accurate records of their Personal Data Processing activities as and if required to do so by applicable Data Protection Legislation (including Article 30 of the GDPR); and (b) where required by applicable Data Protection Legislation, prepared and maintained accurate and up to date records of, all: (i) data protection impact assessments; (ii) ‘legitimate interest assessments’ (as that term is commonly understood in the context of the Processing of Personal Data and the GDPR); and (iii) ‘data transfer assessments’ in respect of the law and practice in each data importer’s territory (including, in particular, those relating to relevant public authorities’ rights to access transferred data and/or to compel the importer to disclose transferred data) in the context of any Personal Data disclosed, transferred or otherwise made available by or on behalf of the Target Companies to any person located outside the European Economic Area/UK. 13.19 Summary details of any Grant Funding provided to the Target Companies in the past three years are set out in the Disclosure Letter. 13.20 The Target Companies have complied in all respects with the terms and conditions on which any Grant Funding has been provided to the Target Companies. 13.21 No Grant Funding will be terminated or be required to be repaid as a result of the entry into this Agreement. 13.22 The Target Companies are not a “US business” within the meaning of the US Defense Production Act of 1950, as amended, including all implementing regulations thereof. 14. Anti-corruption and sanctions 14.1 Neither the Target Companies nor their directors or officers, nor, so far as the Founder Sellers are aware, any Employees or other person acting for or on behalf of any Target Company has at any time committed any offence under Anti-Bribery Laws (whether as a result of its or their own acts or omissions or those of any other person) or otherwise contravened any Anti- Bribery Laws. 14.2 The Target Companies have in place adequate procedures designed to prevent any director, officer, agent or Employee of any Target Company, or any other person who performs services for or on behalf of the Target Companies, from undertaking any conduct which could result in any Target Company committing an offence under the Anti-Bribery Laws or Sanctions.

EXECUTION VERSION 72 13.3 None of the Target Companies nor their ultimate beneficial owners, officers or directors, nor, so far as the Founder Sellers are aware, any Employees or other person acting for or on behalf of any Target Company, is currently a Restricted Party. 13.4 At no time during the prior five (5) years has any Target Company, nor its officers or directors, nor, so far as the Founder Sellers are aware, any Employees or other person acting for or on behalf of any Target Company, engaged in any direct or indirect dealings or transactions in or with a Restricted Party or Restricted Country nor otherwise violated any Sanctions, nor is any Target Company currently engaged in any such activities. 15. Records and registers 15.1 The records (including computer records), statutory books, registers, minute books and books of account of the Target Companies required by applicable law to be kept by the Target Companies are up-to-date and have been maintained in all material respects in accordance with all legal requirements applicable thereto and contain accurate records of all matters required to be dealt with therein and all such books and all records which are its property are in its possession or under its control. 15.2 All accounts, documents and returns required to be delivered or made to the Registrar of Companies have been duly and correctly delivered or made. 15.3 The Target Companies have not received any written notice of any proceedings to rectify the register of members of any Target Company. 16. Assets sufficient for the Business 16.1 The assets and rights owned by the Target Companies or which the Target Companies have the right to use, together with any assets held under a finance lease, hire purchase agreement, rental agreement or credit sale agreement listed in the Disclosure Letter, comprise materially all of the assets and rights necessary in respect of the business of the Target Companies as carried on at the date of this Agreement. 16.2 The physical assets and equipment used by the Target Companies in the operation of their business are in reasonable working order and able to be used for the purposes for which they are intended and none are dangerous, obsolete or in need of replacement. 17. Ownership and possession of assets 17.1 All of the tangible assets owned by the Target Companies, or which the Target Companies have the right to use, are in the possession or under the control of the relevant Target Company. 17.2 No Target Company has been a party to any transaction pursuant to, or as a result of, which any asset or right owned or purportedly owned by such Target Company is, or may become, liable to be transferred or re-transferred to another person.

EXECUTION VERSION 73 18. Insurance 18.1 Complete and accurate copies of all subsisting insurance policies held by the Target Companies are in the Data Room. In respect of such insurances: (a) all conditions have been complied with and premiums have been duly paid to date; (b) the policies are in full force and effect; and (c) the Disclosure Letter contains a summary of all insurance claims (open and closed) during the period of three (3) years ending on the date which is five Business Days prior to the date of this Agreement and so far as the Founder Sellers are aware, there are no circumstances which are reasonably likely to give rise to any claim and no insurance claim is outstanding. 18.2 The Target Companies maintain, and have at all material times maintained, adequate insurance against all risks required by applicable law or regulation to be covered by insurance. 18.3 No Target Company has been refused insurance during the period of six (6) years ending on the date of this Agreement. 19. Group structure The Target Companies do not have any interest in any debentures, or other securities of, or any other membership interest in, any undertaking and no Target Company is under a subsisting obligation to acquire any such interest. 20. Agreements and capital commitments 20.1 All customer or supplier agreements with a value of more than £150,000 under which any Target Company has rights or by which any Target Company is bound are included in the Disclosure Documents (the “Material Agreements”). 20.2 Each Material Agreement is binding and enforceable in accordance with its terms and no Material Agreement is voidable by any party to it. 20.3 No Target Company: (a) has capital commitments with a value in excess of £150,000; (b) is a party to any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is not in the ordinary course of business or which is not on arm's length terms; (c) is a party to any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which (i) is of an unusual, onerous or long-term nature; or (ii) involves obligations, restrictions or expenditure of an unusual, onerous or exceptional nature; or (iii) so far as the Founder Sellers are aware, is or is likely to be loss-making;

EXECUTION VERSION 74 (d) is a party to any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which limits the ability of the Target Company to carry on any business anywhere in the world in any manner it thinks fit or under which any exclusive or sole rights are granted by or to the Target Company; (e) has become bound and no person has become entitled (or with the giving of notice and/or the issue of a certificate and/or the passage of time or otherwise may become entitled) to require it to repay any loan capital or other debenture, redeemable preference share capital, borrowed money or grant made to it by any governmental or other authority or person prior to the stipulated due date; (f) is a party to any Material Agreement which is or may become terminable as a result of the entry into or completion of this Agreement; (g) has given or received notice to terminate or vary any Material Agreement and, so far as the Founder Sellers are aware, no party to any Material Agreement has indicated to the Target Company in writing (including email) an intention to terminate or seek variation of such Material Agreement; (h) is bound by any guarantee or contract of indemnity or suretyship or entered into any security agreement or similar agreement under which any liability or contingent liability is outstanding; (i) has entered into any agreement which requires or may require, or confers any right to require, the sale (whether for cash or otherwise) or the transfer by it of any non-cash asset which the Target Companies deem to have a value in excess of £20,000 (other than for the sale of the Target Products in the ordinary course of business); (j) is a party to any joint venture, consortium, partnership, unincorporated association or profit sharing arrangement or agreement; or (k) is in material breach or default of any agreement or arrangement to which it is a party and has not received written notice (including email) of any allegation of any such material breach or default. 20.4 No third party has given any guarantee or contract of indemnity or suretyship or entered into any security agreement or similar agreement, which is subsisting at the date of this Agreement, in respect of any obligation of any Target Company, and nor has any third party agreed to do so. 20.5 No customer has raised any material complaint with respect to any product provided by a Target Company. 20.6 No Target Company has recalled any products produced, manufactured or otherwise sold or distributed by a Target Company. 21. Debtors and creditors 21.1 There are no debts owing to the Target Companies (whether or not due for payment) other than trade debts incurred in the ordinary and proper course of business.

EXECUTION VERSION 75 21.2 The Target Companies have not received a notice from any debtor notifying their intention to exercise any right of counterclaim, deduction or set off in relation to any debt owed by it. Target Companies have not received a notice from any debtor requesting that the Target Companies extend the time in which it is required to make payment of any debt. 21.3 The Data Room includes an accurate list of (as at the Locked Box Accounts Date): (a) all of the trade debtors (showing names and amounts owing) of the Target Companies which as at the Business Day prior to the date of this Agreement were unpaid at sixty (60) days after invoice; and (b) all of the trade creditors (showing names and amounts owing) of the Target Companies which as at the Business Day prior to the date of this Agreement were unpaid at sixty (60) days after invoice. 21.4 The Disclosure Documents contain accurate details of the accounting policies used by the Target Companies in the Accounts to determine when a debt should be written off or released and when and the extent to which a provision should be made in relation to a debt regarded as bad or doubtful. 21.5 The Target Companies do not have any liability (whether actual or contingent) to pay any sum, (including any commission) to their auditors, solicitors or other professional advisers, in relation to the sale, or preparation for the sale, of the Target Shares. 21.6 There are no netting or setting-off arrangements between a Target Company and any third- party. 22. Bank accounts, borrowings and facilities 22.1 The Disclosure Letter contains accurate account details of all current, deposit and foreign currency accounts of the Target Companies. 22.2 Summary details of all limits on the Target Companies’ bank overdraft facilities and all borrowings (including the amount of any penalty, prepayment fee, break fee, premium, interest or other amount comprised in the borrowings and details of any obligation on the Target Companies to deduct or withhold Tax on repayment on any borrowings) of the Target Companies are contained in the Data Room and the Target Companies are not in breach of any of their terms and none of such facilities or terms of borrowing will be terminated as a result of the entry into of this Agreement. 22.3 The Data Room includes complete and accurate copies of all agreements and other documents which relate to any facilities available to the Target Companies. 22.4 No event of default has occurred and, so far as the Founder Sellers are aware, there are no circumstances which are likely: (a) to entitle any person to require the early repayment by the Target Companies of any borrowings or the creation or enforcement of any Encumbrance; or (b) to crystallise any Encumbrance,

EXECUTION VERSION 76 in either case in accordance with the terms of any relevant agreement or instrument. 22.5 All charges (if any) in favour of the Target Companies which require registration have been duly registered and are valid and enforceable. 23. Significant customers and suppliers 23.1 The Disclosure Letter contains an accurate list of each Material Counterparty in each case giving details of the percentage of turnover or percentage supply of goods and services that each such Material Counterparty (as the case may be) was responsible for during the relevant year. 23.2 No Material Counterparty has indicated to the Target Companies in writing (including email) an intention to cease to deal with the Target Companies, or to deal with the Target Companies on a smaller scale, or to change the terms on which it deals with the Target Companies to the detriment of the Target Companies, after the date of this Agreement or as a result of the proposed acquisition of the Target Shares. 24. Criminal Finances Act 24.1 Each Target Company has complied with all applicable laws relating to tax evasion, and the prevention of the facilitation of tax evasion, including the Criminal Finances Act 2017. 24.2 As far as the Founder Sellers are aware, no associated person has committed a UK tax evasion facilitation offence or a foreign tax evasion facilitation offence. 24.3 None of the Target Companies nor, so far as the Founder Sellers are aware, any employee, agent or other person who performs or has performed services for or on behalf of the Target Companies is or has been the subject of any investigation, enquiry or enforcement proceedings in relation to any offence under the Criminal Finances Act 2017 and there are no circumstances known to the Founder Sellers which are reasonably likely to lead to an investigation, enquiry or proceeding. 24.4 The Target Companies maintain such reasonable prevention policies and procedures as are required under applicable law to prevent the facilitation of tax evasion by directors, officers and Employees of the Target Companies and to ensure no activity, practice or conduct describe in paragraph 24.1 takes place. 25. Competition Law and Foreign Direct Investment 25.1 No Target Company is a party to or concerned in any agreement, concerted practice or course of conduct which in whole or in part infringes Competition Law. 25.2 No Target Company has in the six (6) years prior to Completion received written notice (including email) that it is the subject of any investigation, inquiry or proceedings in connection with any actual or alleged infringement of Competition Law. 25.3 No Target Company is, nor has ever been, in receipt of any payment, guarantee, financial assistance or other form of aid which would be construed as falling within Article 107 of the Treaty on the Functioning of the European Union or its only local equivalent and has not in

EXECUTION VERSION 77 the six (6) years prior to Completion received written notice (including email) that it is or has been the subject of any actual or threatened investigation, complaint, action or decision in relation to the receipt or alleged receipt by it of any aid or alleged aid. 25.4 No Target Company is carrying on activities in the UK which are specified in any of the Schedules of the National Security and Investment Act 2021 (Notifiable Acquisition) (Specification of Qualifying Entities) Regulations 2021. 25.5 So far as the Founder Sellers are aware, no Target Company is engaged in any activity in respect of which any filing, registration or notification is required by any applicable foreign investment laws. For the purposes of this paragraph, “applicable foreign investment laws” means all foreign investment and national security laws in any jurisdiction that are designed or intended to legislate the screening of foreign individuals. 26. Share Options 26.1 Folder 13.6.4 in the Data Room contains accurate and complete copies, in relation to the Target Companies, of the rules and award agreements relating to all share incentive, share option or other incentive arrangements (including any employee benefit trust) relating to any officer, Employee, Agency Worker, Worker or Consultant of the Target Companies, or any former officer, employee, agency worker, worker or consultant of the Target Companies, or any person providing (or who has provided) services to the Target Companies, together with accurate and complete details of all awards, options, payments and other incentive arrangements granted or promised (whether contractually or otherwise) to be granted and the total potential liability or obligations of the Target Companies in respect of each individual arrangement. 26.2 Document 13.6.4.5 in the Data Room contains an accurate and complete schedule detailing all Options including whether such Options are EMI Options and the only options over, interests in or rights to acquire shares (including without limitation any employment-related security, employment-related securities options or interest in securities (each within the meaning of Part 5 of ITEPA) granted by, or relating to shares in, the Target Companies) (“Equity Incentives”) are the Options. 26.3 Other than the Option Plans, the Target Companies do not operate any scheme or arrangement under which Equity Incentives or any other share benefits are provided in respect of any officer, Employee, Agency Worker, Worker or Consultant of the Target Companies, or any former officer, employee, agency worker, worker or consultant of the Target Companies and there is no subsisting commitment to introduce any such scheme or arrangement. 26.4 There are no subsisting Equity Incentives or any other share benefits under the share option scheme operated by the Target in 2012. 26.5 All agreements granting Options have been entered into under the terms of the relevant Option Plan and have been validly and duly executed as a deed and delivered by all parties thereto. All such Option agreements executed with an employee who is a Canadian resident for purposes of the Income Tax Act (Canada) provides for an exercise price that is no less

EXECUTION VERSION 78 than the fair market value of the underlying Target share as at the date of such Option agreement. 26.6 The grant of all Options has been duly authorised and approved by the board of the Target and, where necessary, the shareholders of the Target. 26.7 There is no written notice (including email) that there is any dispute with any person holding Options or any person purporting to hold or be entitled to any Equity Incentives or with any person as to the existence of any Equity Incentives. 26.8 Other than as Disclosed, no Seller is a US or other non-UK taxpayer or resident, so far as the Founder Sellers are aware. 26.9 All Options have an exercise price in excess of the full consideration per Target Share including any Earn Out Consideration. 26.10 Each Non-Service Provider is liable for tax solely in the UK. 26.11 Each holder of any Unapproved Option is not resident for tax purposes or otherwise liable for tax in the UK. 26.12 All current and/or former directors, officers or employees of the Target Companies who have received any securities on exercise of options or other rights have validly exercised their options or other rights in accordance with the terms of such options or other rights. 27. Insolvency 27.1 No Target Company has: (a) been served with a statutory demand, or is unable to pay its debts within the meaning of the Insolvency Act 1986, respectively; (b) entered into, or has proposed to enter into, any composition or arrangement with, or for, its creditors (including an individual voluntary arrangement); or (c) been subject of any other event analogous to the foregoing in any jurisdiction. 28. Intellectual Property and Software In this section 28: “Confidential Information” means any and all trade secrets, confidential information (including business, financial and technical information), know-how and proprietary information and materials, in any format or medium, (i) relating to the Target Companies or the Business and/or (ii) received by the Target Companies from any other person (including any existing, previous and/or potential suppliers and/or customers) under an obligation or duty of confidentiality; “Contract” means any contract, agreement, instrument, commitment, understanding, arrangement, permit, or undertaking of binding nature, whether oral or written (including any concession, franchise, license, lease, mortgage, indenture or other business arrangement);

EXECUTION VERSION 79 “Inbound IP Contracts” means all licences, agreements, authorisations and permissions (in whatever form and whether express or implied) under which the Target Companies use or exploit any Intellectual Property owned by any third party (including the Standard Inbound IP Contracts); “Intellectual Property” means any and all intellectual property and proprietary rights (in any jurisdiction, and whether statutory, common law or otherwise, and whether or not any of these rights are registered, and including applications, renewals and extensions and the right to apply for registration of any such rights), including Patents, Trade Marks, domain names, goodwill and rights in goodwill, database rights, designs and rights in designs, copyrights (including in Software), all inventions (whether patentable or not and whether or not reduced to practice), invention disclosures, trade secrets, know-how, and confidential and proprietary information, and all rights and forms of protection of a similar nature or having equivalent or similar effect; “Open Source Software” means any Software that is distributed as free software or open source software, including any Software that is licensed under any licence described by the Open Source Initiative as set forth at https://opensource.org/licenses; “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or other similar binding requirement enacted, adopted, promulgated or applied by any governmental authority to which the Target Companies are subject; “Outbound IP Contracts” means a written contract pursuant to which the Target Companies have granted a customer a non-exclusive, time-limited licence to use or exploit any Target Intellectual Property to the extent necessary to enable the customer to enjoy the full benefit of the products or services provided by the Target Companies, and including the Standard Outbound IP Contracts; “Owned Intellectual Property” has the meaning given in paragraph 28.1; “Patents” means any patents, utility models, and applications, disclosures and drafts relating thereto (and any patents or utility models that issue as a result of such applications) all related reissues, re-examinations, divisions, renewals, extensions, provisionals, continuations and continuations-in-part related to such patents, utility models and applications; “Proprietary Software” means any Software forming part of the Owned Intellectual Property; “Social Media” means any of LinkedIn, Twitter, Facebook, Instagram, YouTube and TikTok; “Social Media Accounts” means any accounts, pages, handles in relation to Social Media which are registered by or on behalf of the Target Companies; “Software” means computer programs, whether embodied in software, firmware or otherwise, (whether in, e.g., source code, object code, executable code or human readable form); “Standard Form Customer Contracts” means the Target Companies’ standard form contract(s) for the supply by the Target Companies of Target Products to their customers substantially in the form set out in the Data Room as document 3.3;

EXECUTION VERSION 80 “Standard Inbound IP Contracts” means (a) written non-disclosure agreements entered into in the ordinary course of business, under which Target Companies receive Confidential Information; (b) “shrink wrap”, “click wrap”, and any other non-exclusive licence agreements for: (i) off-the-shelf or commercially available unmodified or standard Software; or (ii) non- bespoke or standard, commercially available, ‘software as a-service’ or cloud services, in each case (i) and (ii) that is not redistributed with, bundled with or integrated into any Target Products; and (c) any open source software licences that are permissive non-copyleft licences (as defined by the Open Source Initiative at https://opensource.org/faq); “Standard Outbound IP Contracts” means (a) written non-disclosure agreements entered into in the ordinary course of business, under which the Target Companies disclose Confidential Information; and (b) the Standard Form Customer Contracts; “Target Intellectual Property” means: (a) all Owned Intellectual Property; and (b) all Intellectual Property owned by a third party and used or held for use by the Target Companies; “Target Intellectual Property Registrations” means all Owned Intellectual Property that is the subject of a registration (or application for registration) with any governmental authority or domain name registry; and “Trade Marks” means all trade marks, service marks, trade dress, business and trading names, styles, logos and get-ups, (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights) in any part of the world, including all goodwill associated with any of the foregoing. Ownership and Sufficiency 28.1 Except for Intellectual Property licensed to the Target Companies pursuant to an Inbound IP Contract, the Target Companies exclusively own all right, title and interest in and to all Intellectual Property used or held for use for the Business (in each case by the Target Companies) or necessary to conduct the Business free and clear of all Encumbrances (the “Owned Intellectual Property”). Intellectual Property Particulars 28.2 The Disclosure Letter sets forth accurate particulars of all: (a) Target Intellectual Property Registrations; (b) all Owned Intellectual Property that is not the subject of a Target Intellectual Property Registration and is material to the conduct of the Business; and (c) all Intellectual Property that is licensed to the Target Companies pursuant to an Inbound IP Contract that is not a Standard Inbound IP Contract, together with, in each case, the name and Data Room reference for the relevant Inbound IP Contract. Validity 28.3 Each of the Target Intellectual Property Registrations is valid, enforceable and subsisting.

EXECUTION VERSION 81 28.4 There are no materials, information, facts or circumstances, and there has been no conduct (by the Target Companies or, so far as the Founder Sellers are aware, any other person), that would render any of the Target Intellectual Property Registrations (excluding applications) invalid or unenforceable or whereby any person is able to seek cancellation, rectification or any other modification of any such Target Intellectual Property Registrations. 28.5 As at the Completion Date, the Target Companies have taken all necessary actions, and there are no further actions that must be taken within ninety (90) days after the Completion Date, for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Target Intellectual Property Registrations, including the payment of any registration, maintenance or renewal fees or the filing of any documents. Exploitability 28.6 All Owned Intellectual Property is fully transferable, alienable, licensable and otherwise exploitable by the Target Companies without restriction and without payment or other obligation of any kind to any person. 28.7 No Owned Intellectual Property is the subject of any Proceedings, Order, Encumbrance or Contract which restricts the Target Companies’ exploitation, transfer or licensing thereof, or which is otherwise inconsistent with the operation of the Business. 28.8 As far as the Founder Sellers are aware, no Target Intellectual Property (which is not Owned Intellectual Property) is the subject of any Proceedings, Order, or Encumbrance, which restricts the Target Companies’ exploitation, transfer or licensing thereof in a manner which is inconsistent with the rights granted under the Inbound IP Contracts. Target Intellectual Property and Target Products 28.9 Immediately after Completion and so far as the Founder Sellers are aware, the Target Companies will continue to be the sole owner of, and will have valid title to, all Owned Intellectual Property, and will have the right to use, license, transfer and otherwise exploit all other Target Intellectual Property in the same manner as, and on the same terms and conditions that the Target Companies had, immediately prior to Completion. 28.10 The Data Room contains a complete and accurate list of all products currently contained in the price lists published and/or sold by the Target Companies (the “Target Products”). 28.11 The Disclosure Letter sets forth a complete and accurate list of all Software and/or Intellectual Property that: (a) are not exclusively owned by the Target Companies; and (b) are embedded, incorporated or integrated into, or bundled or redistributed with, any Target Products (e.g. third party-owned software development kits), together with, in each case, the name and Data Room reference for the relevant Inbound IP Contract under which the Target Companies derive the necessary rights of use in respect of such Software and/or Intellectual Property (with the exception of Standard Inbound IP Contracts).

EXECUTION VERSION 82 Perfection of Ownership Rights 28.12 The Target Companies have required each of their current and former employees, contractors or consultants, and each other person, who has contributed to the conception, creation, development or reduction to practice of any Intellectual Property on behalf of the Target Companies to sign a valid and enforceable agreement that includes an effective and valid assignment to the Target Companies of the relevant party’s right, title and interest in and to all Intellectual Property conceived, created, developed or reduced to practice by such person in the scope of such person’s employment by or engagement with the Target Companies (such agreements, collectively, the “IP Assignment Agreements”). 28.13 The Target Companies have not entered into any agreement or other arrangement which would have the effect of invalidating all or any part of any IP Assignment Agreement. 28.14 So far as the Founder Sellers are aware, no counterparty to any IP Assignment Agreement is in breach of any provision thereof related to Intellectual Property or confidentiality. Inbound IP Contracts 28.15 All Inbound IP Contracts relating to Target Intellectual Property which is not Owned Intellectual Property are sufficient to enable the Target Companies to use, practice and exploit all such Target Intellectual Property in the manner in which the foregoing Target Intellectual Property has been used, practiced and exploited, and/or is currently being used, practiced or exploited by the Target Companies as at the date of Completion, and as far as the Founder Sellers are aware the obligations of all parties under each Inbound IP Contract have been fully complied with and no disputes exist in respect of any of them. Outbound IP Contracts 28.16 The Target Companies have not: (i) transferred ownership of, or granted or agreed to grant any licence of or right to use or otherwise made available (except on a non-exclusive basis in the ordinary course of business, pursuant to an Outbound IP Contract), granted any covenant not to sue (or similar), or authorised the retention of any rights to use or joint ownership of, any Intellectual Property that is Target Intellectual Property to any third party, or (ii) permitted their rights in or to any Target Intellectual Property Registrations to lapse. Intellectual Property Contracts Generally 28.17 All Inbound IP Contracts and all Outbound IP Contracts: (a) are valid and binding; (b) have not been the subject of any material breach or material default by the Target Companies, nor, so far as the Founder Sellers are aware, the relevant counterparties thereto; and (c) so far as the Founder Sellers are aware, the obligations of all parties under each of the same have been fully complied with and no disputes exist in respect of any of them.

EXECUTION VERSION 83 Confidentiality 28.18 The Target Companies have taken reasonable measures to protect and maintain the confidentiality of, and the rights of the Target Companies in, the Target’s Confidential Information. 28.19 The Target Companies have taken reasonable measures to protect and maintain the confidentiality of any Confidential Information disclosed to it by any other person in accordance with any applicable obligation or duty of confidentiality subject to which such Confidential Information was disclosed. No Violation of the Target’s Rights 28.20 The Target Companies have not commenced or threatened any Proceedings, or asserted any allegation or claim, against any person for infringement, misappropriation, misuse, or violation of any Target Intellectual Property. 28.21 So far as the Founder Sellers are aware, no person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing, or violating, any Target Owned Intellectual Property. No Violation of Third Party Rights 28.22 Neither the conduct of the Business nor the Target Companies’ creation, use, license, transfer or exploitation of any Target Intellectual Property infringes, misappropriates, misuses or violates, or has infringed, misappropriated, misused or violated, any person’s rights in or to any Intellectual Property. 28.23 The Target Companies have not received notice of any actual or threatened Proceedings between any Target Company and any other person relating to any Target Intellectual Property. Social Media 28.24 The Disclosure Letter sets out a true and complete list of all Social Media Accounts that the Target Companies use, operate or maintain, including in connection with marketing or promoting any Target Companies’ products and/or services. 28.25 The Disclosure Letter lists, for each such Social Media Account, all usernames, passwords and log-in details, required for unfettered access to and control of the Social Media Accounts. 28.26 All use of the Social Media Accounts by the Target Companies complies with and has complied with all applicable laws and all terms and conditions, terms of use, terms of service and other contracts applicable to such Social Media Accounts in all material respects. Source Code 28.27 The Target Companies possess full and complete source code versions of the current releases or separate versions of the Proprietary Software, together with any Software that is not Proprietary Software that is incorporated or embedded in any Proprietary Software.

EXECUTION VERSION 84 28.28 The Target Companies have not disclosed or delivered to any escrow agent or any other person any of the source code for any Proprietary Software, nor any Software that is not Proprietary Software that is incorporated or embedded in any Proprietary Software. 28.29 The Target Companies have not granted to any person any right, contingent or otherwise, to obtain access to or use any source code for any Proprietary Software. 28.30 Open Source. A list of all material Open Source Software incorporated in any Proprietary Software or Target Products by the Target Companies is contained in the Data Room, which also: (a) describes how such Open Source Software is used (including any integration/interaction with any Proprietary Software or Company Products); (b) describes whether such Open Source Software is linked (and, if so, how (e.g., ’dynamic’ or ‘static’ linking)) to any other Software; (c) states whether such Open Source Software is (or is intended to be) distributed by or for the Target Companies and, if so, describes the nature of that distribution (e.g., distributed in or with any Proprietary Software or Company Products); (d) states whether such Open Source Software is (or is intended to be) offered or made available on a ‘software-as-a-service’ or similar basis by or for the Target Companies (as part of any Proprietary Software, Company Products or otherwise); and (e) states whether (and, if so, how) such Open Source Software was modified by or for Proprietary Software or Company Products. 28.31 No Copyleft. The Target Companies have not, nor so far as the Founder Sellers are aware, has any person on the Target Companies’ behalf, used any Open Source Software that are subject to a “copyleft licence” (as that term is generally understood in the context of Open Source Materials, and as further defined by the Open Source Initiative at https://opensource.org/faq) in a manner that does or might: (a) impose a requirement or condition that any Proprietary Software or Target Product, or any portion thereof be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no charge; or (b) otherwise impose any other material limitation, restriction, or condition on the right or ability of the Target Companies to use or distribute any Proprietary Software or Company Product or to enforce any rights in or to any Intellectual Property (excluding, for the avoidance of doubt, any customary notice requirements).

EXECUTION VERSION 85 Part C – Excluded Liability Warranties Each of the General Warranties in Part B of this Schedule but only to the extent they relate to any potential liability arising out of: 1. any failure by a Target Company to file form I-9 in the United States of America for employment eligibility verification; 2. any of the Target Products being unsafe, defective, incorrectly labelled or not in compliance with applicable laws and/ or regulations; 3. any error, omission or other breach of any professional duty owed by a Target Company to customers of the Target Companies; and/or 4. any defect or deficiency in the adequacy, physical condition or existence of any inventory and production, optical and technical equipment used or held by any Target Company, which includes any obsolete, unusable, unsaleable property, stock inventory or other physical asset.

EXECUTION VERSION 86 Part D – Purchaser Warranties 1. CAPACITY AND INSOLVENCY 1.1 The Purchaser has all necessary power and authority to enter into, and the capacity to act and perform its obligations under, this Agreement and all agreements and documents to be executed or signed by it or on its behalf pursuant to this Agreement. 1.2 This Agreement, and all agreements and documents to be executed or signed by or on behalf of the Purchaser pursuant to this Agreement, constitute, or will when executed or signed constitute, binding and enforceable obligations on the Purchaser in accordance with their respective terms, subject to laws of general application relating to or affecting the rights of creditors, and general principles of equity. 1.3 The execution and delivery by the Purchaser of this Agreement and each of the other documents to be executed or signed by or on behalf of the Purchaser pursuant to this Agreement, and compliance with their respective terms shall not breach or constitute a default under: (a) any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound; or (b) any order, judgment, decree or other restriction applicable to the Purchaser, and will not require the consent of any third party. 1.4 The Purchaser has not: (a) had a bankruptcy petition presented against it or been declared bankrupt; (b) been served with a statutory demand, or is unable to pay its debts within the meaning of the Insolvency Act 1986, respectively; (c) entered into, or has proposed to enter into, any composition or arrangement with, or for, its creditors (including an individual voluntary arrangement); or (d) been subject of any other event analogous to the foregoing in any jurisdiction.

EXECUTION VERSION 87 SCHEDULE 5 TAXATION Part A - Tax definitions and interpretation 1. Definitions Words and expressions defined in or for the purposes of this Agreement shall, except where expressly defined in this Schedule or where the context otherwise requires, have the same meanings in this Schedule and: “Accounts Relief” means any Relief (including any Right to Repayment) which has been taken into account in computing (and thereby reducing), or in obviating the need for, any provision for deferred tax in the Locked Box Accounts, or which is reflected or shown as an asset in the Locked Box Accounts; “CTA 2009” means the Corporation Tax Act 2009; “CTA 2010” means the Corporation Tax Act 2010; “Event” means any act, omission, event, transaction or occurrence and includes, without limitation, the receipt or accrual of any income, profit or gains, the declaration, making or payment of any distribution, any constructive or deemed distribution, becoming, being or ceasing to be a member of any group, fiscal unity, consolidation or partnership or associated or connected with any person, death, any winding up or dissolution, any residence or change in residence of any person for Tax purposes, the expiry of any period, the entering into of this Agreement and the Minority SPA, and Completion; “Financial Limitation” means the provisions of Clauses 9.2 to 9.4 inclusive. “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003; “Overprovision” means the amount by which any provision for Tax (but not, for the avoidance of doubt, any provision for deferred Tax, and only to the extent that such provision for Tax relates to a matter giving rise to an Excluded Liability Tax Covenant Claim) as stated in the Locked Box Accounts is overstated applying the accounting policies, principles and practices adopted in relation to the preparation of the Locked Box Accounts except where such overstatement arises as a result of (or otherwise attributable to): (a) a change in Laws, a change in accounting practice or the accounting bases on which the Target values its assets or any voluntary act or omission of the Target or any member of the Purchaser’s Group, in each case occurring after Completion; (b) a Saving, a utilisation of a Purchaser’s Relief or any payment or Relief to which paragraph 3 of Part C (Recovery from third parties) applies; or (c) the fact that the profits of the Target for any period prior to Locked Box Accounts Date are less than as stated in the Locked Box Accounts;

EXECUTION VERSION 88 “PAYE” means the assessment, collection and recovery of Tax in respect of PAYE income (as defined in and pursuant to ITEPA and the PAYE regulations made thereunder; “Payroll Tax” means employer’s and employee’s social security and pension contributions and income tax accountable via PAYE or payroll (including National Insurance contributions, apprenticeship levy, tax in respect of PAYE income, as defined in and pursuant to ITEPA and regulations made thereunder), and any similar Tax, contributions, levies withholdings and deductions in any jurisdiction, together with all penalties, fines, charges, surcharges and interest relating to any of the foregoing, or resulting from a failure to comply with the provisions of any enactment relating to any Payroll Tax within this definition, including in connection with the failure to make any return, the making of any incomplete or incorrect return, or the failure to maintain records; “Payroll Tax Claim” means any Tax Claim which relates to Payroll Tax arising in connection with any of the Shareholders; “Purchaser’s Relief” means (i) any Accounts Relief, (ii) any Relief attributable to a period after Completion or arising in respect of any Event occurring after Completion, (iii) any Relief of any member of the Purchaser’s Group (other than the Target) or (iv) a Relief which arises in the ordinary course of the Target’s business in respect of, (a) the period starting on the Locked Box Accounts Date and ending on Completion, or (b) any Event occurring in the ordinary course of the Target’s business during that period; “Purchaser’s Tax Group” means the Purchaser and any company which at any relevant time is connected or associated with or in the same group of companies, fiscal unity or consolidation as the Purchaser for the purposes of any Tax or Relief, and “member of the Purchaser’s Tax Group” shall have a corresponding meaning; “R&D Claim” means any claim for relief for expenditure incurred on research and development including under any of the provisions of Part 13 CTA 2009 or an R&D expenditure credit (as defined for the purposes of section 104A CTA 2009) under any of the provisions of Chapter 6A of Part 3 CTA 2009; “Relief” means any relief, loss, allowance, claim, credit, deduction, exemption or set-off in respect of Tax or relevant to the computation of Tax or any income, profits or gains for the purposes of Tax, or any Right to Repayment, including any amount payable by a Tax Authority as a result of any R&D Claim, and: (a) any reference to the “use or set-off” of a Relief shall be construed accordingly and shall include use or set-off in part; (b) references to the “loss” of a Relief (including the loss of any Accounts Relief, and any other defined Relief) shall include the loss, non-availability, non-existence, reduction, counteraction, disallowance, withdrawal, clawback, cancellation or failure to obtain such Relief, or its utilisation or set-off by any person other than a member of the Purchaser’s Tax Group, and shall also include such Relief being available only in a reduced amount, and “lose” and “lost” shall be construed accordingly;

EXECUTION VERSION 89 “Right to Repayment” means any right to a repayment of Tax or a payment in respect of Tax and includes any repayment supplement or interest in respect thereof; “Saving” means the reduction in whole or in part of any liability of the Target to make an actual payment of corporation Tax (at a time when the Target is a member of the Purchaser’s Tax Group) which it would otherwise have been liable to make (and in respect of which the Founder Sellers are not liable to make any payment under this Schedule, otherwise than by reason of any Financial Limitation) by virtue of the set-off against such liability of any Relief arising wholly as a result of a liability to Tax in respect of which the Founder Sellers have made a payment to the Purchaser in full discharge of a Tax Claim in circumstances where the relevant Relief is not attributable to (i) a change in Laws, a change in accounting practice or the accounting bases on which the Target values its assets or any voluntary act or omission of the Target or any member of the Purchaser’s Group, in each case occurring after Completion, (ii) any Overprovision (iii) a Purchaser’s Relief or (iv) any payment or Relief to which paragraph 3 of Part C (Recovery from third parties) applies; “Shareholders” means the Sellers and the Minority Sellers; “Tax” or “Taxation” means all forms of direct and indirect tax, duty, levy, charge, contribution, rate, tariff and impost whether of the United Kingdom or any other jurisdiction and any other amount payable to any Tax Authority (including, for the avoidance of doubt, Payroll Tax), all related withholdings or deductions and all penalties, fines, charges, surcharges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to any Taxation within this definition, including (i) any fine under Part 3 of Criminal Finances Act 2017 and (ii) in connection with the failure to make any return, the making of any incomplete or incorrect return, the failure to maintain records; “Tax Authority” means HM Revenue & Customs and any other authority, body or official (whether in the United Kingdom or elsewhere) competent to assess, demand, impose, administer or collect Tax or make any decision or ruling on any matter relating to Tax and any other person who has a right to demand or recover amounts of, or in respect of, or on account of, Tax or a Tax Liability; “Tax Claim” means a claim under the Tax Covenant or a Tax Warranty Claim; “Tax Demand” means any notice, demand, assessment, letter, claim or other document or action taken by or on behalf of any Tax Authority, or the submission to a Tax Authority of any self-assessment, notice, letter or other document by or on behalf of the Target, from which it appears that there is or may be a Tax Liability or other liability in respect of which a Tax Claim may be made for which the Founder Sellers are or may be liable (disregarding for this purpose any Financial Limitations); “Tax Liability” means: (a) any liability to make an actual payment or increased payment of, in respect of, or on account of, Tax (whether or not presently payable and whether or not discharged at Completion), in which case the amount of the Tax Liability shall be the amount of the actual payment or the increase in the amount of the payment;

EXECUTION VERSION 90 (b) the loss (in whole or in part) of any Accounts Relief (other than a Right to Repayment, and otherwise than by way of use or set-off), in which case the amount of the Tax Liability shall be the Tax which would have been saved by the Target but for such loss, the amount of such Tax being calculated on the basis of the relevant rates of Tax current at Completion on the assumption that the Target has sufficient profits fully to utilise the relevant Accounts Relief and that the Accounts Relief is used in priority to any other Relief available to the Target or, where the Accounts Relief in question would not have operated as a deduction from gross income, profits or gains, the amount of the Relief which would otherwise have been obtained or the amount by which such Relief is reduced, as the case may be; (c) the loss (in whole or in part) of any Accounts Relief which is a Right to Repayment, in which case the amount of the Tax Liability is the amount of the Right to Repayment; and (d) the use or set-off (in whole or in part) of any Purchaser’s Relief to reduce or eliminate any liability to make an actual payment of Tax in respect of which, but for such use or set-off, the Founder Sellers would have been liable in respect of a Tax Claim (disregarding any Financial Limitations), in which case the amount of the Tax Liability shall be the amount for which the Founder Sellers would have been liable but for such use or set-off (disregarding any Financial Limitations); in each case regardless of whether there is or may be any right of reimbursement or recovery against any other person; “TCGA” means the Taxation of Chargeable Gains Act 1992; “VAT” means value added tax imposed by HM Revenue & Customs, the competent Tax Authority for the United Kingdom, and any tax imposed in substitution for it, and any similar Tax in any other relevant jurisdiction including any Tax on sales, use or turnover; and “VATA” means the Value Added Tax Act 1994. 2. Interpretation In this Schedule: (a) references in this Schedule to the Target are to each Target Company and as if the provisions of this Schedule were set out in full in respect of each Target Company; (b) any reference to something occurring (including a Tax Liability arising) in “the ordinary course of business” shall, without prejudice to the generality thereof, be deemed not to include: (i) anything which involves, or leads directly or indirectly to, the receipt by the Target of a Tax Claim in respect of any liability to Tax of, or properly attributable to, another person; (ii) anything which relates to or involves the acquisition or disposal of an asset or the supply of services (including the lending of money, or the hiring or

EXECUTION VERSION 91 licensing of tangible or intangible property) in a transaction which is not entered into on arm’s length terms; (iii) anything which involves the transfer of any asset between a Target and a Shareholder (or any person connected with a Shareholder); (iv) anything which relates to or involves the making of a distribution for Tax purposes, the creation, cancellation or re-organisation of share or loan capital, the creation, cancellation or repayment of any intra-group debt or any company becoming or ceasing or being treated as ceasing to be a member of a group of companies or as becoming or ceasing to be associated with any other company for any Tax purposes; (v) anything which relates to a transaction or arrangement which includes, or a series of transactions or arrangements which includes, any step or steps having no commercial or business purpose apart from the reduction, avoidance or deferral of a Tax Liability; (vi) anything which relates to the waiver, release or repayment of any debt; (vii) anything which gives rise to a deemed (as opposed to actual) profit; or (viii) any Event which gives rise to any fine, penalty, charge, interest or other imposition relating to Tax; (c) persons shall, without limitation, be treated as “connected” for the purposes of this Schedule if they are treated as connected for any Tax purpose; (d) “profits” includes income, profits or gains of any description and from any source and any other consideration, value, receipt or measure by reference to which Tax is chargeable or assessed, and profits earned on or before a certain date or in respect of a certain period and includes profits treated as, or deemed to be, earned on or before that date or in respect of that period for Tax purposes; (e) any reference to Tax, Relief or any other amount being “payable” shall include any Tax, Relief or other amount which would have been payable but for being set off or netted off against any other amount, and any reference to the “payment” of any Tax, Relief or other amount shall include the discharge or utilisation of such Tax, Relief other amount through being set off or netted off against any other amount; (f) any reference to an Event or the consequence of an Event occurring on or before Completion shall include, without limitation, any Event which is deemed for relevant Tax purposes to be the case or to occur for Tax purposes on or before Completion or by reference to which Tax is calculated or imposed on or before Completion; (g) in any case falling within (b), (c) or (d) of the definition of Tax Liability, the Tax Liability shall be treated as arising in respect of an Event which occurred on or before Completion;

EXECUTION VERSION 92 (h) any reference to any form of Tax, Relief, legislation, law or legal or Tax concept which exists in the United Kingdom or any jurisdiction includes a reference to any equivalent or substantially equivalent Tax, Relief, legislation, law or legal or Tax concept in any other relevant country or jurisdiction; (i) any stamp duty or transfer tax which is charged or chargeable on any document (or in the case of a document which is outside the United Kingdom would be so charged or chargeable if the document were in the United Kingdom) or in respect of any transaction and which it is necessary to incur or which is incurred in order to: (i) establish or register the title of the Target to any asset owned at Completion; (ii) prove to a Tax Authority any expenditure incurred by the Target; or (iii) enable the Target or the Purchaser to produce the relevant document in evidence in any civil proceedings or before any arbitrator or referee or to use the document for any other official purpose, and any interest, penalty, charge, surcharge, fine or other similar imposition relating to such stamp duty or transfer tax shall be deemed to be a liability of the Target to make an actual payment of Tax, and the execution of the document or (in the case of a bearer instrument) the issue of the instrument shall be deemed to be the Event which gave rise to such liability; and (j) any assessment, demand or other liability which is received or arises in respect of a claim made, or payment received, by the Target on or before Completion under or in connection with the any measures announced in connection with the COVID-19 pandemic (such as the United Kingdom’s Coronavirus Job Retention Scheme or its equivalent in any other jurisdiction) shall (in each case) be deemed to be an Event occurring in connection with the Target prior to Completion for the purposes of this Schedule.

EXECUTION VERSION 93 Part B – Tax Warranties 1. Payments of Tax 1.1. The Target has in the last six years: (i) duly and punctually paid all Tax which it has become liable to pay and was due to be paid prior to the date of this Agreement; (ii) deducted, withheld or collected for payment (as appropriate) all Tax due to have been deducted, withheld or collected for payment and has accounted for or paid all such Tax to the relevant Tax Authority to the extent due to be paid prior to the date of this Agreement; and (iii) not deferred payment or agreed with any Tax Authority to defer payment of any Tax. 1.2. The Target is not, and has not at any time within the last six years been, liable to pay any interest, fine, penalty or surcharge in respect of any unpaid Tax or as a result of a default in respect of any Tax matter or has otherwise been subject to the operation of any penal provision under any enactment relating to Tax nor so far as the Founder Sellers are aware are there any circumstances by reason of which the Target is likely to become liable to pay, any penalty, fine, surcharge or interest. 2. Compliance 2.1. All returns, computations, accounts, reports, statements, assessments, claims, elections, disclaimers, notices and any other information which are or have been required by Laws to be made or given by the Target for any Tax purposes in the last six years have been made or given both within the requisite periods and on a proper basis and were when made, and in all material respects remain, true and accurate and none of them is, or so far as the Founder Sellers are aware is likely to be, the subject of any enquiry, query or dispute with any Tax Authority. 2.2. The Target has in the last six years complied in all material respects with all statutory requirements, regulations, notices, orders, directions and conditions relating to all relevant Taxes, including the terms of any agreement made with any Tax Authority. 2.3. The Target maintains such records and other information in relation to Tax which it is legally required to maintain; and such records enable the Tax liabilities and Reliefs of the Target to be calculated accurately in all material respects. 3. Tax Disputes and tax sharing arrangements 3.1. The Target is not, nor has it been at any time within the last six years, involved in any dispute with or investigation, audit, discovery or enquiry by any Tax Authority or any enquiry into any Tax return and, so far as the Founder Sellers are aware, no such dispute, investigation, audit, discovery or enquiry is, planned, or threatened. 3.2. The Target is not a party to, is not bound by, and does not have any obligations, under any Tax sharing agreement or Tax indemnification agreement.

EXECUTION VERSION 94 4. Provisions in Locked Box Accounts 4.1. The provisions or reserve for Tax appearing in the Locked Box Accounts have been made in accordance with generally accepted accounting principles. 4.2. Provision has been made and shown in the Locked Box Accounts for deferred taxation in accordance with generally accepted accounting principles. 5. Position since the Locked Box Accounts Date 5.1. In respect of the period starting immediately after the Locked Box Accounts Date, the Target has no liabilities for Tax other than (i) corporation tax (in the UK) or corporate income tax (elsewhere) in respect of trading profits arising in the ordinary course of the business of the Target, (ii) Payroll Tax payable in respect of amounts that the Target is contractually obliged to pay to its employees and directors in respect of that period, and (iii) liabilities for or in respect of VAT on supplies of goods and services made by the Target in the ordinary course of its business. 5.2. No accounting period of the Target for corporation taxes or other corporate income tax purposes has ended, and the Target has not made any distribution, since the Locked Box Accounts Date. 6. Secondary Liabilities As far as the Founder Sellers are aware, the Target is not, nor is likely to become, liable to make to any person (including any Tax Authority) any payment in respect of any liability to Tax which is primarily or directly chargeable against, or attributable to, any person other than the Target. 7. Obligation to Deduct or Withhold Tax There is no obligation on the Target to deduct or withhold tax on repayment of any borrowings which the Target has in respect of any premium, interest or other amount comprised in those borrowings and whether there is or would be any obligation on the Target to pay an increased sum. 8. Clearances, Consents and Special Arrangements All clearances and consents obtained by the Target from any Tax Authority in the last six years have been fully provided in the Data Room and were based on full and accurate disclosure of all the facts and circumstances material to the decision of the Tax Authority. The Target has complied in all material respects with any conditions to which any such consents or clearances are subject. No Tax Authority has agreed, with effect for any of the last six years or prospectively, to operate any special arrangement (being an arrangement not based on a strict and detailed application of the relevant legislation) in relation to the Tax affairs of the Target. 9. Large Companies

EXECUTION VERSION 95 9.1. If the Target is a large company within the meaning of regulation 3 of the Corporation Tax (Instalment Payment) Regulations 1998, the Disclosure Letter gives details of instalments of corporation tax paid in respect of the current accounting period and preceding accounting period and instalments expected to be payable in respect of the current accounting period of the Target (ignoring the effect of the Target being acquired under the terms of this Agreement). 9.2. The Target is not a qualifying company within the meaning of Schedule 46 to the Finance Act 2009. 10. Tax residence The Target is, always has been, and will be at Completion, a resident for Tax purposes solely in its country of incorporation, formation or organisation. The Target is not, never has been and will not be at Completion resident for any purpose in any other jurisdiction and, except for Silixa LLC’s permanent establishment in Canada, does not have, has never had and will not have at Completion, any branch, office, permanent establishment or other taxable presence in any other jurisdiction. 11. Close Companies The Target has never been a close investment-holding company as defined in section 34 of the CTA 2010. 12. Benefits to Connected Persons 12.1. The Target has not in the last six years provided any benefit or facility to any Shareholder, or to any director or employee of the Target (or to any person connected with any such Shareholder, director or employee), the provision of which has been treated as a distribution. 12.2. No loan or advance in the last six years has been (or has been treated as having been) incurred, made or agreed to be made by the Target to any Shareholder, or to any director or employee of the Target (or any person connected with any such Shareholder, director or employee), the Target has not since the Locked Box Accounts Date released, written off or agreed to release or write off the whole or part of any such loan or advance, and no such loan or advance remains outstanding. 12.3. No arrangements are, or in the last six years have been, in place that give rise or could give rise to a charge to tax under section 464A CTA 2010. 13. Distributions 13.1. No distribution or deemed distribution, within the meaning of section 1000 or sections 1022- 1027 CTA 2010, has been made (or will be deemed to have been made) by the Target in the last six years except dividends shown in its audited accounts, and the Target is not bound to make any such distribution. 13.2. The Target has not, within the period of six years preceding the date of this Agreement, been engaged in, or been a party to, any of the transactions set out in Chapter 5 of Part 23 CTA 2010 (demergers).

EXECUTION VERSION 96 14. Inheritance, Estate or Gift Tax The Target is not liable, and, so far as the Founder Sellers are aware, there are no circumstances in existence as a result of which it may become liable, to be assessed to inheritance, estate or gift tax or any other Taxation as donor or donee of any gift, or transferor or transferee of value and, so far as the Founder Sellers are aware, there are no circumstances in existence as a result of which it may become liable in respect of inheritance, estate or gift tax has arisen or could arise for the Target or any charge in relation to unpaid inheritance, estate or gift tax has arisen or could arise in respect of the assets of the Target or the Target Shares. 15. Employment and Withholding Taxes 15.1. No person has acquired a right to acquire shares or securities, or has acquired any shares or securities (including, for the avoidance of doubt, any conditional share capital), which in either case may give rise to a liability in respect of any Payroll Tax for the Target, including upon the exercise or disposal of that right or upon the acquisition or disposal of those shares or securities. 15.2. In relation to all employment-related securities (within the meaning of section 421(B)(8) of ITEPA) in relation to which the Target is or has been the employer (as defined in section 421B(8) ITEPA), each relevant employee within the scope of UK Tax has entered into an election pursuant to section 431(1) ITEPA in the form approved by HM Revenue & Customs within 14 days of the acquisition of employment-related securities (by him or any other person) and in relation to all securities options (as defined for the purposes of Chapter 5 Part 7 ITEPA), such an election is required to be entered into by each relevant employee within the scope of UK Tax as a condition of exercise of the option. 15.3. Neither the Target nor any employee benefit trust or other third party has made, or agreed to make, any payment to, or provided or agreed to provide any benefit for, any director or former director, officer, employee or consultant (or associate of any of the foregoing) of the Target, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Target for Tax purposes. 15.4. The Disclosure Letter contains details of any payments or loans made to, any assets made available or transferred to, or any assets earmarked, however informally, for the benefit of, any employee or former employee (or anyone connected with such employee or former employee) of the Target by an employee benefit trust or another third party, falling within the provisions of Part 7A of ITEPA and details of any trust or arrangement capable of conferring such a benefit. 15.5. No part of the Purchase Price or the consideration payable for the Minority Shares will be treated as employment income, whether as employment income of any Shareholder or any other person. 15.6. There is no arrangement, formal or informal:

EXECUTION VERSION 97 (a) involving any Shareholder to redistribute (or which has the effect of redistributing) any consideration receivable under this Agreement or the consideration receivable under the Minority SPA; or (b) for any payment to be made to, or for any benefit to be received by, any current, former or prospective employee or office holder in connection with this Agreement or the Minority SPA or the transactions contemplated by this Agreement or the Minority SPA. 15.7. No consultant, contractor or adviser of the Target, or person who otherwise provides or has in the last six years provided services to the Target, whether directly or through a personal services company or other intermediary, should be or should have been treated for any relevant Tax purposes as an employee of the Target. 16. R&D Claims All R&D Claims by the Target have been duly made on a proper basis within applicable time limits, and no Tax Authority has disputed or challenged, or otherwise notified the Target that it intends to dispute or challenge, the Target’s entitlement to make any such claim and/or the amount of any such claim. 17. Groups The Target is not and has never been a member of a group of companies for any Tax purposes, including for the purposes of section 170 TCGA or Part 5 CTA 2010, other than with another Target. 18. Transfer Pricing All transactions or arrangements made or entered into by the Target have been made on arm’s length terms to the extent required by Law and the processes by which prices and terms have been arrived at have, in each case, been fully documented to the extent required by Law. The Target is not, nor has it been in the last six years, involved in any correspondence, enquiry or dispute or received any notice in any jurisdiction from a Tax Authority concerning the adjustment of profits of associated enterprises for Tax purposes. 19. Transfer Taxes 19.1. There is no instrument to which the Target is a party and which is necessary to establish the Target’s rights or title to any asset, which is or could be liable to real estate Tax, securities transfer Tax, issuance Tax or stamp duty (or any similar duty or Tax in any jurisdiction) which has not been duly stamped or in respect of which the relevant Tax has not been paid. 19.2. Neither entering into this Agreement or the Minority SPA nor Completion will result in the withdrawal of any stamp duty, stamp duty land tax, or any securities or real estate transfer or registration Tax relief granted on or before Completion which will affect the Target and the Target has not made any claim for relief or exemption under section 42 of the Finance Act 1930, section 151 of the Finance Act 1995 or Schedule 7 to the Finance Act 2003 in respect of any interest in UK land or buildings which was transferred or granted to it at any time within the last six years.

EXECUTION VERSION 98 20. Tax Avoidance 20.1. The Target has not been involved in any scheme, arrangement, transaction or series of transactions: (a) in which the main purpose, or one of the main purposes was to have been: (i) the avoidance, deferral or reduction of Tax; (ii) the production of a loss for Tax purposes with no corresponding commercial loss, or (b) which contain one or more steps which have no commercial purpose other than avoiding, deferring or saving Tax or obtaining a Tax advantage. 20.2. The Target has not entered into or been party to any transactions, schemes or arrangements which either were notifiable arrangements for the purposes of Part 7 of the Finance Act 2004 or was a notifiable scheme for the purposes of Schedule 11A to the VATA 1994. 21. Loan Relationships All financing costs, including interest, discounts and premiums payable by the Target in respect of its loan relationships within the meaning of Chapter 2 Part 5 CTA 2009 (or any similar legislation in any other jurisdiction) are eligible to be brought into account by the Target as a debit for the purposes of that legislation and to the extent that they are from time to time recognised in the Target's accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted). 22. Capital Allowances The Target has in its possession details of all capital allowances claimed by it in respect of the accounting period ended on the Locked Box Accounts Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made. 23. VAT 23.1. The Target (i) is, in each jurisdiction where it ought to have been so registered, a duly registered taxable person for the purposes of VAT, (ii) is not, nor has in the last three years been, wholly or partly exempt for such purposes, and (iii) is not subject to any conditions imposed by or agreed with any Tax Authority, (iv) is not and has never been a member of a VAT group, and (v) has not at any time within the last six years, acted as agent of any person not resident in the United Kingdom for the purposes of section 47 of VATA or been appointed as a VAT representative of any person for the purposes of section 48 of VATA (VAT representatives). 23.2. All claims made by the Target for refunds of VAT in the last six years have been made on a proper basis within applicable time limits, and no Tax Authority has disputed or challenged, or otherwise notified the Target that it intends to dispute or challenge, the Target’s entitlement to make any such claim and/or the amount of any such claim. 23.3. The Target (i) has not agreed any special method of attributing, accounting or otherwise in relation to VAT with a Tax Authority, (ii) does not own any assets or capital items which may be subject to any adjustment to, or repayment of, VAT previously claimed by the Target and (iii) does not own any land or buildings (including any interest in or right or licence over any

EXECUTION VERSION 99 land or buildings) in respect of which it (or any member of its group) has exercised a VAT option to tax. 24. UK land Less than 75% of the total market value of the Target's qualifying assets derive (directly or indirectly) from interests in UK land for the purposes of Schedule 1A to TCGA. 25. Construction Industry Scheme The Target is not required to register as a contractor under the provisions of section 59 of the Finance Act 2004 or any similar legislation in any other jurisdiction and the expenditure incurred by the Target on construction, refurbishment and fitting-out works in the twelve- month period ending on the date of this Agreement is less than £1 million. 26. COVID-19 pandemic The Target has not been notified that a Tax Authority or other governmental authority intends to recover any payment (or part thereof) received by the Target under any measure or arrangement introduced in connection with the COVID 19 pandemic (whether by assessment to Tax or otherwise), and there are no circumstances in respect of which a Tax Authority could make such recovery. 27. EMI Options 27.1. In advance of the date of grant of any EMI Options, the Target had agreed the “market value” of the shares over which such Options were granted with the Shares & Assets Valuation Division of HMRC (the “HMRC Agreed Value”). 27.2. All EMI Options were granted at an exercise price that was equal to or greater than the HMRC Agreed Value and within the period that the HMRC Agreed Value remained valid in respect of the shares to be subject to the EMI Options. 27.3. No facts or circumstances had arisen in between the date of the HMRC Agreed Value and the grant of the EMI Options that might mean that the exercise price of those EMI Options was no longer equal to or greater than the market value of the shares under those EMI Options on the date of grant. 27.4. All EMI Options met, at the time of grant, and continue to meet (or, if already exercised, continued to meet until the time of exercise) all of the requirements for enterprise management incentive options under Schedule 5 to ITEPA, including but not limited to: (a) the requirement at paragraph 37(2)(b) of Schedule 5 to ITEPA relating to the contents of the applicable Option; and (b) the requirement at paragraphs 5, 6 and 7 of Schedule 5 to ITEPA relating to the maximum values of EMI Options. 27.5. The Target is, and has been at all relevant times, a “qualifying company” for the purposes of paragraph 8 of Schedule 5 to ITEPA.

EXECUTION VERSION 100 27.6. There have been no: (a) disqualifying events in respect of any EMI Options under section 533 to section 536 (inclusive) of ITEPA; (b) material amendments to any of the terms of any EMI Options; or (c) previous or proposed exercise of discretions by the grantor of such EMI Options which would impact the tax favoured status of the EMI Options. 27.7. Where a disqualifying event has occurred under section 535 of ITEPA in relation to an employee and that former employee's EMI Option has not lapsed, the Target has a record of, or has the ability to accurately calculate, the income tax due on any subsequent exercise of such EMI Options held by such former employee. 27.8. The Option Plans have been registered with HMRC for the purposes of Schedule 5 to ITEPA. No notice of HMRC’s intention to enquire into the Option Plans has been received by the relevant Target Company and the Target Company has not been notified of any penalty imposed or proposed to be imposed in relation to the Option Plans. 27.9. All EMI Options have been validly notified to HMRC within 92 days of the relevant date of grant. 27.10. There have been no disputes (or potential disputes) with HMRC as to whether the EMI Options are qualifying options for the purposes of paragraph 1(2) of Schedule 5 to ITEPA. 27.11. The Option Plans are the only HMRC tax-advantaged employee share option schemes operated by the Target Companies and the only subsisting EMI Options granted by the Target are those identified as such in folder 13.6.4.5 in the Data Room. 27.12. All holders of EMI Options are UK tax taxpayer or resident and current Employees. 27.13. Any deduction or withholding as required by law to be made from any sum payable (or treated as being payable) by any party under this Agreement is owed to HMRC and no other Tax Authority. 28. Non-UK Taxes

EXECUTION VERSION 101 28.1. Paragraphs 1 to 27 above shall, for the avoidance of doubt, apply with adaptation if necessary in relation to Tax outside the United Kingdom and accordingly any reference in those paragraphs to any form of Tax or Relief or any statutory provision relating to Tax in the United Kingdom shall be deemed to include a reference to the equivalent or substantially equivalent form of Tax or Relief or statutory provision relating to Tax in any other relevant taxing jurisdiction. 28.2. Silixa LLC is currently, and has been at all times since formation, taxed as a corporation for US federal income tax purposes. The Target is validly classified as a corporation for US federal income tax purposes, and has been at all times since formation. 28.3. Neither the Purchaser nor any of its connected persons (including the Target following Completion) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Completion Date as a result of: (1) any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) required as a result of a change in method of accounting made prior to the Completion Date, (2) any written “closing agreement” with a Tax Authority executed prior to the Completion Date, (3) any instalment sale or open transaction disposition made prior to the Completion Date, (4) any prepaid amounts received or deferred revenue accrued prior to the Completion Date or (5) any election under Section 108(i) or Section 965 of the Code made prior to the Completion Date. 28.4. Silixa LLC has not entered into or participated in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-US Law). 28.5. Silixa LLC does not own any “United States real property interests” within the meaning of Section 897(c) of the Code. 28.6. Silixa LLC has not distributed stock of another person, and has not had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

EXECUTION VERSION 102 28.7. There is no joint venture, contract or other arrangement to which Silixa LLC is a party that is treated as a partnership for Tax purposes. 28.8. The Target is not and never has been a (1) "controlled foreign corporation" within the meaning of Section 957(a) of the Code, (2) a "passive foreign investment company" within the meaning of Section 1297(a) of the Code, (3) a “foreign personal holding company” as defined in the Code, or (4) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or a “domestic corporation” under Section 7874(b) of the Code. The Target has not elected to be treated as a U.S. corporation under Section 897(i) of the Code. 28.9. Except for CTTV Investments LLC, none of the Sellers or the Minority Sellers (or their direct or indirect owner(s)) is a “United States person” within the meaning of Section 7701(a)(30) of the Code. 28.10. The Target (1) has never been a member of an affiliated, combined, consolidated or unitary group for Tax purposes other than a group the common parent of which was the Target, and (2) has no liability for the Taxes of any person (other than liability for Taxes of the Target) under United States Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of US state or local or non-US Law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by operation of Law, by Contract, or otherwise.

EXECUTION VERSION 103 Part C - Tax Covenant 1. COVENANT TO PAY 1.1 Liability to pay The Founder Sellers covenant with the Purchaser to pay to the Purchaser an amount equal to any Tax Liability (i) of the Target and (ii) in respect of the matters falling within sub- paragraphs (c) to (k) below, of the Purchaser or any member of the Purchaser’s Group, arising directly or indirectly in respect of or as a consequence of or by reference to: (a) any income, profits or gains earned, accrued or received by or which arose to the Target on or before Completion; (b) any Event which occurred in relation to the Target on or before Completion; (c) a failure to discharge Tax by any company or person with which the Target has been, or has been treated as being, connected or otherwise associated on or before Completion, or by any company or person which at any time after Completion is treated as connected or associated in any way with, any Shareholder for any Tax purpose (other than the Target); (d) any liability for any inheritance, estate or gift tax or any similar Tax which: (i) has at Completion given rise to a charge on any of the Target Shares or assets of the Target or given rise to a power to sell, mortgage or charge any of the Target Shares or assets of the Target; or (ii) after Completion gives rise to a charge on any of the Target Shares or assets of the Target or gives rise to a power to sell, mortgage or charge any of the Target Shares or assets of the Target and which arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring), PROVIDED THAT any right to pay Tax by instalments shall be disregarded and the provisions of section 213 Inheritance Tax Act 1984 (or any similar legislation in any other jurisdiction) shall not apply to any payment falling to be made under this Schedule; (e) an option or other right to acquire shares or other securities, or interest in shares or other securities, granted or acquired on or before Completion or in respect of the exercise or cancellation of any such option or right or any other Event in relation to such option or right; (f) any shares or other securities, or interest in shares or other securities, acquired on or before Completion or as a result of a right or obligation (whether or not legally binding) created on or before Completion;

EXECUTION VERSION 104 (g) any person (other than the Target, the Purchaser or any member of the Purchaser’s Group) making a payment or providing a loan, benefit or payment (otherwise than with the express written agreement of the Purchaser or, after Completion, the Target) to any person to the extent that, and in circumstances where, such payment or benefit constitutes remuneration for acts undertaken for, or services rendered to, the Target by any current or former officer or employee of the Target on or before Completion; (h) any of the consideration for the sale of the Target Shares or the Minority Shares being subject to Payroll Tax; (i) a relevant step (as defined in Part 7A ITEPA (“Part 7A”)) being taken by a relevant third party person (as defined in Part 7A) pursuant to an arrangement entered into on or before Completion by, or on behalf of, or involving any Shareholder, the Target or any employee benefit trust or in connection with any incentive arrangements to which any Shareholder or the Target is a party; (j) any Event contemplated by this Agreement or the Minority SPA, including, without limitation: (i) any payment of any part of the Purchase Price or consideration for the Minority Shares; (ii) the allocation of consideration or liabilities between the Shareholders pursuant to this Agreement or the Minority SPA; (iii) any waiver or release pursuant to Clause 2.3 or Clause 6 or (iv) the bearing of any fees or other costs incurred in connection with any transaction contemplated by this Agreement or the Minority SPA; (k) the waiver of any loan arising in connection with the exercise, on or before Completion, of any share option; (l) the failure or delay by any person to reimburse any amount in respect of income tax arising in connection with any of the circumstances or Events described in sub- paragraphs (e) to (k). 1.2 R&D Claims Without prejudice to the provisions of paragraph 1.1, the Founder Sellers covenant with the Purchaser to pay to the Purchaser an amount equal to any Tax Liability or other liability which arises as a consequence of or by reference to (i) any R&D Claim made by the Target on or before Completion or (ii) the 2023 R&D Claim, in respect of which any R&D Tax Credit Deferred Consideration, or any Minority R&D Tax Credit Deferred Consideration (as defined in the Minority SPA) has been paid by the Purchaser, being wholly or partially disallowed by any Tax Authority. 1.3 Costs and expenses Without prejudice to the provisions of paragraphs 1.1 and 1.2, the Founder Sellers covenant with the Purchaser to pay to the Purchaser an amount equal to all reasonable costs and expenses incurred or payable by the Purchaser or any member of the Purchaser’s Group or the Target in connection with or in consequence of any Tax Liability, Tax Claim and dealing

EXECUTION VERSION 105 with any associated Tax Demand in respect of which the Founder Sellers are liable under this Schedule (or would be, disregarding any Financial Limitations). 2. EXCLUSIONS 2.1 Exclusions The covenants in paragraphs 1.1 and 1.2 of this Part C and the covenant in Part E shall not cover any Tax Liability and the Founder Sellers shall not be liable under the Tax Warranties in respect of a Tax Liability if and to the extent that: (a) provision or reserve in respect of the Tax Liability has been made in the Locked Box Accounts; (b) the Tax Liability or other liability arises in the ordinary course of business of the Target in consequence of or in respect of or by reference to any Event occurring, or any income, profits or gains earned, accrued or received, after the Locked Box Accounts Date but on or before Completion; (c) the Tax Liability was paid or discharged before Completion and such payment or discharge was reflected in the Locked Box Accounts; (d) the Tax Liability arises as a result of any increase in rates of Tax or any change in legislation or published guidance or practice or concession of general application of any Tax Authority, in each case made after Completion, other than a change introduced to target Tax avoidance; (e) the Tax Liability arises as a result of a change after Completion in any accounting policy, or the length of any accounting period for Tax purposes, of the Target other than a change in accounting policy required to bring the accounting principles and practices of the Target into line with generally accepted accounting principles applicable at the relevant time on or before Completion subject to any retrospective change in law or retrospective change in generally accepted accounting practice; (f) the Tax Liability results directly from a voluntary act of the Target or the Purchaser after Completion outside the ordinary course of the business of the Target or the Purchaser, as the case may be, as carried on immediately prior to Completion and which act the Target or the Purchaser (as appropriate) was aware (or ought reasonably to have been aware) would give rise to such Tax Liability, save where such act is: (i) pursuant to a legally binding obligation of the Target or the Purchaser entered into on or before Completion; (ii) contemplated by this Agreement or the Minority SPA; (iii) at the written request or with the written consent of any of the Founder Sellers;

EXECUTION VERSION 106 (iv) pursuant to an obligation imposed on the Target or any member of the Purchaser’s Group by any Law; or (v) necessary to comply with any decision of any court or tribunal, provided that, for the avoidance of doubt, any voluntary disclosure to or filing or other communication with any Tax Authority shall not be a transaction or voluntary act to which this sub-paragraph 2.1(f) applies. (g) such Tax Liability arises as a result of the making of the Section 338(g) Election; (h) a Relief (other than a Purchaser’s Relief) is available at no cost to the Purchaser, the Target or any member of the Purchaser’s Group to eliminate or reduce the Tax Liability; (i) the Tax Liability arises as a result of the failure of the Target (save in circumstances falling within any of the provisions of paragraphs 2.1(f)(i) to (v) (inclusive)) to make any claim, election, surrender or disclaimer or give any notice or consent to do anything after Completion where the making, giving or doing of that thing was validly taken into account in computing any provision for Tax in the Locked Box Accounts, provided that in each case the Founder Sellers notified the Purchaser in writing within a reasonable period of time to enable the Purchaser to do such thing, and in any case no later than within 5 Business Days of Completion, of the requirement relating to, and provide full details in respect of, the making, giving or doing of such claim, election, surrender or disclaimer, notice, consent or other thing; (j) in the case of an Excluded Liability Tax Claim only the Tax Liability constitutes interest or penalties which arise as a result of a failure by any member of the Purchaser’s Tax Group to pay the Tax Liability in respect of that Excluded Liability Tax Claim having been put in funds by the Founder Sellers. 2.2 Exclusions carve out Notwithstanding any other provision in this Schedule, the exclusions set out in paragraph 2.1 (with the exception of sub-paragraphs 2.1(a) and 2.1(c)) shall not apply to limit any liability of the Founder Sellers in respect of any Payroll Tax Claim. 3. RECOVERY FROM THIRD PARTIES If the Target makes a recovery and actually receives a payment from any person (other than the Target, any member of the Purchaser’s Group or any Tax Authority) of any amount in respect of the Tax Liability in respect of which the Founder Sellers have made a payment under this Schedule, a sum equal to the lesser of: (a) the amount of any payment so received, after deduction therefrom of an amount equal to any reasonable costs and expenses incurred in obtaining it (and not previously reimbursed by the Founder Sellers to the Purchaser) and any Tax liability incurred in respect of it (or any Tax which would have been payable but for the availability of a Purchaser’s Relief); and

EXECUTION VERSION 107 (b) the amount paid by the Founder Sellers under this Schedule in respect of the Tax Liability in question, (i) shall first be set off against any payment then due from the Founder Sellers under this Schedule; (ii) to the extent there is an excess, a refund shall be made to the Founder Sellers of any previous payment made by the Founder Sellers under this Schedule and not previously refunded under any provision of this Agreement up to the amount of such excess; and (iii) to the extent that the excess referred to in paragraph 1.1(b)(iii) is not exhausted thereunder, the remainder of that excess shall be carried forward and set off against any future payment which becomes due from the Founder Sellers under this Schedule. 4. OVERPROVISIONS AND SAVINGS If the auditors for the time being of the Target determine (at the written request of the Sellers’ Representative and sole cost and expense of the Founder Sellers) or if the parties otherwise agree in writing that there has been an Overprovision or Saving then the amount of any Overprovision or Saving shall: (a) first be set off against any payments then due from the Founder Sellers under this Schedule; (b) if there is an excess, a refund shall be made to the Founder Sellers of any previous payment or payments made by the Founder Sellers under this Schedule (and not previously refunded under this Agreement) up to the amount of such excess; and (c) if such excess as referred to in paragraph 4(b) is not exhausted, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Founder Sellers under this Schedule.

EXECUTION VERSION 108 5. TAX AFFAIRS 5.1 The Sellers’ Representative and the Sellers shall give the Purchaser such assistance, information and documentation as may reasonably be required to enable the Purchaser to prepare, submit and deal with all computations, returns, claims and other documentation of or correspondence to or from the Target relating to Tax, and deal with all matters relating to such matters, in respect of all fiscal or accounting periods of any Target ending on or before Completion and in respect of the accounting period current at Completion in respect of any Event on or before Completion. 5.2 Subject to the other provisions of this paragraph 5, the Purchaser (or the Purchaser's duly authorised agent) shall have conduct of the Tax affairs of the Target in respect of all accounting periods of the Target whether ending prior to, on or after Completion including conduct in respect of: (a) preparing and submitting any Tax returns of the Target (including any related accounts, computations, attachments) (the “Company Tax Returns”), and all other claims, elections, surrenders, disclaimers, notices and consents for the purposes of Tax (the "Tax Documents") to the extent that such Company Tax Returns and such Tax Documents have not been submitted before Completion; and (b) dealing with, and seeking to resolve, any queries raised by a Tax Authority relating to the Tax Documents. 5.3 The Purchaser will not submit any Company Tax Returns, or any Tax Documents or any other material correspondence relating thereto, for any accounting period (i) ending on or prior to Completion or (ii) commencing prior to but ending after Completion, but in which case only to the extent relating to an Event occurring on or before Completion, to any Tax Authority, in each case to the extent, in the reasonable view of the Purchaser, such Company Tax Returns, Tax Documents or correspondence relate to the 2023 R&D Claim or may give rise to an Excluded Liability Tax Claim, without first giving the Sellers’ Representative a reasonable opportunity, to comment on such Company Tax Returns, or such Tax Document and/or such material correspondence relating thereto, and, before it is submitted to a Tax Authority, shall take into account any reasonable comments and/or amendments to such Company Tax Returns or Tax Document proposed by the Sellers Representative in writing within 10 Business Days. 5.4 Without prejudice to paragraph 5.3 above, the Purchaser shall procure that, to the extent that Company Tax Returns of the Target (i) are in respect of any accounting period (a) ending on or prior to Completion or (b) commencing prior to but ending after Completion, but in which case only to the extent relating to an Event occurring on or before Completion, and (ii) may, in the reasonable view of the Purchaser, give rise to an Excluded Liability Tax Claim, such Company Tax Returns are prepared on a basis that is consistent with past Company Tax Returns sent to the Tax Authority except where necessary to comply with applicable law, applicable accounting practice, or a groupwide policy adopted by the Purchaser. 5.5 If a matter falls within the provisions of both this paragraph 5 and paragraph 6, the provisions of paragraph 6 shall apply in priority to the provisions of this paragraph 5.

EXECUTION VERSION 109 6. NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES 6.1 Notification of claims by the Purchaser If the Purchaser or the Target becomes aware of any Tax Demand which is reasonably expected to give rise to an Excluded Liability Tax Claim, the Purchaser shall give notice to the Sellers’ Representative of that Tax Demand (including so far as practicable, and to the extent known to the Purchaser, reasonably sufficient details of such Tax Demand and the amount of any Excluded Liability Tax Claim in respect thereof) as soon as reasonably practicable (and in any event not more than 15 Business Days after the Purchaser becomes aware of such Tax Demand), provided that the giving of such notice shall not be a condition precedent to the liability of the Founder Sellers under this Schedule. 6.2 Notification of claims by the Founder Sellers If any Founder Seller becomes aware of any Tax Demand (prior to the Sellers’ Representative being notified by the Purchaser), they shall, or shall procure that the Sellers’ Representative shall, as soon as reasonably practicable (and in any event not more than 15 Business Days after such Founder Sellers becomes aware of such Tax Demand) give notice in writing of such Tax Demand to the Purchaser specifying the details of which they are aware, and, on receipt of such notice, the Purchaser shall be deemed to have given the Sellers’ Representative notice of the Tax Demand in accordance with the provisions of paragraph 6.1. 6.3 Conduct of Tax Demand (a) Subject to paragraph 6.3(b), if the Sellers indemnify the Purchaser (and any member of the Purchaser’s Group) and the relevant Target to the Purchaser's reasonable satisfaction against all liabilities and damages (including any additional Tax Liability) and all reasonable costs and expenses that may be incurred as a result of taking such action, the Purchaser shall take and shall procure that the relevant Target shall take such reasonable action as the Sellers’ Representative may reasonably request by notice in writing given to the Purchaser to avoid, dispute, defend, resist, appeal or request an internal HMRC review, or compromise any Tax Demand to the extent that such Tax Demand, in the reasonable view of the Purchaser, has given or may give rise to an Excluded Liability Tax Claim (the “Relevant Tax Demand”). (b) The Purchaser shall not be obliged to take, or procure the taking of, any action under paragraph 6.3(a) in respect of any Relevant Tax Demand: (i) if the Sellers’ Representative does not request the Purchaser to take any action under paragraph 6.3(a) or the Sellers fail to indemnify the Purchaser or the relevant Target as required by that paragraph in a reasonable period of time, and in any case, no later than: (A) the date being 10 Business Days after the date the notice referred to in paragraph 6.1 or 6.2 has been given (or deemed to have been given) by the Purchaser or the Target; and

EXECUTION VERSION 110 (B) the date being 10 Business Days prior to the last date on which an appeal may be made against the Tax Liability to which the Relevant Tax Demand relates; (ii) where the Tax Authority alleges that any of the Founder Sellers (or any Target before Completion) has been engaged in fraudulent conduct or deliberate default relating to the Tax Liability that is the subject matter of the Relevant Tax Demand and the Tax Authority refused to withdraw such allegations after representations made by the Sellers’ Representative; (iii) if the Relevant Tax Demand involves an appeal to, or contesting the Relevant Tax Demand before, any court, tribunal, appellate body or judicial authority, including the Tax Chamber of the First-tier Tribunal or higher tribunal or court, unless the Founder Sellers have obtained and delivered to the Purchaser the written opinion (or settled note of conference) of Tax counsel of at least seven years' standing (at their own cost), that, after the disclosure of all relevant information and documents and having regard to all relevant circumstances, the appeal has a reasonable prospect of success; or (iv) where such action would allow any Seller, its agents or professional advisors, or the Sellers’ Representative to take on or take over, or require the Purchaser or the Target to delegate to any Seller, its agents or professional advisers, or the Sellers’ Representative the conduct of any action or proceedings of any nature arising in connection with the Relevant Tax Demand. (c) The Sellers’ Representative shall be kept reasonably informed about the conduct of any Relevant Tax Demand and: (i) the Purchaser shall, as soon as reasonably practicable, forward to the Sellers’ Representative any communication or document received from the Tax Authority in relation to the Relevant Tax Demand; and (ii) any communication or document to be sent to the Tax Authority in relation to the Relevant Tax Demand shall be submitted in draft to the Sellers’ Representative and the Purchaser shall take into account all reasonable representations or amendments made by the Sellers’ Representative in writing within 5 Business Days to the draft before it is sent to the Tax Authority, (d) If paragraph 6.3(a) shall not apply by virtue of paragraph 6.3(b). the Purchaser shall be free to deal with the Relevant Tax Demand in such way and on such terms as the Purchaser, in its absolute discretion, considers fit. (e) Notwithstanding any other provision of this paragraph 6.3, the Purchaser shall have sole conduct of any Tax Demand (other than a Relevant Tax Demand).

EXECUTION VERSION 111 6.4 W&I Insurance Policy In no event shall this paragraph 6 require the Purchaser or the Target to take any action, or refrain from taking any action, or permit the Founder Sellers or the Sellers’ Representative to take any action, which the Purchaser reasonably considers could vitiate the W&I Insurance Policy or would cause the Purchaser to be in breach of any provision of the W&I Insurance Policy or in any way conflict with any obligations under or terms of the W&I Insurance Policy or give rise to a claim under the W&I Insurance Policy. 7. DUE DATE OF PAYMENT 7.1 Due date of payment Where the Founder Sellers become liable to make any payment pursuant to a Tax Claim, the due date for the making of the payment shall be the date falling five Business Days after the date of service by the Purchaser of a written notice on the Sellers’ Representative demanding payment or (if later): (a) in the case of a Tax Liability or other liability which involves an actual payment of Tax, five Business Days before the latest date on which such payment of Tax is due to be made to the relevant Tax Authority; (b) in the case of a Tax Liability which results from loss of an Accounts Relief (other than a Right to Repayment), five Business Days before the latest date on which a payment of Tax is due to be made to a Tax Authority which would not have been due had such Accounts Relief been available (based on the assumptions set out in paragraph (b) in the definition of Tax Liability; (c) in the case of a Tax Liability which results from the loss of an Accounts Relief which is a Right to Repayment, on the date on which such Right to Repayment would otherwise have become due; and (d) in the case of a Tax Liability which results from the use or set-off of a Purchaser’s Relief, the latest date on which the relevant Tax would have been due but for such use or set-off. 7.2 Due date of Tax For the purposes of the provisions in paragraph 7.1 above, it shall be assumed that the latest date on which a payment of Tax is due is the last date on which payment can be made to the relevant Tax Authority without incurring any interest, charge, penalty, fine or surcharge in respect thereof and on the assumption that no appeal is made against any assessment or Tax Demand. 8. FIRPTA CERTIFICATE The Sellers shall have delivered to the Purchaser with respect to, and on behalf of, Silixa LLC, (i) an original signed statement conforming to the requirements of Sections 1.1445- 2(c)(3) and 1.897-2(h)(1)(i) of the United States Treasury Regulations and (ii) an original signed notice to be delivered to the IRS in accordance with Section 1.897-2(h)(2) of the

EXECUTION VERSION 112 United States Treasury Regulations together with written authorisation for the Purchaser to deliver such notice to the IRS on behalf of Silixa LLC, each dated as of the Completion Date, duly executed by an authorised officer or other authorised signatory of Silixa LLC, and in form and substance reasonably satisfactory to the Purchaser (collectively, the "FIRPTA Certificate").

EXECUTION VERSION 113 Part D – Excluded Liability Tax Warranties 1. Section 280G No Tax Liability or loss of corporate tax deduction will arise to the Target in connection with the payment of “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, including any excise Tax under Section 4999 of the Code, by reason of any transaction contemplated by this Agreement or the Minority SPA. 2. Payroll Tax 2.1 No person has acquired a right to acquire shares or securities, or has acquired any shares or securities (including, for the avoidance of doubt, any conditional share capital), which in either case may give rise to a liability in respect of any Payroll Tax for the Target, including upon the exercise or disposal of that right or upon the acquisition or disposal of those shares or securities. 2.2 In relation to all employment-related securities (within the meaning of section 421(B)(8) of ITEPA) in relation to which the Target is or has been the employer (as defined in section 421B(8) ITEPA), each relevant employee within the scope of UK Tax has entered into an election pursuant to section 431(1) ITEPA in the form approved by HM Revenue & Customs within 14 days of the acquisition of employment-related securities (by him or any other person) and in relation to all securities options (as defined for the purposes of Chapter 5 Part 7 ITEPA), such an election is required to be entered into by each relevant employee within the scope of UK Tax as a condition of exercise of the option. 2.3 Neither the Target nor any employee benefit trust or other third party has made, or agreed to make, any payment to, or provided or agreed to provide any benefit for, any director or former director, officer, employee or consultant (or associate of any of the foregoing) of the Target, whether as compensation for loss of office, termination of employment or otherwise, which is not allowable as a deduction in calculating the profits of the Target for Tax purposes. 2.4 The Disclosure Letter contains details of any payments or loans made to, any assets made available or transferred to, or any assets earmarked, however informally, for the benefit of, any employee or former employee (or anyone connected with such employee or former employee) of the Target by an employee benefit trust or another third party, falling within the provisions of Part 7A of ITEPA and details of any trust or arrangement capable of conferring such a benefit. 2.5 No part of the Purchase Price or the consideration payable for the Minority Shares will be treated as employment income, whether as employment income of any Shareholder or any other person. 2.6 There is no arrangement, formal or informal: (a) involving any Shareholder to redistribute (or which has the effect of redistributing) any consideration receivable under this Agreement or the consideration receivable under the Minority SPA; or

EXECUTION VERSION 114 (b) for any payment to be made to, or for any benefit to be received by, any current, former or prospective employee or office holder in connection with this Agreement or the Minority SPA or the transactions contemplated by this Agreement or the Minority SPA. 2.7 No consultant, contractor or adviser of the Target, or person who otherwise provides or has in the last six years provided services to the Target, whether directly or through a personal services company or other intermediary, should be or should have been treated for any relevant Tax purposes as an employee of the Target.

EXECUTION VERSION 115 Part E- Excluded Liability Tax Covenant 1. The Founder Sellers covenant with the Purchaser to pay to the Purchaser an amount equal to: (A) any Tax Liability or other liability (i) of the Target and (ii) in respect of the matters falling within sub-paragraphs (c) to (k) of paragraph 1.1 of Part C, of the Purchaser or any member of the Purchaser’s Group, arising directly or indirectly in respect of or as a consequence of or by reference to any matter referred to in sub-paragraphs (a) to (k) of paragraph 1.1 of Part C, (B) any amount falling within paragraph 1.2 of Part C and (C) any amount falling within paragraph 1.3 of Part C, in each case to the extent comprising or relating to: (a) any Tax Liability or loss of corporate tax deduction in connection with the payment of “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, including any excise Tax under Section 4999 of the Code; or (b) any Payroll Tax.

EXECUTION VERSION 116 SCHEDULE 6 PROPERTIES [***]

EXECUTION VERSION 117 [***]

EXECUTION VERSION 118 [***]

EXECUTION VERSION 119 SCHEDULE 7 EARN OUT In this Schedule, the following words and expressions shall have the following meanings unless expressly provided otherwise: "2024 Gross Profit” has the meaning given in paragraph 3.6 of Part B of this Schedule; "2024 Revenue” has the meaning given in paragraph 3.1 of Part B of this Schedule; “Base Level Gross Profit Consideration” means [***]; “Base Level Revenue Consideration” means [***]; “Company Accounts” means the audited accounts of the Target Companies for Financial Year 2024 and shall be drawn in accordance with the following accounting policies that shall be applied in the following order of priority: (a) adopting the same format applied to the Locked Box Accounts; (b) adopting the accounting bases, principles, policies, treatments and categorisations in respect of Gross Profit and Revenue as applied for the purposes of the Accounts, the Management Accounts and the Locked Box Accounts; (c) adopting the accounting bases, principles, policies, treatments, and categorisations applied for the purposes of the Accounts, the Management Accounts and the Locked Box Accounts; (d) in accordance with UK GAAP, for the avoidance of doubt, in the preparation of the Company Accounts, the terms of paragraph (a) shall take precedence over the terms of paragraph (b), the terms of paragraph (b) shall take precedence of the terms over paragraph (c) and the terms of paragraph (c) shall take precedence over the terms of paragraph (d); “Disagreement Notice” has the meaning given in paragraph 3.2 of Part A of this Schedule; “Draft Profit and Revenue Statement” means a draft profit and revenue statement setting out the Purchaser's calculation of the Gross Profit and Revenue for Financial Year 2024; “Earn Out Consideration” has the meaning given to in in paragraph 4 of Part B of this Schedule; “Earn Out Payment Date” means five (5) Business Days following agreement or determination of the Earn Out Consideration (if due); “Financial Year 2024” means the period from 1 January 2024 and ending on 31 December 2024; “Gross Profit” means Revenue as defined and calculated in line with historic management accounts less; (i) materials; (ii) direct labour; (iii) shipping; (iv) subcontractor costs; (v) direct travel and subsistence; (vi) any research and development not capitalised.

EXECUTION VERSION 120 For the avoidance of doubt, Gross Profit should be calculated in line with the same practices and methodologies as the historic management accounts; “Gross Profit Forecast” means the Gross Profit forecast for Financial Year 2024 totalling [***]; “Independent Accountant” means any independent chartered accountant appointed pursuant to paragraph 6 of Part A of this Schedule and in accordance with Schedule 8; “Minimum Threshold” means achievement by the Target of the Minimum Gross Profit Threshold and the Minimum Revenue Threshold; “Minimum Gross Profit Threshold” means achievement by the Target of [***] of the Gross Profit Forecast; “Minimum Revenue Threshold” means achievement by the Target of [***] of the Revenue Forecast; “Profit and Revenue Statement” means the statement of the Earn Out Consideration in the form set out in Part C of this Schedule; "Resolution Period" has the meaning given to it in paragraph 5 of Part A of this Schedule; “Revenue” means global sales income generated resulting from; (i) sale of products; (ii) rental/lease of equipment; (iii) consultancy; (iv) data services; (v) engineering services; (vi) freight; (vi) any other services provided by the company For the avoidance of doubt Revenue should be calculated in line with the same practices and methodologies as the historic management accounts. “Revenue Forecast” means the Revenue forecast for Financial Year 2024 totalling [***]; "Review Period" has the meaning given to it in paragraph 3 of Part A of this Schedule; and “UK GAAP” means generally accepted accounting principles in the United Kingdom.

EXECUTION VERSION 121 Part A – Determination of Earn Out Consideration 1. The Purchaser shall ensure that the Company Accounts and Draft Profit and Revenue Statement are delivered to the Sellers’ Representative no later than 1 May 2025 and, in any event, within five Business Days of the Company Accounts being available. 2. The Seller's Representative shall, within twenty (20) Business Days from receipt of the Company Accounts and Draft Profit and Revenue Statement (the "Review Period"), deliver to the Purchaser: 2.1. a written notice stating whether it agrees with the Draft Profit and Revenue Statement and the Purchaser's calculation of Gross Profit, Revenue and Earn Out Consideration; 2.2. a written notice stating that it disagrees with the Draft Profit and Revenue Statement and/or the Purchaser's calculation of Gross Profit, Revenue and Earn Out Consideration (the "Disagreement Notice"). Any Disagreement Notice shall include reasonable details of the reasons for each disagreement and any suggested adjustment to the calculation of the Earn Out Consideration. 3. If the Sellers’ Representative fails to deliver a Disagreement Notice during the Review Period it shall, with effect from the expiry of the Review Period, be deemed to agree the Draft Profit and Revenue Statement and the amount of Earn Out Consideration specified therein. 4. If a Disagreement Notice is validly served by the Sellers’ Representative in accordance with paragraph 2.2, the Purchaser and the Sellers’ Representative shall attempt in good faith to resolve those matters referred to in the Disagreement Notice as being in dispute and no others and agree the final form of the relevant Draft Profit and Revenue Statement and the calculation of the Earn Out Consideration within ten (10) Business Days after the date on which the Seller's Representative serves the Disagreement Notice on the Purchaser. 5. In the absence of agreement between the Purchaser and the Sellers’ Representative within the ten Business Day time period referred to in paragraph 4 above (the "Resolution Period"), at any time following the expiry of the Resolution Period either the Seller Representative or the Purchaser may, by written notice to the other, require the disputed matters to be referred for determination by an Independent Accountant in accordance with Schedule 8. 6. The Draft Profit and Revenue Statement as agreed or deemed agreed between the Purchaser and the Sellers Representative, or as revised and determined by the Independent Accountant, in each case in accordance with this Schedule 7, shall (subject to Schedule 8) be final and binding on the Parties for all purposes and shall constitute the Profit and Revenue Statement for the purposes of this Agreement. 7. The Purchaser and the Sellers Representative shall promptly provide to each other, each other’s accountants and professional advisers and any Independent Accountant appointed pursuant to paragraph 4 of this Schedule 7, access to and copies of all such documents and information as are in their possession or under their control (other than the working papers of any of their professional advisers) and access upon reasonable notice and during normal working hours to all relevant personnel as may in any case be reasonably requested for the

EXECUTION VERSION 122 purpose of preparing or reviewing the Draft Profit and Revenue Statement and any Disagreement Notice, or making a determination pursuant to paragraph 5. Nothing shall require any party to disclose or provide access to any documents or information which are legally privileged or which that party is required by law or other legally binding obligation to keep confidential. 8. Each Party shall bear and pay its own costs incurred in connection with the preparation, review and agreement of the Draft Profit and Revenue Statement and the calculation of the Earn Out Consideration.

EXECUTION VERSION 123 Part B – Earn Out Consideration 1. There shall be no Earn Out Consideration payable by the Purchaser unless the Minimum Threshold is achieved. 2. In determining whether the Minimum Threshold has been met or surpassed, the Purchaser shall apply [***] to the measurement of the Gross Profit Forecast and the Revenue Forecast such that the Target will need to achieve the requisite percentage in both Gross Profit and Revenue in order for the Minimum Threshold to be satisfied. 3. 3.1. 3.2. 3.3. 3.4. 3.5. In the event that 2024 Revenue and 2024 Gross Profit (the “2024 Financials”) meet or exceed the Minimum Threshold then the following payments shall be made: Gross Revenue Payment in the event that Revenue for 2024 (“2024 Revenue”) is equal to the Minimum Revenue Threshold then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event that 2024 Revenue exceeds the Minimum Revenue Threshold and is less than one hundred percent (100%) of the Revenue Forecast, then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; and in the event that 2024 Revenue is equal to one hundred percent (100%) of the Revenue Forecast, then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Base Level Revenue Consideration (i.e. £6,500,000); or in the event the 2024 Revenue is equal to or exceeds [***] of the Revenue Forecast, then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event the 2024 Revenue exceeds one hundred per cent (100%) of the Revenue Forecast but is less than [***] of the Revenue Forecast then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate) to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Relevant Percentage of the Base Level Revenue Consideration where “Relevant Percentage” is the percentage achieved of the Revenue Forecast [***].

EXECUTION VERSION 124 3.6. 3.7. 3.8. 3.9. 3.10. Gross Profit Payment in the event that Gross Profit for 2024 (“2024 Gross Profit”) is equal to the Minimum Gross Profit Threshold then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event that 2024 Gross Profit exceeds the Minimum Gross Profit Threshold and is less than one hundred percent (100%) of the Gross Profit Forecast, then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; and in the event that 2024 Gross Profit is equal to one hundred percent (100%) of the Gross Profit Forecast, then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Base Level Gross Profit Consideration (i.e. £6,500,000); or in the event the 2024 Gross Profit is equal to or exceeds [***] of the Gross Profit Forecast, then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event the 2024 Gross Profit exceeds one hundred per cent (100%) of the Gross Profit Forecast but is less than [***] of the Gross Profit Forecast then the Purchaser shall pay to the Sellers and the Minority Sellers (in aggregate) to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Relevant Percentage of the Base Level Gross Profit Consideration where “Relevant Percentage” is the percentage achieved of the Gross Profit Forecast [***]. 4. The payment due to the Sellers and the Minority Sellers (in aggregate) (if any) following determination or agreement of the 2024 Financials in accordance with this Part B shall be the “Earn Out Consideration”. 5. The total aggregate Earn Out Consideration shall not be greater than £19,500,000.

EXECUTION VERSION 125 Part C – Pro Forma Gross Profit and Revenue Statement To: [Sellers’ Representative] [Address] Dear [Sellers’ Representative] Gross Profit and Revenue Statement in relation to the Earn Out Consideration We refer to the share purchase agreement by which Luna Innovations Inc acquired the entire issued share capital of Silixa Ltd dated [●] December 2023 (the “SPA”). Capitalised words and phrases used in this letter shall have the meanings given in the SPA. We enclose a copy of the Company Accounts in respect of Year 2024. On the basis of the Company Accounts and having applied Part B of the SPA: The Gross Profit for Financial Year 2024 is [£X] The Revenue for Financial Year 2024 is [£Y] As such the Earn Out Consideration [is/is not] payable by the Purchaser] [and amounts to £X] [and shall be paid on the Earn Out Payment Date in accordance with the SPA]. Yours faithfully, ………………………………. for and on behalf of Luna Innovations Inc

EXECUTION VERSION 126 Part D– Earn Out Protections 1. Sellers’ Undertakings 1.1 Each Seller severally agrees and undertakes to the Purchaser that during the period starting on (and including) the Completion Date and ending on (and including) 31 December 2024 he, she or they shall: (a) not take any action, or allow anything to be done which he is reasonably able to prevent, which in either case is effected with the deliberate intention of inflating artificially the Revenue, Gross Profit and/ or Earn Out Consideration; and (b) to the extent and for so long as that Seller is an employee or officer of or a consultant to any of the Target Companies or any other member of the Purchaser’s Group, not at any time in the performance of his, her or their duties and in the management of the business and operations of any of the Target Companies act in any way other than to promote the success of the Target Companies for the benefit of its members as a whole provided this shall not prejudice or limit each Seller’s right to procure that the Target meets the conditions for the earn out. 1.2 Without limiting the previous paragraphs, each of the Sellers, to the extent and for so long as that Seller is an employee or officer of or a consultant to any of the Target Companies or any other member of the Purchaser’s Group, agrees and undertakes to ensure that during the period starting on (and including) the Completion Date and ending on (and including) the Earn Out Payment Date, no Target Company shall make any changes to the accounting policies used by the Target to prepare its accounts, management accounts and any other financial statements, without the prior written consent of the Purchaser (acting reasonably and without delay (a decision in writing to be provided by the Purchaser no later than 10 Business Days following written request). 2. Purchaser’s Undertakings 2.1 Subject to paragraphs 2.3 and 2.4 below, the Purchaser agrees and undertakes on behalf of itself and each member of the Purchaser's Group (but excluding the Target Companies) (such companies being the "Relevant Purchaser Group") to the Sellers that during the period starting on (and including) the Completion Date and ending on (and including) 31 December 2024 (the “Earn Out Period”), it shall not (and it shall procure that no other member of the Purchaser's Group shall), whether directly or indirectly, take any action or omit to take any action (or cause or permit any action to be taken or omitted) or take any action or omit to take any action (or cause or permit anything to be done) in bad faith that (i) diverts, redirects or defers from the Target Companies any trading, business opportunities, revenue or earnings which would in the usual and ordinary course of business have been attributable to the Target Companies, or; (ii) allow anything to be done which the Purchaser and/or any other member of the Relevant Purchaser Group is reasonably able to prevent which, with the intention of reducing the Earn Out Consideration diverts or defers from the Target Companies any

EXECUTION VERSION 127 trading, business opportunities, revenue or earnings which would in the usual and ordinary course of business have been attributable to the Target Companies; or (iii) distorts the financial performance of the Target Companies. 2.2 Without limiting paragraph 2.1 but subject to paragraphs 2.3, 2.4 and 2.6 the Purchaser agrees and undertakes to exercise its rights as a shareholder of the Target to vote in general meetings and, to the extent it has appointed representatives to the board of the Target, its right to vote at board meetings of the Target to ensure that during the Earn Out Period: (a) the Target shall not enter into any agreement or incur any commitment which is not on arms’ length terms and in the ordinary course of its business and on reasonable commercial terms; (b) the Target shall not cease to carry on all or a material part of its business; (c) the Target shall not sell or otherwise dispose of all or substantially all of its business, assets or undertaking or a material part of its business, or enters into any agreement to do so; (d) the Target shall not make, commence, or settle any claims (including insurance claims) or any legal (including arbitration or regulatory) proceedings for a sum in excess of £50,000 or, in the case of any settlement, where the amount to be recovered by the Target is more than £50,000 below the amount claimed by the Target; (e) the Target shall not make any changes to the accounting policies used by the Target to prepare its accounts, management accounts and any other financial statements; (f) it shall not sell, transfer or otherwise dispose of, or grant any Encumbrance over, any of the shares in the capital of the Target (or enter into any agreement to do so); (g) it shall not cause or permit any of the following: (i) a change to the accounting reference date of any of the Target Companies; (ii) a material change to the scope or nature of the business of the any of the Target Companies; (iii) the proposal or passing of a resolution to wind up any of the Target Companies; and (j) it shall procure that each Target Company has sufficient working capital to continue to carry on its business. 2.3 Nothing in paragraphs 2.1, or 2.2 shall require the Purchaser or any member of the Purchaser’s Group to take any action, or refrain from taking any action, where to do so would result, or be likely to result, in any director of any member of the Purchaser’s Group (including

EXECUTION VERSION 128 the Target Companies) being in breach of any statutory or fiduciary duty or being in breach of any applicable law or regulation in any relevant jurisdiction. 2.4 The Purchaser shall be permitted to take any action or cause or allow any action to be taken by the Target (the “Proposed Activity”) which would otherwise contravene paragraphs 2.1, or 2.2 provided that before such Proposed Activity is undertaken or permitted, either: (a) the prior written consent of the Sellers’ Representative and the Founder Sellers is obtained; or (b) an adjustment to the calculation of the Gross Profit and/or the Revenue to ensure that the effect of the Proposed Activity on those calculations is neutral (the “Adjustment”) is either: (i) agreed in writing between the Sellers’ Representative, the Founder Sellers and the Purchaser on or before the date falling 15 Business Days after the date on which the Purchaser notifies the Sellers’ Representative in writing of the Proposed Activity and its proposed Adjustment in relation to it; or (ii) in the event the Purchaser, the Founder Sellers and the Sellers’ Representative are not able to agree the Adjustment within the period referred to in paragraph 2.4(b)(i), determined by an Independent Accountant who shall be appointed to deliver such a determination by the Purchaser and the Sellers’ Representative in accordance with Schedule 8, and any Adjustment agreed or determined in accordance with this paragraph 2.4 shall be final and binding on the parties for all purposes. The Purchaser and the Sellers’ Representative shall promptly provide to each other, each other’s accountants and professional advisers, and any Independent Accountant appointed pursuant to paragraph 2.4(b)(ii), access to and copies of all such documents and information as are in their possession or under their control (other than the working papers of any of their professional advisers) and access upon reasonable notice and during normal working hours to all relevant personnel as may in any case be reasonably requested for the purpose of agreeing or determining any Adjustment. Nothing shall require any party to disclose or provide access to any documents or information which are legally privileged or which that party is required by law or other legally binding obligation to keep confidential. 2.5 The Purchaser shall procure that the Purchaser and the Target Companies shall keep proper records and books of account containing all information and data necessary for the determination of Earn Out Consideration. 2.6 Nothing in this Schedule shall prevent the Purchaser from: (a) placing any operations or human resources personnel into the Target Companies either at its own cost or, with the consent of the Seller’s Representative, the cost of a Target Company; or

EXECUTION VERSION 129 (b) engaging on behalf of a Target Company, accountants as is chosen by the Purchaser to conduct financial audits of the Target Companies (or any of them) at the cost of the Target.

EXECUTION VERSION 130 SCHEDULE 8 APPOINTMENT OF INDEPENDENT ACCOUNTANT 1. Any matter which is referred, in accordance with this Agreement, for determination by an Independent Accountant shall be referred by either the Sellers’ Representative or the Purchaser to: (a) an independent chartered accountant whose identity and terms of appointment are agreed between the Sellers’ Representative and the Purchaser; or (b) failing such agreement on or before the date falling ten (10) Business Days after the date on which an individual is first proposed by either Party to the other for the purpose, either Party shall be entitled to request the President for the time being of the Institute of Chartered Accountants of England and Wales to appoint the Independent Accountant and agree the terms of their appointment on the Party's behalf. 2. The Purchaser and the Sellers Representative shall co-operate with each other fully and promptly in relation to appointing the Independent Accountant including, without limitation: (a) taking all necessary actions to agree (and shall not unreasonably withhold or delay their consent to) the Independent Accountant's terms of appointment; and (b) agreeing and signing any engagement letter, terms of reference or other documentation in connection with the Independent Accountant's appointment. 3. Except for any procedural matters or as otherwise expressly provided in this Schedule 8, the scope of the Independent Accountant's remit shall: (a) be limited to determining the unresolved matters in the Disagreement Notice relating to: (i) whether the Draft Profit and Revenue Statement has been prepared, and the corresponding calculation of the Earn Out Consideration has been made, in accordance with the requirements of Schedule 7; (ii) whether any errors have been made in the preparation of the Draft Profit and Revenue Statement and the corresponding calculation of the Earn Out Consideration; and (iii) any consequential amendments, corrections or modifications that are required for the Draft Profit and Revenue Statement to have been prepared, and the corresponding calculation of the Earn Out Consideration to have been made, in accordance with the requirements of Schedule 7. (b) include awarding interest as part of their decision; and

EXECUTION VERSION 131 (c) include making a determination as to the proper interpretation or construction of any provision of this Agreement where this is necessary to enable the determination of the amount of the Earn Out Consideration. 4. In making his, her or their determination, the Independent Accountant shall: (a) decide on the procedure and timetable to be followed in the determination, save that such procedure shall allow the Sellers’ Representative and the Purchaser and their respective professional advisers to make written and oral representations to the Independent Accountant, shall require the Sellers’ Representative and the Purchaser to provide each other with copies of or access to any information or documents provided to the Independent Accountant at the same time as they are provided or made available to the Independent Accountant, and shall permit each Party to be present during any oral submissions made by the other Party to the Independent Accountant; (b) be required to determine only those matters that this Agreement provides are capable of being referred to the Independent Accountant for determination; and (c) be entitled to take legal advice on any matter relevant to his, her or their determination. 5. The Independent Accountant shall act as an expert and not as an arbitrator. He shall not be obliged to give reasons for his, her or their determination which shall, save in the case of fraud or manifest error, be final and binding on all parties for all purposes. Other than in the case of fraud, no right of appeal shall exist in relation to that determination. Where there is a manifest error the relevant part of the determination shall be void and shall be referred back to the Independent Accountant for correction. The Independent Accountant shall be required to deliver his, her or their determination and any calculation, statement or accounts required to be provided by the Independent Accountant by this Agreement to the Purchaser and the Sellers’ Representative in writing as soon as reasonably practicable and in any event within thirty (30) Business Days after his, her or their appointment. 6. The fees and expenses of the Independent Accountant together with VAT thereon (“Costs”) will be borne among the Sellers (on the one hand) and the Purchaser (on the other hand): (a) in circumstances where the Independent Accountant determines that the amount in dispute between the Parties is an amount between the figure contended by the Purchaser (the "Purchaser’s position") and the figure contended by the Sellers’ Representative (the "Seller’s position"), in proportion to the difference between (i) the delta between the Purchaser’s position and the Independent Accountant’s determination and (ii) the delta between the Seller’s position and the Independent Accountant’s determination; (b) in circumstances where the Independent Accountant’s determination reflects the Seller’s position, the Purchaser shall bear 100% of the Costs; or (c) in circumstances where the Independent Accountant’s determination reflects the Purchaser’s position, the Sellers shall bear 100% of the Costs.

EXECUTION VERSION 132 7. The Sellers’ Representative and the Purchaser shall each use all reasonable endeavours to co-operate with the Independent Accountant to enable the Independent Accountant to reach his, her or their determination within the time period set by this Agreement including by co- operating with any timetable and procedure set by the Independent Accountant and making available documents, information and personnel. The Seller's Representative and the Purchaser shall act reasonably and co-operate in good faith to give effect to the provisions of this Schedule 8 and shall not do anything to hinder or prevent the Independent Accountant from making their determination. 8. In the event that any Independent Accountant appointed pursuant to this Schedule 8 dies or becomes unwilling or incapable of acting, then the matters to be determined by the Independent Accountant shall be referred for determination to a replacement Independent Accountant and this Schedule 8 shall apply to the appointment of that replacement as if he were the first Independent Accountant appointed.

EXECUTION VERSION 133 SCHEDULE 9 LOCKED BOX ACCOUNTS

EXECUTION VERSION 134 [***]

EXECUTION VERSION 135 [***]

EXECUTION VERSION 136 WHEREAS this Agreement is dated on the date first specified above. Signed by MAHMOUD FARHADIROUSHAN ) ) ) ………………………........ Signed by TOM PARKER ) ) ) ………………………........ Signed by ALISON GOLIGHER ) ) ) ………………………........ ) ) ) ) /s/ Kemal Anbarci ) ) ) ............................................................................... SIGNED by CTTV INVESTMENTS LLC acting by Kemal Anbarci, Vice - President Signed for and on behalf of Lime Rock Partners V, L.P. /s/ Mahmoud Farhadiroushan /s/ Tom Parker /s/ Alison Goligher ………………………........ /s/ Andrew Gautier Andrew Pierre Gautier-Winther, Attorney for and on behalf of LRP GP V, Inc., the general partner of Lime Rock Partners GP V, L.P., the general partner of Lime Rock Partners V, L.P

EXECUTION VERSION 137 Signed by EQUINOR VENTURES AS on being signed by ____________________________ who is permitted to execute under the laws of Norway ) ) ) ) ……………………..……… Authorised Signatory Signed by LUNA INNOVATIONS INC acting by _____________________ Print Full Name ) ) ) ) ………………………........ Authorised signatory Scott A. Graeff /s/ Scott A. Graeff Mons Torp Jakobsen /s/ Mons Torp Jakobsen